As filed with the U.S. Securities and Exchange Commission on June 13, 2025.

Registration No. 333-286966

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Center Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	4812	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Realize Sakaisuji-Honmachi Building Room 507

1-5-31 Kyutaromachi, Chuo-ku,

Osaka City, Osaka, 541-0056

Japan

+81-06-6263-6808

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ying Li, Esq. Brian B. Margolis, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Debbie A. Klis, Esq. Olivia Y. Wang, Esq. Rimon P.C. 1050 Connecticut Avenue, NW, Suite 1050 Washington, DC 20036 202-935-3390

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form F-1 (File No. 333-286966) contains disclosure that will be circulated as two separate final prospectuses, as set forth below.

●	Public offering prospectus. A prospectus (the “Public Offering Prospectus”) to be used for the public offering of 3,750,000 Ordinary Shares of the Company (the “Public Offering Shares”), based on an assumed initial public offering price of $[ ], through the underwriters named on the cover page of the Public Offering Prospectus.
●	Resale prospectus. A prospectus (the “Resale Prospectus”) to be used for the offer and potential resale by the selling shareholders, Kabushiki Kaisha Oekaki Movie, Kabushiki Kaisha Live Freeze, Spirit Advisors LLC, PeakValue, LLC, and B88 Investments Group, LLC (the “Selling Shareholders”) of 3,970,014 Ordinary Shares of the Company (the “Selling Shareholder Shares”), to be sold by the Selling Shareholders concurrently with our initial public offering based on an assumed initial public offering price of $[ ], and from time to time thereafter, at prevailing market prices, prices related to prevailing market prices, or privately negotiated prices.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	it contains different outside and inside front covers and back cover page; among other things, the identification of the underwriters and related compensation for the Public Offering Shares will only be included in the Public Offering Prospectus and the Selling Shareholder Shares will be listed on the outside and inside front covers of the Resale Prospectus without identification of the underwriters and related compensation information;
●	it contains different “Offering” sections in the Prospectus Summary section relating to the offering of the Public Offering Shares and the Selling Shareholder Shares, as applicable; such Offering section included in the Public Offering Prospectus will summarize the offering of the Public Offering Shares and such Offering section included in the Resale Prospectus will summarize the offering of the Selling Shareholder Shares;
●	it contains different “Use of Proceeds” sections, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Registrant will not receive any proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholders that occur pursuant to this registration statement;
●	it does not contain the Capitalization and Dilution sections included in the Public Offering Prospectus;
●	a “Selling Shareholders” section is only included in the Resale Prospectus;
●	the “Underwriting” section from the Public Offering Prospectus is not included in the Resale Prospectus and the “Plan of Distribution” section is included only in the Resale Prospectus; and
●	it does not contain the Legal Matters section and does not include a reference to counsel for the underwriters.

The Company has included in this registration statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The Selling Shareholders have represented to the Company that they will consider selling some or all of their respective Selling Shareholder Shares registered pursuant to this registration statement immediately after the pricing of the public offering, as requested by the underwriters for the public offering in order to create an orderly, liquid market for our Ordinary Shares. As a result, the sales of our Ordinary Shares registered in this registration statement will result in two offerings by the Registrant taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our Ordinary Shares. This risk and other risks are included in “Risk Factors” in each of the Public Offering Prospectus and the Resale Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 13, 2025

Center Holdings Inc.

3,750,000 Ordinary Shares

This is a firm commitment initial public offering (the “Offering”) of our ordinary shares (“Ordinary Shares” or individually, an “Ordinary Share”). We are offering 3,750,000 Ordinary Shares. We expect the initial public offering price of our Ordinary Shares to be in the range of $4.00 to $6.00 per Ordinary Share. Prior to this Offering, there has been no public market for our Ordinary Shares. The Representative (as defined below) may also purchase up to fifteen percent (15%) of the Ordinary Shares sold in the Offering within 45 days to cover over-allotments, if any. We are also registering up to 3,970,014 Ordinary Shares (the “Selling Shareholder Shares”) for resale by the selling shareholders named in a separate Resale Prospectus (each, a “Selling Shareholder”), pursuant to the Resale Prospectus. This prospectus will not be used for the offering of Selling Shareholder Shares, and the Resale Prospectus will not be used for this initial public offering.

The sale of the Selling Shareholder Shares in the resale offering is conditioned upon the successful completion of the sale of our Ordinary Shares by the Company in the underwritten primary offering. The sales price to the public of the Selling Shareholder Shares will initially be fixed at the initial public offering price of our Ordinary Shares offered in this prospectus. Following listing of our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”), the per Ordinary Share offering price of the Selling Shareholder Shares to be sold by the Selling Shareholders may be sold at prevailing market prices, prices related to prevailing market prices, or privately negotiated prices. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in the Resale Prospectus.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CTMB”. It is a condition to the closing of this Offering that our Ordinary Shares are approved for listing on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 28 of this prospectus for more information.

Following the completion of this Offering, our issued and outstanding share capital will consist of the Ordinary Shares. Mr. Tatsuya Nakagoshi, our founder and director, will hold approximately 71.63% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the Representative’s over-allotment option, or approximately 70.25%, assuming full exercise of the Representative’s over-allotment option, based on an assumed initial public offering price of $4.00 per Ordinary Share. As such, we will be deemed to be a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. Nevertheless, as a foreign private issuer, we intend to follow home country practice. Further, for as long as Mr. Nakagoshi beneficially owns a majority of the voting power of our outstanding Ordinary Shares, he will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. See “Risk Factors—Risks Relating to this Offering and the Trading Market—As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders,” and see also “Management—Controlled Company.”

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses(2)	$	$	$

(1)	Represents an underwriting discount equal to 7.0% per Ordinary Share or 6.0% per Ordinary Share for the proceeds from investors identified and introduced directly by us.

(2)	In addition to the underwriting discounts listed above, we have agreed to: (i) reimburse the underwriters for certain expenses; and (ii) provide a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to R.F. Lafferty & Co., Inc, the representative of several underwriters of this offering (the “Representative”). See “Underwriting” for additional information regarding total underwriter compensation.

This Offering is being conducted on a firm commitment basis. The lead underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted to the Representative an option, exercisable within 45 days from the date of this prospectus, to purchase up to an additional 15.0% of the total number of our Ordinary Shares to be offered hereby (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the lead underwriter exercises the option in full, and assuming an offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of this prospectus, the total gross proceeds to us, before underwriting discounts, commissions and expenses, will be approximately $___ million.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars in New York, New York on or about [           ], 2025 through the book-entry facilities of The Depository Trust Company.

Prospectus dated [    ], 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Ordinary Shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this prospectus or any free writing prospectus outside of the United States. This Offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

Until                          , 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Our functional currency and reporting currency are the Japanese yen (“JPY” or “¥”), the legal currency of Japan. The terms “dollar” or “$” refer to U.S. dollars, the legal currency of the United States. Convenience translations included in this prospectus are based on the exchange rate of JPY to U.S. dollars of ¥150.41=$1.00. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars, which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“big data” are to large, diverse sets of information collected quickly from various sources, used to uncover patterns, make predictions, and improve products, services, and decisions;

●	“Cayman Companies Act” are to the Companies Act (As Revised) of the Cayman Islands;

●	“Center Mobile Cayman” are to Center Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

●	“Center Mobile Japan” are to Center Mobile Co., Ltd., a joint-stock corporation with limited liability organized under Japanese law and a wholly owned subsidiary of Center Mobile Cayman;

●	“Companies Act” are to the Companies Act of Japan (Act No. 86 of 2005, as amended);

●	“FINRA” are to the Financial Industry Regulatory Authority;

●	“FourM” are to FourM Co., Ltd, a Japanese internet advertising company;

●	“full range” of 4G LTE voice, texting, and data services includes the ability to make clear phone calls, send and receive text messages, and access the internet at moderate to high speeds for web browsing, streaming videos, downloading files, and using apps;

●	“Ordinary Shares” are to the ordinary shares of Center Mobile Cayman of par value US$0.0000001 each;

●	“Pay Storage” are to Pay Storage Co., Ltd., a wholly-owned subsidiary of Center Mobile Japan;

●	“SEC” are to the U.S. Securities and Exchange Commission; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to one or more of Center Mobile Cayman and its operating subsidiary, Center Mobile Japan, and Pay Storage, as the case may be.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Representative of its over-allotment option.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to invest in our Ordinary Shares.

Overview

We conduct all of our operations through our subsidiary in Japan, Center Mobile Japan and its subsidiary, Pay Storage. Center Mobile Japan is a mobile connectivity and wireless communications services provider in Japan, offering a “full range” of 4G LTE voice, texting, and data services covering all areas throughout Japan. Our customers are attracted to our services because of our competitive prices, flexible monthly plans, the high quality and stability of our services, and our innovative business model that allows our customers to lower their monthly fees. We offer such services on a monthly basis for specified quantities of minutes or amounts of data selected in advance. In addition, we are, as of the date of this prospectus, one of the few mobile connectivity and wireless communications services providers in Japan operating an innovative business model that allows our customers to lower their monthly fees for our services by watching advertisements or playing games through our proprietary app, “PLAIO.” Through our business model that incentivizes our customers to watch advertisements through PLAIO, we are able to receive advertising fees from advertisers and use them to reward those customers who watched advertisements in the form of “points,” which may be used by them to lower their monthly fees for our mobile connectivity and wireless communications services.

As a mobile virtual network operator (“MVNO”), we provide mobile connectivity and wireless communications services in Japan by using the infrastructure and communication system of NTT Docomo, Inc. (“NTT Docomo”), one of the largest Japanese mobile network operators (“MNO”) in terms of subscription market share. To provide mobile connectivity and wireless communications services to our customers, we purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards from FreeBit Co., Ltd. (“FreeBit”), a Japanese mobile virtual network enabler (“MVNE”) that also purchases wholesale the wireless network infrastructure from NTT Docomo, and distribute the SIM cards to OEM partners, retailers who distribute the SIM cards under their own brands (“OEM Partners”), or to customers through our online store, directly-operated stores, franchise stores, and distributors under our name (the “SIM Card Business”).

Because we do not own or operate a physical network or relevant appliances and equipment, we are free from related capital expenditures and, therefore, are able to focus our resources on providing competitive prices for our services against MNOs. Furthermore, in addition to the monthly fees from our customers, we are also able to generate advertising revenue through “PLAIO,” our proprietary app. While it is common for other mobile connectivity and wireless communications services providers that operate diversified businesses to generate additional revenue by selling other services to existing customers for the mobile connectivity and wireless communications services, our innovative business model allows us to generate additional advertising revenue without the sales of other services, enabling two revenue streams from a single service. This unique dual revenue structure with lower overhead provides us with additional funds to provide high-quality and stable services by leasing sufficient bandwidth for mobile connectivity and wireless communications services from FreeBit yet at competitive prices to our customers.

As of November 30, 2024, we had entered into approximately 28,212 service agreements in connection with our mobile connectivity and wireless communications services and our revenue generated from the SIM Card Business was approximately JPY555,309 thousand ($3,692 thousand), JPY1,060,404 thousand ($7,050 thousand) and JPY1,312,065 thousand ($8,723 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 53.4%, 67.1% and 74.5% of our total revenue for those periods, respectively.

We also operate an internet service business to provide communications services other than those we provide under the SIM Card Business (the “Internet Business”). Under the Internet Business, we offer three types of communications services: the mobile router connectivity service, the home wireless communications service, and the home internet service. For the mobile router connectivity service and the home wireless communications service, we, as an MVNO, purchase wholesale SIM cards and mobile connectivity and wireless communications services and applicable mobile routers from an MVNE and sell our wireless communications services to the customers through our retail channels; for the home internet service, we purchase internet access services and applicable home routers wholesale from an internet access service provider that purchases the optical fiber system and internet access services wholesale from telecom companies and sell our internet access services to customers through our retail channels.

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As of November 30, 2024, we had entered into approximately 1,595 service agreements under the Internet Business, and our revenue generated from the Internet Business was approximately JPY47,230 thousand ($314 thousand), JPY44,485 thousand ($296 thousand) and JPY73,093 thousand ($486 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 4.5%, 2.8% and 4.6% of our total revenue for those periods, respectively.

In addition to the SIM Card Business and the Internet Business, we currently also operate an outsourcing business (the “Outsourcing Business”). Under the Outsourcing Business, we work as a staffing agency, and our goal and policy are to provide a more stable working environment and conditions for job seekers. Unlike most of the staffing agencies in Japan that only hire job seekers and dispatch them to their corporate clients without providing much training, leaving the training to such corporate clients, we hire job seekers as our full-time employees and provide basic training to help them fit into the workplaces and positions that we consider the best match for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs before dispatching them to our corporate clients We also focus on the welfare of our employees and, we believe, offer more competitive employment conditions compared to those of other staffing agencies in Japan. By doing so, we may provide a more stable working environment and conditions for job seekers, which benefits us in recruiting more talented and competent personnel to appeal to more corporate clients. For each dispatch, our corporate clients pay us a monthly dispatch fee, and we then pay our employees who are dispatched monthly salaries, transportation allowance, and incentive bonuses out of the dispatch fees. When our full-time employees are not dispatched to our corporate clients, they generally work at our office and assist in matters such as managing dispatched employees and acquiring new corporate clients.

In addition, for job seekers who do not intend to take the dispatch path, we provide the service of acting as an intermediary, introducing them to appropriate hirers based on job seekers’ willingness, interests, personalities, experiences, requirements, and the hirers’ needs. In particular, in some special cases of blue-collar job seekers, if they face financial difficulties before getting hired, we support them with a certain amount of living expenses for a certain period of time. By doing so, we expect to make our service appealing to more job seekers, enabling us to secure the source of job seekers. After the job seekers are hired, we charge the hirers referral fees no greater than 30% of the workers’ estimated annual compensation package.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, our revenue generated from the Outsourcing Business was approximately JPY399,827 thousand (2,658 thousand), JPY264,865 thousand ($1,761 thousand) and JPY73,408 thousand ($488 thousand), respectively, which accounted for 38.4%, 16.8% and 4.2% of our total revenue for those periods, respectively.

In addition to our SIM Card Business, Internet Business, and Outsourcing Business, we currently also operate a travel business (the “Travel Business”). Through cooperating with our travel business partners, we operate a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans and hotel plus Shinkansen (i.e., the Japanese bullet trains) ticket travel plans. In most cases, our prices are lower than wholesale prices. While our prices may sometimes be slightly higher than the wholesale price, they are still lower than the official prices set by the hotels, airlines, and the Shinkansen company. We charge a monthly subscription fee of 2,530 Japanese yen (approximately $17). As of November 30, 2024, we had approximately 4,769 subscribers, and our revenue generated from the Travel Business was approximately JPY58,596 thousand ($390 thousand), JPY142,257 thousand ($946 thousand) and JPY229,812 thousand ($1,528 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 6.0%, 9.0% and 13.0% of our total revenue for those periods, respectively.

We operate our SIM Card Business, Internet Business, and Travel Business through Center Mobile Japan and operate our Outsourcing Business through Pay Storage, the wholly owned subsidiary of Center Mobile Japan. Both Center Mobile Japan and Pay Storage are based in Japan. Since investors will invest in Center Mobile Cayman, a holding company without substantial operations, our cash flows and our ability to meet our obligations depend on the cash flows of Center Mobile Japan and Pay Storage and the payment of funds by Center Mobile Japan and Pay Storage to us in the form of dividends, distributions or otherwise.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, our total revenue was JPY1,039,866 thousand (approximately $6,914 thousand), JPY1,583,214 thousand (approximately $10,526 thousand) and JPY1,760,423, thousand (approximately $11,704 thousand), respectively, and our net income was JPY29,081 thousand (approximately $193 thousand), JPY40,278 thousand (approximately $268 thousand) and JPY291,724 thousand (approximately $1,940 thousand), respectively.

Presently, we intend to expand into the fields of a water dispenser business and to develop our original smartphones. The water dispenser business plans to develop a model with a hot water mode for health-conscious users, a baby formula mode for preparing infant formula, advanced sterilization functions, and IoT (i.e., Internet of Things) technology. In connection with the development of our original smartphones, to date, we have completed market research and prepared to form partnerships with companies that will support development, as well as manufacturers who will handle production. Next steps involve finalizing the product design, moving into mass production, and developing an upgraded version of the water dispenser with additional features, along with obtaining relevant patents.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

●	competitive price and an innovative business model;

●	high quality and stability of our mobile connectivity and wireless communications services;

●	experienced management team with strong technical and operational expertise;

●	we have developed nationwide retail channels and a flexible expansion model.

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Growth Strategies

We intend to grow our business using the following key strategies:

●	continue to grow our SIM Card Business;

●	increase our visibility and brand awareness by advertising; and

●	expand into the fields of water dispenser business and develop our original smartphones.

Our Challenges

We face risks and uncertainties in realizing our business objectives and executing our strategies, including but not limited to the following significant challenges:

●	substantial dependence on the success of franchise stores and OEM Partners for customer acquisition in the SIM Card Business and Internet Business;

●	reliance on MVNEs, MNOs, and other third-party service providers in the SIM Card Business and Internet Business;

●	dependence on FourM for displaying advertisements to customers through the PLAIO application and generating advertising revenue; and

●	reliance of the Outsourcing Business on dispatch fees paid by PayPay Corporation.

Corporate Information

Our headquarters are located at Realize Sakaisuji-Honmachi Building Room 507, 1-5-31 Kyutaromachi, Chuo-ku, Osaka City, Osaka, 541-0056, Japan and our phone number is +81-06-6263-6808. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our website address is https://centermobile.co.jp. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate Structure

Center Mobile was incorporated as a joint-stock corporation (kabushiki kaisha) with limited liability under Japanese law on June 2, 2020, in Osaka, Japan. The following chart illustrates our corporate structure as of the date of this prospectus and upon completion of this Offering and does not include an aggregate of 3,970,014 Selling Shareholder Shares.

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Tatsuya Nakagoshi
Minority Shareholders
Public Shareholders
Pre/Post IPO Percentage(1)
82.50%/71.63%
17.50%/15.20%
0%/13.17%
Center Holdings Inc. (Cayman Islands, 2025)
100%
Center Mobile Co., Ltd. (Japan, 2020)
100%
Pay Storage Co., Ltd. (Japan, 2022)

(1)	The pre-IPO percentages are based upon 24,720,473 Ordinary Shares issued and outstanding as of the date of this prospectus. The post-IPO percentages are based on 28,470,473 Ordinary Shares issued and outstanding after this Offering, assuming no exercise of the over-allotment option.

Following the completion of this Offering, Mr. Tatsuya Nakagoshi, our founder and director, will hold approximately 71.63% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the Representative’s over-allotment option, or approximately 70.25%, assuming full exercise of the Representative’s over-allotment option, based on an assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus. As such, we will be deemed to be a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. Nevertheless, as a foreign private issuer, we intend to follow home country practice. Further, for as long as Mr. Nakagoshi beneficially owns a majority of the voting power of our outstanding Ordinary Shares, he will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. See “Risk Factors—Risks Relating to this Offering and the Trading Market—As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders,” and see also “Management—Controlled Company.”

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives, and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

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●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have a public float of $700 million or more, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

As a foreign private issuer, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Cayman Islands, with respect to appointments to our board of directors and committees. We intend to follow home country practice, as permitted by Nasdaq. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer” beginning on page 26 of this prospectus. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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Controlled Company

Upon completion of this Offering, Mr. Tatsuya Nakagoshi, our founder and director, will hold approximately 71.63% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the Representative’s over-allotment option, or approximately 70.25%, assuming full exercise of the Representative’s over-allotment option, in each case, based on an assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus.

As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	an exemption from the rule that a majority of our board of directors consist of independent directors;

●	an exemption from the rule that our director nominees be selected or recommended solely by independent directors; and

●	an exemption from the rule that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Consequently, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Cayman Islands, with respect to appointments to our board of directors and committees. We intend to follow home country practice, as permitted by Nasdaq, rather than rely on the “controlled company” exception to the corporate governance rules. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.” Further, for as long as Mr. Nakagoshi beneficially owns a majority of the voting power of our outstanding Ordinary Shares, he will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Our Business

The following summarizes some of the more important risks and uncertainties related to an investment in the securities offered hereby. It is not a summary of all of the risks we face. For a more detailed discussion of risks related to our securities, please see the section captioned “Risk Factors” beginning on page 10 of the prospectus.

Risks and uncertainties related to our business include, but are not limited to, the following:

●	our dependence on MVNEs, their MNOs, and other third-party service providers could prevent us from continuously providing our services to our customers, which could result in decreased sales and revenue and loss of market share (see the disclosure beginning on page 10 of this prospectus);

●	our ability to provide travel plans at competitive prices is crucial to the success of our Travel Business. If we are unable to continue to provide attractive travel plans, the number of subscribers of our travel services may decline, which could cause a decrease in our Travel Business revenue and materially and adversely affect our business, financial condition, and results of operations (see the disclosure beginning on page 11 of this prospectus);

●	we rely greatly on FourM for showing advertisements to our customers through our PLAIO application and collecting advertising revenue under contractual terms. Unexpected termination of our contractual relationship with FourM would materially and adversely affect our business, financial condition, and results of operations (see the disclosure beginning on page 11 of this prospectus);

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●	we have a limited operating history, and face significant challenges and will incur substantial expenses as we implement our growth strategy, and it may be difficult for potential investors to evaluate our business (see the disclosure beginning on page 11 of this prospectus);

●	we operate in highly competitive industries across our SIM Card Business, Internet Business, and Outsourcing Business and Travel Business, and we may not be able to compete effectively, especially against competitors with greater financial, technical, personnel, marketing, and other resources (see the disclosure beginning on page 11 of this prospectus);

●	our business depends on a strong brand recognition, and if we fail to respond to customer requirements or are not able to maintain and enhance our brand, our business and results of operations may be harmed (see the disclosure beginning on page 12 of this prospectus);

●	our business is dependent on our ability to expand our services across our SIM Card Business, Internet Business, and Outsourcing Business and Travel Business, and we may not be able to compete effectively, especially against competitors with greater name recognition, greater operating revenues, larger customer bases, longer customer relationships and greater marketing resources than we have, while maintaining the quality of the services provided and keeping a positive customer experience (see the disclosure beginning on page 12 of this prospectus);

●	if we are unable to keep our strengths, such as keeping SIM card service prices competitive and attractive, and providing high-quality internet services, our profitability will suffer (see the disclosure beginning on page 12 of this prospectus);

●	the loss of key personnel could have a material adverse effect on our business, as our success is substantially dependent on the continued service of our senior management and technical staff (see the disclosure beginning on page 12 of this prospectus); and

●	if we fail to maintain and increase our retail channels, our business, financial condition, and results of operations could be materially and adversely affected (see the disclosure beginning on page 13 of this prospectus).

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties related to this Offering and the trading market of our Ordinary Shares, including, but are not limited to, the following:

●	you will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased (see the disclosure beginning on page 21 of this prospectus);

●	future issuances of our Ordinary Shares or securities convertible into, or exercisable or exchangeable for, our Ordinary Shares could cause the market price of our Ordinary Shares to decline and would result in the dilution of your holdings (see the disclosure beginning on page 21 of this prospectus);

●	the sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price (see the disclosure beginning on page 21 of this prospectus);

●	the market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Ordinary Shares at or above the initial public offering price (see the disclosure beginning on page 22 of this prospectus);

●	if we fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (see the disclosure beginning on page 23 of this prospectus);

●	we will incur substantially increased costs as a result of being a public company (see the disclosure beginning on page 23 of this prospectus);

●	because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see the disclosure beginning on page 26 of this prospectus); and

●	if we cannot satisfy, or continue to satisfy, the listing requirements and other rules of Nasdaq, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them (see the disclosure beginning on page 26 of this prospectus).

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THE OFFERING

Securities offered by us	3,750,000 Ordinary Shares, excluding the 562,500 Ordinary Shares, underlying the over-allotment option

Over-allotment option	We have granted to the Representative an option, exercisable within 45 days from the date of this prospectus, to purchase up to an additional 15.0% of the total number of Ordinary Shares to be offered hereby.

Initial Public Offering Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $6.00 per Ordinary Share.

Securities offered by Selling Shareholders pursuant to a separate Resale Prospectus	3,970,014 Ordinary Shares

Ordinary Shares outstanding prior to completion of this Offering	24,720,473 Ordinary Shares

Ordinary Shares outstanding immediately after this Offering	28,470,473 Ordinary Shares, assuming no exercise of the Representative’s over-allotment option

29,032,973 Ordinary Shares, assuming full exercise of the Representative’s over-allotment option

Listing	We have applied to have our Ordinary Shares listed on Nasdaq. The closing of this Offering is conditioned upon Nasdaq’s approval of the listing of our Ordinary Shares on Nasdaq, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

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Proposed ticker symbol	“CTMB”

Transfer Agent	VStock Transfer, LLC

Use of proceeds	We estimate that we will receive aggregate net proceeds of approximately $12.8 million (or $14.8 million if the Representative exercises its option to purchase additional Ordinary Shares in full) from this Offering, based on the assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering for the development and expansion of our water dispenser business and original smartphones business, and for the expansion of our existing businesses. See “Use of Proceeds” on page 30 for more information.

Lock-up	We and each of our officers, directors, and holder(s) of 5.0% of the outstanding shares of Ordinary Shares as of the effective date of the registration statement of which this prospectus forms a part have agreed and will enter into customary lock-up agreements with the Representative not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 180 days from the date of this prospectus. See “Underwriting—Lock-Up Agreements” for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 10 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Controlled company	Mr. Tatsuya Nakagoshi, our founder and director, will hold approximately 71.63% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the Representative’s (as defined below) over-allotment option, or approximately 70.25%, assuming full exercise of the Representative’s over-allotment option, based on an assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus. As such, we will be deemed to be a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. Nevertheless, as a foreign private issuer, we intend to follow home country practice. Further, for as long as Mr. Nakagoshi beneficially owns a majority of the voting power of our outstanding Ordinary Shares, he will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. See “Risk Factors—Risks Relating to this Offering and the Trading Market—As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders,” and see also “Management—Controlled Company.”

Payment and Settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company (“DTC”) on [ ], 2025.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business

Our dependence on MVNEs, their MNOs, and other third-party service providers could prevent us from continuously providing our services to our customers, which could result in decreased sales and revenue and loss of market share.

For our SIM Card Business, we purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards from FreeBit, a Japanese MVNE that also purchases wholesale the wireless network infrastructure from NTT Docomo. While our service agreement has been automatically renewed every year since 2022, we have not entered into a long-term service agreement with FreeBit. See “Business—SIM Card Business.” Moreover, for our Internet Business, we purchase wholesale SIM cards and mobile connectivity and wireless communications services and applicable mobile routers from Network Consulting Co., Ltd, a Japanese MVNE that purchases wholesale SIM cards and mobile connectivity and wireless communications services (“Network Consulting”), and purchase applicable mobile routers wholesale from UQ Communications Inc., a Japanese MNO. In addition, we purchase internet access services and applicable home routers wholesale from NEXT BB Co., Ltd (“NEXT BB”), a Japanese internet access service provider that purchases the optical fiber system and internet access services wholesale from NTT East Corporation and NTT West Corporations. See “Business—Internet Business.” Our service agreements with Network Consulting and NEXT BB have an automatic renewal term, allowing us to continue the contractual relationship under the same terms, unless either party notifies the other of its intention to the contrary in writing no later than one month before the expiration of the then current term. However, there is no assurance that FreeBit will continue to purchase wholesale the wireless network infrastructure from NTT Docomo and renew our service agreement with us. It is also possible that Network Consulting or NEXT BB may terminate our service agreement for our Internet Business. If the above MVNEs and other third-party service providers determine to terminate our service agreements or replacing existing terms with unfavorable ones, we may have no means of replacing these services on a timely basis or at all, which may adversely affect our business, financial condition, and our results of operations.

In addition, we rely greatly on network services provided by our MVNEs, their MNOs, and other third-party services providers, which may subject to interruptions, errors, or delays with respect to their backbone network or service facilities caused by human errors, interruptions, errors, or delays with service facilities, or natural factors, including damage from fire, earthquakes, or other natural disasters, power loss, sabotage, computer hackers, cyber-attack, human error, computer viruses, and other similar events. If our MVNEs, their MNOs, and other third-party services providers experience any of these incidents and will not be able to repair or regain stable network services in a timely manner or at all, our network capacity provided by such MVNEs, their MNOs, and/or other third-party service providers will suffer. As a result, the credibility of our network and customer satisfaction could decrease significantly, which could have a material adverse effect on our business and results of operations.

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Our ability to provide travel plans at competitive prices is crucial to the success of our Travel Business. If we are unable to continue to provide attractive travel plans, the number of subscribers of our travel services may decline, which could cause a decrease in our Travel Business revenue and materially and adversely affect our business, financial condition, and results of operations.

We believe that the success of our Travel Business is dependent on our ability to provide subscribers with access to travel plans offered by partners at competitive prices. By cooperating with our travel business partners, we provide services that allow subscribers to purchase travel plans from our partners, at prices that are lower than the wholesale price in most cases. While our prices may sometimes be slightly higher than the wholesale price, they are still lower than the official prices set by the hotels, airlines, and the Shinkansen (Japanese bullet trains) company. If we are unable to keep travel plans offered by our partners via our portal site attractive, for example, due to interruption of business relationships with our travel business partners or more attractive travel plans provided by competitors, our existing subscribers may terminate the subscriptions and we may not be able to attract new subscribers. As a result, our Travel Business revenue will decrease, which could materially and adversely affect our business, financial condition, results of operations, and the trading price of our Ordinary Shares after the Offering.

We rely greatly on FourM for showing advertisements to our customers through our PLAIO application and collecting advertising revenue under contractual terms. Unexpected termination of our contractual relationship with FourM would materially and adversely affect our business, financial condition, and results of operations.

We collect a significant amount of advertising revenue from the advertisers through FourM, who attracts and negotiates with the advertisers and manages the advertisements of those paying the highest advertising fees being displayed in our PLAIO application. During the fiscal years ended May 31, 2024 and 2023, advertising revenue collected from FourM was JPY73,132 thousand ($486 thousand) and JPY44,986 thousand ($299 thousand), respectively, which accounted for 92.3% and 53.8% of our total advertising revenue, respectively. Although our outsourcing agreement with FourM has an automatic renewal term, allowing us to continue the contractual relationship under the same terms, unless either party notifies the other of its intention to the contrary in writing no later than one month before the expiration of then current term, the term of our outsourcing agreement lasts only three months and could only be renewed for successive three-month terms. If FourM terminates our application license agreement, we may not be able to replace FourM with a third party in a timely manner or manage the advertisements on our own as effectively as FourM does, resulting in a significant decrease in our advertising revenue and inability to offer our customers with lower fees under our innovative business model, which could materially and adversely impact our business, financial condition, and results of operations.

We have a limited operating history and face significant challenges and will incur substantial expenses as we build our capabilities and it may be difficult for potential investors to evaluate our business.

We have only been in existence since 2020 and have a limited operating history. We are subject to the risks inherent in a growing company, including, among other things, risks that we may not be able to hire sufficient qualified personnel and establish operating controls and procedures. We rely on a limited number of trained internal personnel, as the Company has only 69 full-time employees. As we build our own capabilities, we expect to encounter risks and uncertainties frequently experienced by growing companies in new and rapidly evolving fields, including the risks and uncertainties described herein. If we are unable to build our own capabilities, our operating and financial results could differ materially from our expectations, and our business could suffer. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Investors should evaluate an investment in us in light of the uncertainties encountered by such companies in a competitive environment. Our business is dependent upon the implementation of our business plan, as well as the ability and operation of our retail channels, such as OEM Partners and franchise stores. There can be no assurance that our efforts will be successful or that we will be able to continuously attain profitability.

We operate in highly competitive industries across our SIM Card Business, Internet Business, and Outsourcing Business and Travel Business, and we may not be able to compete effectively, especially against competitors with greater financial, technical, personnel, marketing, and other resources.

We operate in highly competitive industries across our SIM Card Business, Internet Business, and Outsourcing Business and Travel Business, including significant competition in the MVNO industry in Japan. The major competitors of our SIM Card Business are major MVNOs, some of which are highly integrated service providers that are directly operated by MNOs or MVNEs. These major competitors may have greater brand recognition, larger customer bases, and a larger pool of technology human resources, including application development engineers, than we do. They may also have better financial resources to fund advertising, purchase wholesale more bandwidth of the mobile connectivity and wireless communications services to improve network speed, invest more heavily in research and development, and reduce prices to retain existing customers and attract new customers. We will compete with these competitors on brand name, quality of services, level of expertise, advertising, product and service innovation, and differentiation of product and services. Moreover, new entrants from other industries into the MVNO industry with new and enhanced technologies may increase the competition and weaken our competitive position and profitability. There can be no assurance that we will be able to compete successfully against current or future competitors, and such competitive pressures could have a material adverse effect on our business, financial condition, and results of operations.

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Our business depends on a strong brand recognition, and if we fail to respond to customer requirements or are not able to maintain and enhance our brand, our business and results of operations may be harmed.

We believe that the recognition of our brand contributes significantly to the success of our business. We also believe that maintaining and enhancing our brand is critical to expanding our customer’s base. As our market becomes increasingly competitive, maintaining and enhancing our brand will depend largely on our ability to fund the advertising and promote our services and brand through social media platforms, which may be increasingly difficult and expensive. We also intend to engage with our existing and potential customers to receive real time feedback on our services. However, we cannot guarantee that the expected results will be achieved. If we are unable to maintain and enhance a strong brand recognition, or fail to respond to customer requirements, we may lose our competitive edge and may not be able to increase our customer base. As a result, our brand, business, and results of operations and the trading price of our Ordinary Shares after the Offering may be materially and adversely affected.

Our business is dependent on our ability to expand our services across our SIM Card Business, Internet Business, and Outsourcing Business and Travel Business, and we may not be able to compete effectively, especially against competitors with greater name recognition, greater operating revenues, larger customer bases, longer customer relationships and greater marketing resources than we have, while maintaining the quality of the services provided and keeping a positive customer experience.

Our business as a mobile connectivity and wireless communications services provider depends on our ability to maintain and expand our telecommunications service network while maintaining the quality of the services provided and a positive customer experience. We believe that our growth will require, among other aspects, increasing marketing activities and network capacity, continuous attention to service quality, and a positive customer experience. These requirements will place significant demand on our managerial, operational, and financial resources. Failure to manage successfully and effectively our growth could reduce the quality of our services and result in an inadequate customer experience that may have adverse effects on our business, financial condition, and results of operations.

If we are unable to keep our strengths, such as keeping SIM card service prices competitive and attractive, and providing high-quality internet services, our profitability will suffer.

We believe our success depends in substantial part on our ability to:

●	offer customers SIM card service at competitive prices;

●	offer customers flexible monthly plans to meet various customer needs;

●	enable customers to gain points and offset their monthly payments under our innovative business model

●	keep high quality and stability of our mobile connectivity and wireless communications services;

●	attract, train, and retain qualified management, technical staff, and sales personnel;

●	establish nationwide retail channels and provide retailers flexibility to join as franchisees, distributors, or OEM Partners; and

●	effectively fund advertising.

If we are unable to maintain any of the above strengths, we may not be able to keep existing customers and attract new customers or maintain our brand recognition and competitive edge. As a result, our profitability will suffer and our business, financial condition, and results of operations and the trading price of our Ordinary Shares after the Offering could be materially and adversely affected.

The loss of key personnel could have a material adverse effect on our business, as our success is substantially dependent on the continued service of our senior management and technical staff.

Our success is substantially dependent on the continued service of our senior management, technical staffs, and other key personnel, who have extensive market knowledge and long-standing industry relationship in the MVNO industry, substantial technical skills in mobile phone customer management system, and significant experience in expanding new business and marketing, including Mr. Tatsuya Nakagoshi, our founder and director, Mr. Yu Asano, our Chief Executive Officer and representative director, Mr. Yusuke Kanazawa and Mr. Shintaro Yamaguchi, our directors, Mr. Kazuo Iseji, our Chief Financial Officer and director, Mr. Yuuki Hayakawa, our director who is in charge of new business, and Mr. Yoshiaki Izutsu, our director and chief technology officer who is also our engineer and designer since our inception. If one or more of our key personnel are unable to continue in their present positions, we may not be able to replace them easily, or at all. The loss of such key personnel could make it more difficult to successfully operate our business and achieve our business goals, and result in loss of key information, expertise, or know-how. As a result, our business may be disrupted, and our financial condition, results of operations and the trading price of our Ordinary Shares after the Offering may be materially and adversely affected.

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If we fail to maintain and increase our retail channels, our business, financial condition, and results of operations could be materially and adversely affected.

Our retail channels are critical to our business as we acquire significant numbers of customers and enhance brand recognition through these retail channels. As of the date of this prospectus, we had two directly-operated stores, which were all located in Osaka, Japan, 15 distributors, 36 franchise stores (operated by 35 owners) throughout Japan, and five OEM Partners. If any of these sales channels ceases operations or suffers business interruptions, we may lose customers and our corporate image and credibility may suffer, which could have a material and adverse effect on our business and results of operations.

Moreover, we intend to expand our retail channels by increasing the number of franchise stores and OEM Partners. The number and timing of new franchise stores and OEM Partners may be impacted by a number of factors, including:

●	our ability to increase brand awareness;

●	locations and the size of new stores;

●	competition in local areas where franchise stores or OEM Partners operate;

●	the negotiation of acceptable contractual terms, such as incentives and fees; and

●	the hiring, training, and retention of store management and other qualified personnel.

In addition, we have been operating an online store on our website since June 2021, where customers can choose the monthly plans and order SIM cards to be shipped to their addresses within Japan. Unavailability or delays in engaging in new franchise stores or OEM Partners, failure to effectively operate our online store, or delays or costs resulting from a decrease in commercial development due to capital constraints, difficulties in staffing, or a lack of customer acceptance may negatively impact our new retail channels growth, which could have a material and adverse effect on our business and results of operations.

Our earnings depend substantially on the success of our franchise stores and OEM Partners, and we may be harmed by actions taken by our franchise stores or OEM Partners, or employees of our franchise stores and OEM Partners, which are outside of our control.

A significant portion of our SIM Card Business and Internet Business revenue is generated by monthly usage payments paid by our customers obtained through our franchise stores and OEM Partners. During the fiscal years ended May 31, 2024 and 2023, revenue from customers acquired through our franchise stores accounted for 1.8% and 1% of our total revenue, respectively, and revenue from our OEM Partners accounted for 69.6% and 56.5% of our total revenue, respectively.  Any business interruptions or reduction of revenue of our franchisees or OEM Partners could have an adverse effect on our business. Our franchise stores and OEM service agreements generally have a term of one year and automatically renew for successive one-year terms, unless either party notifies the other of its intention to the contrary in writing no later than three months before the expiration of the current term. If our franchise stores or OEM Partners terminate their agreements with us or request more favorable terms than the ones we currently have to renew such agreement, our retail channels will decrease and our ability to acquire customers will suffer. As a result, our business and results of operations will be materially and adversely affected.

In addition, although we license certain trademarks and trade names, such as センターモバイル (which translates to “center mobile”), and grant permission to use our store management know-how and provide management guidance to franchise stores, franchise stores are independent operators, and their employees are not our employees. Franchise stores may not operate their stores in a manner consistent with our standards and requirements or they or their employees may take actions that adversely affect the value of our brand. While we try to ensure that franchise stores maintain the quality of our brand and comply with their franchise agreements, franchise stores may take actions that adversely affect the value of our intellectual property or reputation or that are inconsistent with their contractual obligations. Although our franchise agreements permit us to terminate the agreement under certain circumstances, including violation of the agreement by a franchise store or deterioration of financial conditions of a franchise store, there can be no assurance that such remedy will be available or sufficient to prevent or undo harm to our brand.

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Our directly-operated stores, franchise stores, distributors, and OEM Partners are all located in Japan; therefore our current business and future growth could be materially and adversely affected if we experience a decline in customers in Japan.

Our directly-operated stores, franchise stores, distributors, and OEM Partners are all located in Japan. We expect to continue to derive a substantial portion of our revenue from Japan in the foreseeable future. Our current business and future growth could be materially and adversely affected if we experience a decline in consumer sales or customer engagement in Japan.

Due to the importance of the Japanese market to our business, we are also subject to macroeconomic risks specific to Japan. See “—General economic, political, and market conditions may have an adverse impact on our operating performance, results of operations, and cash flow” below.

Privacy concerns and privacy laws and regulations may reduce the effectiveness of our products and services and could adversely affect our business.

To provide SIM Card Business services, we are currently acquiring personal data from SIM Card Business users, such as users’ names, addresses, birth dates, email addresses, selected SIM card plan and amount of data, and, in case of corporate customers, the corporations to which the users belong. Additionally, to develop our big data technologies, which will enhance the quality of targeted advertising for our SIM Card Business, we plan to collect and use certain personal data obtained from SIM Card Business, water dispenser business, and original device business.  See “Business—Growth Strategies—Continue to grow our SIM Card Business” and “Business—Intellectual Property—Our Big Data Technologies.” We have not collected any personal data through the water dispenser business and original device business yet. See “Business—Personal Data.”

Japanese government bodies and agencies have adopted laws and regulations regarding the collection, use, storage and transfer of personal information obtained from consumers and individuals. Specifically, Personal Information Protection Act of Japan imposes various requirements on businesses, including us, that use databases containing personal information.  See “Regulations.” The costs of compliance with, and other burdens imposed by, such laws and regulations may limit the utilization of personal data collected from our users and customers or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our users to resist providing personal data necessary for targeted advertising as well as the further development of our big data technologies. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our products and services in certain industries.

All of our legislative and regulatory initiatives may, directly or indirectly, adversely affect our ability to process, handle, store, use, and transmit demographic and personal data obtained from our users and customers, which could affect effective targeted advertising, inhibit the development of our big data technologies, or reduce demand for our products and services. In addition to government activity, privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of personal data were to be curtailed in this manner, our products and services would be less effective, which may reduce demand for our products and services and adversely affect our business, results of operations, and the trading price of our Ordinary Shares.

If we fail to keep, manage, or properly use customers’ personal data, we could be subject to lawsuits, incur expenses associated with our server management system, or suffer damage to our reputation.

We receive, collect, and manage sensitive data obtained from our customers, including personal data, such as name, date of birth, and residential address, and internet access login information. To protect the confidentiality of such obtained information, we exercise much care through our server management system and take steps to ensure the security of our network, in accordance with the Personal Information Protection Act. However, our network may suffer internet interruption caused by human error, problems with facilities or systems, cyber-attacks, hacking, or other unauthorized access by third parties. There can be no assurance that we will effectively prevent such threats or successfully mitigate the negative effects.

Moreover, despite internal controls, misconduct by our employees could result in the improper use or disclosure of sensitive data and personal information. If any person, including any of our employees, gains unauthorized access or penetrates our network security or otherwise mismanages sensitive data, we could be subject to significant liability or lawsuits for damages, incur expenses associated with repairing or upgrading our server management system, and suffer damage to our reputation that could result in severe decline in the number of new customers as well as increase service cancellations. Although we require our franchise stores and OEM Partners to protect customers’ personal information, our corporate image or credibility could be negatively impacted if they fail to properly protect such information or fail to comply with related laws or regulations.

If we or any franchise stores fails to attract, train, or retain qualified management and sales personnel in physical stores, our business and future growth may be materially and adversely affected.

Our physical stores’ reputation and successful operation are dependent on the quality of service performed by the management and sales personnel. To provide a positive customer experience and keep the physical stores’ performance consistent with our culture and standards, we offer direct training to sales personnel for our directly-operated stores and provide sales guidance and manuals to franchise stores. We also intend to expand our Outsourcing Business by recruiting and dispatching them to sales companies to develop sales skills, which could be used for our SIM Cards Business and our future water dispenser business and the original smartphones business. If we fail to attract, train, or retain qualified management and sales personnel, our physical stores’ performance will be negatively impacted, resulting in loss of customers and decline in revenue, which could have a material and adverse effect on our business, financial condition, results of operations and the trading price of our Ordinary Shares after the Offering.

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Our investment in the water dispenser business and the original smartphones business may not produce the returns we expect and may adversely affect our results of operations.

We have been significantly investing in the water dispenser business and the original smartphones business since January 2024 to diversify our revenue and collect data for future advertising business. For the fiscal year ended May 31, 2024, capital expenditures, including research and development, were JPY2,500 thousand ($16 thousand). We are expecting to increase our revenue by selling water dispensers and original smartphones. We also expect to use water dispensers and original smartphones to collect data regarding customers’ personal interests and lifestyle habits by using our big data technologies that we, cooperating with an external team, are currently researching and developing, and use such data for future advertising distribution. See “Business—Intellectual Property—Our Big Data Technologies.” Part of the proceeds in this Offering will be used to expand both the water dispenser business and development, manufacture, and sales of our original smartphones. However, there is no assurance that our original smartphones or water dispensers will generate sufficient or any customer interest. Customers may not find our original smartphones attractive for reasons such as high cost compared to other devices in the market, low brand recognition, and lack of design preference, and our water dispensers may not be able to function properly or effectively in collecting lifestyle data as we expect. If we fail in our business strategy or fail to collect useful data, we may not be able to achieve the return we expect and we may fail to cover our development, manufacturing, and marketing costs and expenses associated with these new businesses. As a result, our results of operations and the trading price of our Ordinary Shares after the Offering may be materially and adversely affected.

We may not be able to successfully implement our business and operating strategies.

Our long-term success is greatly dependent on our ability to build and maintain a large customer base, attract new advertising sponsors, diversify revenue sources, and enhance brand recognition. To achieve these goals, our business and operating strategies include:

●	continue to grow our SIM Card Business;

●	expand customer base to be able to become an MVNE;

●	increase our visibility and brand awareness by advertising;

●	continue to expand into the fields of water dispenser business and develop our original smartphones;

●	develop and maintain good supplier relationships that provide us high-quality internet services and sufficient numbers of SIM cards and mobile and home routers;

●	expand retail channels, such as franchise stores and OEM Partners;

●	maximize customer satisfaction; and

●	train and retain skilled sales personnels through our Outsourcing Business.

The rapidly changing technology, Internet, travel and staffing industries means we will be required to innovate to remain competitive. However, we may not be able to implement these strategies successfully or realize the anticipated results fully or at all, and the implementation may be costlier or more challenging than we initially expected. In addition, our ability to successfully implement these strategies could be adversely affected by a number of factors beyond our control, including operating difficulties, increased ongoing operating costs, general economic conditions, increased competition, technological changes, and increased dependence on third-party suppliers and service providers. Presently, we intend to expand into the fields of a water dispenser business and to develop our original smartphones. Further, because there is no certainty that our growth strategy for the water dispenser business and the original smartphones business will be as successful as we anticipate, we may incur expenses or suffer losses of revenue for a significant period of time, which could have a material adverse effect on our business, financial condition, results of operations, and the trading price of our Ordinary Shares after the Offering.

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If we fail to keep up with the rapid development changes in our industry, our services may become obsolete, and we may lose customers.

Our markets are characterized by rapid development changes, including frequent new product and service introductions, continually changing customer requirements, and evolving industry standards. If we fail to obtain access to new or important technologies or fail to develop and introduce new services that are compatible with changing industry technologies and customer requirements, our services may become obsolete, and we may lose customers, which could have a material and adverse effect on our business, results of operations and the trading price of our Ordinary Shares after the Offering.

We require a significant amount of cash to fund our business expansion; if we cannot obtain additional capital on terms satisfactory to us when we need it, our growth prospects and future profitability may be materially and adversely affected.

We need to raise funds for our water dispenser business and original smartphones business so as to remain competitive.

Our ability to obtain external financing is subject to a number of uncertainties, including:

●	our future financial condition, results of operations, and cash flows;

●	general market conditions for financing activities by companies in our industry; and

●	economic, political, and other conditions in Japan and elsewhere.

If we are unable to obtain necessary funding in a timely manner or on commercially acceptable terms, or at all, our growth prospects and future profitability would likely be materially and adversely affected.

Regulatory matters and new legislation could negatively impact our ability to conduct our business.

As an MVNO in Japan, we are subject to a wide range of telecommunications, internet, and data protection laws and regulations as well as supervision by the Minister of Internal Affairs and Communication (“MIC”). Violation of such laws and regulations may result in investigations, business improvement orders, and corrective orders by the MIC, as well as criminal penalties such as fines and imprisonment. In addition, as we provide our services to consumers, we are also subject to consumer protection laws and regulations, including the Act against Unjustifiable Premiums and Misleading Representations, and supervision by the Japan Consumer Affairs Agency. In the event of a violation, the Japan Consumer Affairs Agency may issue an order to take measures and impose an administrative fine. These violations and consequences could harm our reputation and adversely affect our business, financial condition, and results of operations. We also hold a secondhand goods dealer license for resale of used smartphones, and a worker dispatching business license and a paid employment placement business license for our Outsourcing Business. Although we strive to ensure that our operations comply with applicable laws and regulations, there is no assurance that we will not violate any laws or regulations in the foreseeable future. Violations of relevant laws and regulations could result in the revocation of our licenses or suspension of our business, which could harm our reputation and adversely affect our business, financial condition, and results of operations. Enforcement of, or changes in, other laws and regulations of general applicability to Japanese companies could also have an adverse impact on our financial condition, results of operations and the trading price of our Ordinary Shares after the Offering.

Existing and future governmental regulations may substantially affect the way in which we conduct our business. These regulations may increase the cost of doing business or may restrict the way in which we offer products and services. We cannot predict how future regulatory changes may affect our business. Any changes in laws or regulations, such as those described above, or in the policies of regulatory authorities affecting our business activities could adversely affect our financial condition or results of operations. For more information, see “Regulations.”

We face various cyber-security risks which, if not adequately addressed, could have an adverse effect on our business.

We face various cyber-security risks that could result in business losses, including contamination (whether intentional or accidental) of our networks and systems by third parties with whom we exchange data, equipment failures, unauthorized access to and loss of confidential customer, employee, and/or proprietary data by persons inside or outside our Company. We are also exposed to cyber-attacks causing systems degradation or service unavailability by malicious third parties, and infiltration of malware (such as computer viruses) into our systems.

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The inability to operate our networks and systems as a result of cyber-attacks, even for a limited period of time, may result in significant expenses to us and/or a loss of market share to other MVNOs. The costs associated with a major cyber-attack could include expensive incentives offered to existing customers and business partners to retain their business, increased expenditures on cyber-security measures and the use of alternate resources, lost revenue from business interruption, and litigation. If we are unable to adequately address these cyber-security risks, our operating network and information systems could be compromised, which would have an adverse effect on our business, financial condition, reputation, and results of operations.

We rely on our relationships with certain business partners to develop and manufacture water dispensers and original smartphones. If these relationships were to be impaired, or if one of our business partners were unable to supply sufficient products to keep pace with our growth plans, we may not be able to continue to meet our current requirements and new business expansion in a timely manner, which could have a material adverse effect on business.

To develop the water dispenser business and the original smartphones business, we have engaged certain business partners to develop and manufacture water dispensers and our own original smartphones. If we fail to maintain a strong relationship with our existing business partners or fail to continue acquiring and strengthening relationships with new business partners, or any of them decide to end its relationship with us, we may not be able to replace them in a timely manner or at all. As a result, our ability to develop the water dispenser business and the original smartphones business may be limited and negatively impacted, which could have a material and adverse effect on our competitive position and business expansion.

Our businesses depend on using and protecting our intellectual property rights and on not infringing the intellectual property rights of others.

We rely on our intellectual property, such as our PLAIO applications, copyrights, trademarks, trade secrets, and management know-how to conduct our business, and authorize third parties to use such intellectual property through application license agreements, OEM service agreements, and franchise agreements.

Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require us to enters into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability, or be enjoined preliminarily or permanently from further use of the intellectual property in question. If any of these events occur, we may need to change our business practices, which may limit our ability to compete effectively and could have an adverse effect on its results of operations. In the event that we believe any such challenges or claims are without merit, they can nonetheless be time-consuming and costly to defend and divert management’s attention and resources away from our businesses.

The success of our SIM Card Business expansion and our innovative business model development relies on our ongoing and future patent applications of big data technologies, which, if unsuccessful or delayed, could materially and adversely affect our business, financial condition, and results of operations.

We intend to continue to grow our SIM Card Business and further develop our innovative business model by using our ongoing patent applications related to big data technologies. See “Business—Growth Strategies.” We may also need to apply for new patents in the foreseeable future to meet our business expansion and development requirements. However, we cannot predict whether such pending patents will be granted by the Japan Patent Office and when we will apply for new patents. If we fail to obtain any of these patents or are unable to apply for new patents, we may need to change our business strategy, invest in new technologies, or secure a license from a third party for similar technologies, which may incur expenses and could have an adverse effect on our business, financial condition, results of operations and the trading price of our Ordinary Shares after the Offering.

We are subject to credit risk with respect to our customers.

Our operations depend to a significant extent on the ability of our customers to pay for our services. Customers shall pay communication service usage fees for a certain month in the next month, i.e., pay the fee for May in June. If we are unable to undertake measures to limit payment defaults by our customers, we will remain subject to outstanding uncollectible amounts, which could have an adverse effect on our results of operations and the trading price of our Ordinary Shares after the Offering.

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If we are unable to conduct our marketing activities cost-effectively, our results of operations and financial condition could be materially and adversely affected.

We have incurred expenses on a variety of marketing and brand promotion efforts designed to enhance our brand recognition and increase sales of our products. Our marketing and promotional activities may not be well received by customers and may not result in the increased levels of product sales that we anticipate. We incurred JPY47,696 thousand ($317 thousand) and JPY8,205 thousand ($55 thousand) in promotion and advertising expenses during the fiscal years ended May 31, 2024 and 2023, respectively.

Marketing approaches and tools in the telecommunication markets in Japan are evolving. This further requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and customer preferences, which may not be as cost-effective as our marketing activities in the past and may lead to significantly higher marketing expenses in the future. We cannot assure you that we can produce, or benefit from, unique and effective marketing campaigns in the future. Failure to refine our existing marketing approaches or to introduce new effective marketing approaches in a cost-effective manner could reduce our market share, cause our net revenue to decline, and negatively impact our profitability.

If we fail to effectively implement our hiring policies in our Outsourcing Business, we may not be able to attract more job seekers and keep a stable pool of competent and well-trained workers, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that our policy of providing a more stable working environment and conditions for job seekers is curial to the success of our Outsourcing Business. Under this policy, we provide job seekers with adequate training and dispatch them to workplaces that we consider the best match based on both their willingness and our corporate clients’ needs. See “Business—Outsourcing Business.” Moreover, as we hire job seekers as our full-time employees, we continue to provide stable income and benefits to job seekers during the gap of dispatches, offer a basic training and comprehensive career path to our job seekers, and arrange regular counseling with respect to different types of positions or jobs. If we fail to effectively implement our hiring policies, for example, if our training does not help job seekers fit into the workplaces, we may not able to meet our corporate clients’ needs, or if our client terminates the worker dispatch agreement with respect to a specific job seeker and we are unable to dispatch such job seeker to a new position for a long period of time from previous dispatch, we will continue to incur labor costs by paying such job seekers the income and benefits without receiving any dispatch fees. Moreover, if our job seekers are unsatisfied with our training or counseling services and choose to resign from us, we may not be able to keep a stable pool of competent and well-trained workers and attract more job seekers. As a result, our business, financial condition, results of operations and the trading price of our Ordinary Shares after the Offering may be materially and adversely affected.

The success of our Outsourcing Business depends on our ability to maintain our professional reputation.

We depend on our overall professional reputation to maintain existing clients and secure new engagements. Our Outsourcing Business also depends on the individual reputations of our employees. We obtain many of our new engagements from referrals by existing clients. If our existing clients are dissatisfied with our employees’ performance, we may not be able to secure new engagement from these existing clients or receive any referrals from them. Moreover, if any factor, including a poor work ethic of our dispatched employees, hurts our reputation, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation could adversely affect our overall business and results of operations.

A significant portion of our Outsourcing Business revenue is generated by dispatch fees paid by PayPay Corporation a Japanese mobile payment app operating company. If our relationship with it is impaired and we are unable to engage new corporate customers to replace it, our business, financial condition, and results of operations would be materially and adversely affected.

Our Outsourcing Business revenue depends substantially on dispatch fees paid by PayPay Corporation (“PayPay”), a Japanese mobile payment app operating company. While we did not generate revenue from PayPay during the fiscal year ended May 31, 2023, during the fiscal year ended May 31, 2024, we received aggregated dispatch fees of JPY66,546 thousand ($442 thousand) from PayPay, which accounted for 25.1% of our total Outsourcing Business revenue, respectively. We entered into a basic worker dispatch agreement with PayPay on June 6, 2023, which has a term of one year and automatically renews for successive one-year terms, unless either party notifies the other of its intention to the contrary in writing no later than one month before the expiration of the current term. See “Business—Our Business—Outsourcing Business—Corporate Clients.” However, if PayPay terminates its agreement with us or replace existing terms with unfavorable ones, we may have no means of replacing it with other corporate customers on a timely basis or at all, which may adversely affect our business, financial condition, results of operations and the trading price of our Ordinary Shares after the Offering.

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We have no commercial insurance coverage.

Other than the government-mandated social and health insurance, worker’s accident compensation insurance, and comprehensive tenant insurance, we do not maintain any other insurance covering our directors’ and officers’ liability, property, equipment, or employees. Any business disruption or litigation against us or our executive directors may result in increased costs and the diversion of our resources, which may adversely affect our business, financial condition, and results of operations.

Public health epidemics or outbreaks, such as the COVID-19 pandemic, and natural disasters, such as a tsunami, could adversely impact our business.

An epidemic, pandemic, or similar serious public health issue, and the measures undertaken by governmental authorities to address it, could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period, and thereby, along with any associated economic and social instability or distress, have a material adverse impact on our business, prospects, liquidity, financial condition, and results of operations.

During the fiscal years ended May 31, 2024 and 2023 and since May 31, 2024, the COVID-19 pandemic has not had a material adverse effect on our business, financial condition and results of operations. However, if an epidemic or other outbreak of disease occurs, we may need to shut down our directly-operated stores, franchisee stores, or OEM Partners, limit the number of customers entering these stores, and take certain precautionary measures for employees or customers. A future epidemic or other outbreak may also disrupt recruitment for employees and professionals, decrease the demand for our outsourcing service, and the usage of our travel service due to travel restrictions.

Moreover, Japan, where we operate, is a country prone to natural disasters, such as volcanic eruptions and tsunamis. As a mobile network service provider, our operations are susceptible to natural disasters and adverse weather conditions. We may experience earthquakes, floods, typhoons, power outages, or similar events beyond our control that could materially and adversely affect our operations, such as temporary suspension of business of our directly-operated stores, franchisee stores or OEM Partners.

Our compliance and risk management programs might not be effective and may result in outcomes that could adversely affect our reputation, financial condition, and results of operations.

Our ability to comply with applicable laws and rules is largely dependent on our establishment and maintenance of compliance, review, and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. There is no assurance that our compliance policies and procedures will always be effective or that we will always be successful in monitoring or evaluating our risks. In the case of alleged non-compliance with applicable laws or regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which could be significant. Any of these outcomes may adversely affect our reputation, financial condition, and results of operations.

General economic, political, and market conditions may have an adverse impact on our operating performance, results of operations and cash flow.

Our business is influenced by a range of factors that are beyond our control, including general economic and business conditions and legal, regulatory, and political developments. Challenging economic conditions worldwide have contributed, from time-to-time, and may continue to contribute, to slowdowns in the information technology industry at large. Weaknesses in the economy could have a negative effect on our business, operations, and financial condition, including decreases in revenue and operating cash flow, and inability to attract future equity and debt financing on commercially reasonable terms.

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In addition, we are currently operating in a period of economic uncertainty and capital markets disruption, significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine and the tension between Israel and its neighbors. The military conflicts in Ukraine and the Middle East have led to sanctions and other penalties being levied by the United States, the European Union, and other countries, including Japan, against various entities and countries. There is also the potential for additional sanctions and penalties. If there are any counter-sanctions against Japan that significantly impacts Japan’s economy, our business, financial condition, and results of operations may be materially and adversely impacted. While our business has not been materially impacted by these geopolitical tensions as of the date of this prospectus, the extent to which our operations or those of our business partners will be affected in the future, or the ways in which the conflicts may impact our business, including sanctions and penalties, is unpredictable. The extent and duration of the military actions, sanctions, and resulting market disruptions could be substantial. Any such disruptions may also amplify the impact of other risks described in this prospectus.

We are subject to litigation or administrative proceedings, which, if adversely determined, could cause us to incur substantial losses.

From time to time during the normal course of our business, we are subject to various litigation claims and legal disputes. We do not have any insurance for legal action against us. As a result, we might be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

Moreover, we may also be subject to administrative proceedings. On March 29, 2023, we received administrative sanctions from the Japan Consumer Affairs Agency for violating regulations on multilevel marketing transactions under the Specified Commercial Transactions Act, as we had provided services to certain business partners who improperly engaged in multilevel marketing transactions. Mr. Tatsuya Nakagoshi, our founder and former representative director and former Chief Executive Officer, and Mr. Kazuo Iseji, our director and Chief Financial Officer, have also received administrative sanctions from the Japan Consumer Affair Agency for cooperating with these business partners. The administrative sanctions prohibited us, Mr. Tatsuya Nakagoshi, and Mr. Kazuo Iseji from being involved in any solicitation, acceptance of an offer to contract, or entering into any contract in connection with multilevel marketing transactions from March 30, 2023 to December 29, 2023. Although marketing activities were not impacted by the administrative sanctions as we ceased such involvement before receiving the sanctions, such administrative proceedings have had a negative impact on our reputation. To prevent the recurrence of similar incidents, we have adopted policies on not conducting multilevel marketing transactions and not providing services to our business partners engaging in multilevel marketing transactions and taking thorough measures to prevent a recurrence. However, there is no guarantee that our policies or measures will be adequate and if we receive similar or other administrative sanctions in the future, our reputation and corporate image will be significantly damaged, which would result in loss of customers and a material adverse impact on our business, results of operations and the trading price of our Ordinary Shares after the Offering.

We intend to explore acquisitions, other investments, and strategic alliances. We may not be successful in identifying opportunities or in integrating the acquired businesses. Any such transaction may not produce the results we anticipate, which could adversely affect our business.

We intend to explore and pursue acquisitions, strategic partnerships, joint ventures, and other alliances to strengthen our business and grow our Company in the future. The market for acquisitions and strategic opportunities is highly competitive. In addition, these transactions entail numerous operational and financial risks, including but not limited to difficulties in valuing acquired businesses, combining personnel and firm cultures, integrating acquired products, services and operations, achieving anticipated synergies that were inherent in our valuation assumptions, exposure to unknown material liabilities, the potential loss of key vendors, clients, or employees of acquired companies, incurrence of substantial debt or dilutive issuance of equity securities to pay for acquisitions, higher-than expected acquisition or integration costs, write-downs of assets or impairment charges, increased amortization expenses, and decreased earnings, revenue, or cash flow from dispositions.

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Risks Relating to this Offering and the Trading Market

An active trading market for our Ordinary Shares may not develop.

We have applied to list our Ordinary Shares on Nasdaq. Prior to this Offering, there has not been a public market for our Ordinary Shares, and we cannot assure you that an active public market for our Ordinary Shares will develop or be sustained after this Offering. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The initial public offering price of our Ordinary Shares will be determined through negotiation between us and the underwriters, and this price does not necessarily reflect the price at which investors in the market will be willing to buy and sell our Ordinary Shares following the completion of this Offering. Investors in this Offering may experience a significant decrease in the market value of their investments, regardless of our operating performance or prospects.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

We expect the initial public offering price of our Ordinary Shares to be substantially higher than the pro forma as-adjusted net tangible book value per Ordinary Share. Consequently, when you purchase our Ordinary Shares in the Offering, upon completion of the Offering, you will incur an immediate dilution of $3.44 per Ordinary Share, based on the assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus, and assuming no exercise of the Representative’s over-allotment option. See “Dilution” beginning on page 33 of this prospectus. In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon the exercise of outstanding options we may grant from time to time.

Future issuances of our Ordinary Shares or securities convertible into, or exercisable or exchangeable for, our Ordinary Shares could cause the market price of our Ordinary Shares to decline and would result in the dilution of your holdings.

Future issuances of our Ordinary Shares or securities convertible into, or exercisable or exchangeable for, our Ordinary Shares could cause the market price of our Ordinary Shares to decline. We cannot predict the effect, if any, of future issuances of our securities on the price of our Ordinary Shares. In all events, future issuances of our Ordinary Shares would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of our Ordinary Shares.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Resales of our Ordinary Shares in the public market during this offering by the Selling Shareholders in this offering may cause the market price of our Ordinary Shares to decline. The Ordinary Shares sold in this Offering to “non-affiliates” will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, 24,720,473 of our Ordinary Shares are outstanding. Excluding the Selling Shareholder Shares, there will be 3,750,000 Ordinary Shares publicly trading immediately following the consummation of this Offering, assuming no exercise of the Representative’s over-allotment option, or 4,312,500 Ordinary Shares, if the Representative exercises its over-allotment option in full, in each case, excluding shares issuable upon exercise of unexercised options, and based on the assumed initial public offering price of $4.00, representing the low end of the price range set forth on the cover page of this prospectus. In connection with this Offering, our officers, directors, and holder(s) of 5.0% of the outstanding shares of Ordinary Shares as of the effective date of the registration statement of which this prospectus forms a part have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 180 days from the date of this prospectus. However, the Representative may release these securities from these restrictions at any time, subject to applicable regulations of the FINRA. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Underwriting” and “Ordinary Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this Offering.

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If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Ordinary Shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following this Offering. If you purchase our Ordinary Shares in this Offering, you may not be able to resell those Ordinary Shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following this Offering, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to this Offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or products, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	the trading volume of our Ordinary Shares on Nasdaq;

●	sales of the Ordinary Shares by us, our executive officers and directors, or our shareholders or the anticipation that such sales may occur in the future;

●	rumors and market speculation involving us or other companies in our industry;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

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●	changes in tax laws and regulations as well as accounting standards, policies, guidelines, interpretations, or principles;

●	any significant change in our management;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

If we fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Upon completion of this Offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report following the completion of this Offering. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if our independent registered public accounting firm interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.

We will incur substantially increased costs as a result of being a public company.

Upon consummation of this Offering, as a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. As a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means our public float equals or exceeds $700 million as of the prior August 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of this Offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. In addition, investors may find our Ordinary Shares less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may decline and/or become more volatile.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We have limited experience operating as a public company.

We have limited experience conducting our operations as a public company. We may encounter operational, administrative, and strategic difficulties as we adjust to operating as a public company. This may cause us to react more slowly than our competitors to industry changes and may divert our management’s attention from running our business or otherwise harm our operations. In addition, since we are becoming a public company, our management team will need to develop the expertise necessary to comply with the numerous regulatory and other requirements applicable to public companies, including requirements relating to corporate governance, listing standards and securities and investor relationships issues. As a public company, our management will have to evaluate our internal controls system with new thresholds of materiality, and to implement necessary changes to our internal controls system. We cannot guarantee that we will be able to do so in a timely and effective manner.

As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders.

Following this Offering, Mr. Tatsuya Nakagoshi, our founder and director, will continue to hold more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq corporate governance rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including the requirements that:

●	a majority of its board of directors consist of independent directors;
●	its director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is comprised entirely of independent directors and that it adopt a written charter or board resolution addressing the nominations process; and
●	it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

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As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Cayman Islands, with respect to appointments to our board of directors and committees. We intend to follow home country practice, as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. See also “—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer,” below. Further, for as long as Mr. Nakagoshi beneficially owns a majority of the voting power of our outstanding Ordinary Shares, he will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and high stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to immediate and substantial price volatility, low volumes of trading, and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition, or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the price of our Ordinary Shares. This low volume of trading could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

Our management has broad discretion to determine how to use the net proceeds raised in this Offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate using the net proceeds from this Offering for the development and expansion of the water dispenser business, development and expansion of the original smartphone business and expansion of our existing business, including products and services in our SIM Card Business. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares. The failure of our management to apply these funds effectively could harm our business and financial condition. We may invest the net proceeds from this Offering in a manner that does not produce income, or that loses value.

You may have difficulty enforcing judgments against us.

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. Currently, all of our operations are conducted in Japan, and all or a substantial portion of our assets are and will be located outside of the United States and located in Japan. In addition, all of our officers and directors are nationals and residents of a country other than the United States, and almost all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Japan may not allow you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our memorandum and articles of association, by the Cayman Companies Act and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors, or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The Cayman Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. The post offering memorandum and articles of association of Center Mobile Cayman do not provide shareholders with any right to requisition a general meeting or put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this Offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to follow home-country practice in lieu of the above requirements. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq listing rules require U.S. domestic issuers to have an audit committee, a compensation committee and a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We intend to follow home-country practice, as permitted by Nasdaq. See “Management — Corporate Governance Practices.” Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

If we cannot satisfy, or continue to satisfy, the listing requirements and other rules of Nasdaq, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

We have applied to list our Ordinary Shares on Nasdaq upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Ordinary Shares are listed on Nasdaq, we cannot assure you that our Ordinary Shares will continue to be listed on Nasdaq. We will not proceed with this Offering if our Ordinary Shares are not approved for listing on Nasdaq.

In addition, to maintain our listing on Nasdaq following this Offering, we will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our Ordinary Shares could be subject to delisting.

If our Ordinary Shares are delisted from Nasdaq, we could face significant consequences, including:

●	a limited availability for market quotations for our Ordinary Shares;

●	reduced liquidity with respect to our Ordinary Shares;

●	a determination that the Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company and, which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation, we will be classified as a passive foreign investment company (“PFIC”) for any taxable year if, for such year, either:

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

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Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one or more taxable years.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Considerations — United States Federal Income Taxation — PFIC Consequences.”

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS A PFIC.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and financial needs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our future business development, financial condition, and results of operations;

●	our expectations regarding our relationships with our customers, business partners and third-parties;

●	the trends in, expected growth in and market size of the mobile connectivity and wireless communications services industry in Japan and globally;

●	our ability to maintain and enhance our market position;

●	general business, political, social, and economic conditions in Japan;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	competitive environment, competitive landscape, and potential competitor behavior in our industry;

●	fluctuations in inflation, interest rates, and foreign exchange rates;

●	possible disruptions in commercial activities caused by events such as natural disasters or terrorist activity; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Industry Data and Forecasts

This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. However, we acknowledge our responsibility for all disclosures in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in Japan. In addition, all of our directors and officers are nationals or residents of Japan and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman (“Conyers”), our special counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

In addition, TMI Associates, our counsel with respect to the laws of Japan, has advised us that there is uncertainty as to the enforceability in Japan, either in original actions brought in Japan or in actions to enforce judgments of U.S. courts, of civil liability predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

A Japanese court may decline to apply U.S. securities laws in an original action if it determines that such laws are contrary to the public policy of Japan.

Japanese courts will refuse to enforce judgments of foreign courts if the judgments do not meet any of the following requirements:

●	The jurisdiction of the foreign court must be recognized under applicable laws, regulations, treaties, or conventions;

●	The losing party has been served (excluding service by publication or similar service) with the requisite summons or order for the commencement of litigation, or has appeared without being so served;

●	The content of the judgment and the litigation proceedings are not contrary to public policy in Japan; and

●	A guarantee of reciprocity is in place.

With respect to the guarantee of reciprocity, there are no treaties between the U.S. and Japan that would generally permit any judgments of U.S. courts to be enforced in Japan. Thus, a Japanese court will determine on a case-by-case basis whether there is a guarantee of reciprocity is in place between the U.S. court in question and Japanese courts.

Therefore, if you obtain a civil judgment by a U.S. court, you may not be able to enforce it in Japan.

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USE OF PROCEEDS

Based upon the assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus, we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately $12,756 thousand (JPY1,918,684 thousand), assuming the Representative does not exercise its over-allotment option, and $14,849 thousand (JPY2,233,417 thousand), if the Representative exercises its over-allotment option in full.

We plan to use the net proceeds we receive from this Offering for the following purposes:

●	approximately 40% for the development and expansion of the water dispenser business;

●	approximately 40% for the development and expansion of the original smartphone business; and

●	approximately 20% for the expansion of our existing business, including products and services in our SIM Card Business.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Currently, we do not plan to use the net proceeds from this offering to directly or indirectly acquire assets other than in the ordinary course of business. Our management, however, will have flexibility and discretion to apply the net proceeds of this Offering. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Our management has broad discretion to determine how to use the net proceeds raised in this Offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares” on page 25 of this prospectus. To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

We will not receive any proceeds from the sale of the Selling Shareholder Shares under the separate Resale Prospectus.

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DIVIDEND POLICY

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The payment of future dividends will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, our investor relation policies, and other factors that our shareholders or our board of directors may deem relevant. Consequently, we cannot give any assurance that any dividends will be declared and paid in the future.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiary, Center Mobile Japan. Under the Japanese Companies Act (Act No. 86 of 2005, as amended), dividends must be paid from retained earnings and no dividend shall be paid out if the payment would cause the company to be insolvent (more precisely, if the amount of net assets after dividends falls below a certain amount as stipulated by the Companies Act). As a result, in the event that Center Mobile Japan incurs debt on its own behalf in the future, its ability to pay dividends or other distributions to us may be limited. Cash dividends on our Ordinary Shares, if any, will be paid in JPY.

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CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2024:

●	on an actual basis;

●	on an as-adjusted basis to reflect the issuance and sale of Ordinary Shares by us in this Offering based on the assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range as set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, and assuming no exercise of the Representative’s over-allotment option.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this prospectus.

USD in thousands	November 30, 2024
	Actual	As Adjusted (1)
Cash and Cash Equivalents	$2,059	$14,815
Indebtedness:
Bonds	392	392
Current portion of long-term loans	67	67
Long-term loans	88	88
Total Indebtedness	547	547
Shareholders’ Equity:
Ordinary Shares, 1,000,000,000 shares authorized, 24,720,473 shares issued and outstanding, actual*; 1,000,000,000 shares authorized, 28,470,473 shares issued and outstanding, as-adjusted	-	-
Additional paid in capital	204	12,968
Retained earnings	3,895	3,895
Total Shareholders’ Equity	$4,099	$16,863
Total Capitalization	$4,646	$17,410

JPY in thousands	November 30, 2024
	Actual	As adjusted (1)
Cash and Cash Equivalents	¥309,688	¥2,228,379
Indebtedness:
Bonds	58,957	58,957
Current portion of long-term loans	10,008	10,008
Long-term loans	13,304	13,304
Total Indebtedness	82,269	82,269
Stockholders’ Equity:
Ordinary Shares, 1,000,000,000 shares authorized, 24,720,473 shares issued and outstanding, actual*; 1,000,000,000 shares authorized, 28,470,473 shares issued and outstanding, as-adjusted	-	-
Additional paid in capital	30,700	1,950,451
Retained earnings	585,920	585,920
Total Stockholders’ Equity	¥616,620	¥2,536,371
Total Capitalization	¥698,889	¥2,618,640

*	Retrospectively restated for the effect of a 1:31,129 share split on July 1, 2024 and the 1:3 share split on December 12, 2024.

(1)	The as-adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. We estimate that such net proceeds will be approximately $12.8 million (JPY1,918,684 thousand), assuming the Representative does not exercise its over-allotment option, and $14.8 million (JPY2,233,417 thousand) if the Representative exercises its over-allotment option in full.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of November 30, 2024 was $3,081 thousand (JPY463,412 thousand), or $0.13 (JPY19) per Ordinary Share. Net tangible book value represents the amount of our total tangible assets, less the amount of our total liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as-adjusted for the Offering) from the public offering price per share and after deducting the estimated underwriting discounts and the other estimated offering fees and expenses payable by us.

After giving effect to the sale of 3,750,000 Ordinary Shares in this Offering based on the assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, the non-accountable expense allowance, and the estimated offering expenses payable by us, and assuming no exercise of the over-allotment option, our as-adjusted net tangible book value as of November 30, 2024, would have been $15,845 thousand (JPY2,383,179 thousand), or $0.56 (JPY84) per Ordinary Share. This represents an immediate increase in net tangible book value of $0.43 (JPY65) per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.44 (JPY5174) per Ordinary Share to investors purchasing Ordinary Shares in this Offering. The as-adjusted information discussed above is illustrative only.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per Ordinary Share would increase (decrease) our as-adjusted net tangible book value after giving effect to this Offering by $3,488 thousand (JPY524,555 thousand), the as-adjusted net tangible book value per Ordinary Share after giving effect to this Offering by $0.12 (JPY18) per Ordinary Share, and decrease (increase) the dilution in as-adjusted net tangible book value per Ordinary Share to new investors in this Offering by $0.88 (JPY132) per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the front cover of this prospectus, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

An increase (decrease) of 1,000,000 Ordinary Shares in the number of Ordinary Shares offered by us would increase (decrease) our as-adjusted net tangible book value after giving effect to this Offering by $3,720 thousand (JPY559,525 thousand), increase (decrease) the as-adjusted net tangible book value per Ordinary Share after giving effect to this Offering by $0.10 (JPY15) per Ordinary Share, and decrease (increase) the dilution in as-adjusted net tangible book value per Ordinary Share to new investors in this Offering by $0.12 (JPY18) per Ordinary Share, based on the initial public offering price of $4.00 (JPY602) per Ordinary Share, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The following tables illustrate such dilution:

Per Ordinary Share
Assumed initial public offering price per Ordinary Share	$4.00
Net tangible book value per Ordinary Share as of November 30, 2024	$0.13
Net tangible book value per Ordinary Share attributable to payments by new investors	$0.56
As-adjusted net tangible book value per Ordinary Share immediately after this Offering	$0.43
Amount of dilution in net tangible book value per Ordinary Share to new investors in the Offering	$3.44

The following tables summarize, on an as-adjusted basis as of November 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	24,720,473	86.8%	$211	1.4%	$0.01
New investors	3,750,000	13.2%	$15,000	98.6%	$4.00
Total	28,470,473	100.0%	$15,211	100.0%	$0.53

The as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of the Ordinary Share and other terms of this Offering determined at the pricing.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

Center Mobile was incorporated as a joint-stock corporation (kabushiki kaisha) with limited liability under Japanese law on June 2, 2020, in Osaka, Japan.

On June 10, 2022, we executed a loan agreement with Mr. Shota Matsuyama, the founder of Pay Storage. Pursuant to the terms of the agreement, we extended a loan to him in the principal amount of JPY20 million, with a fixed annual interest rate of 0.90%. The loan is set to mature at the end of June 2025. The proceeds of the loan were utilized as capital for the establishment of Pay Storage. Mr. Shota Matsuyama served as Pay Storage’s representative director and Chief Executive Officer from June 2022 to November 2023.

On June 30, 2024, we entered into a share transfer agreement with Mr. Shota Matsuyama, the then sole shareholder of Pay Storage, pursuant to which Mr. Matsuyama agreed to transfer 400 shares of Pay Storage to us for the transfer price of JPY20 million. The share transfer date was on June 30, 2024 (the “Closing Date”). On the Closing Date, the transfer price was offset against the equivalent portion of the outstanding loan amount for which we hold claims against Mr. Matsuyama.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

●	on April 10, 2025, we incorporated Center Mobile Cayman as an exempted company limited by shares under the laws of the Cayman Islands; and

●	on June [ ], 2025, Center Mobile Cayman entered into a share exchange agreement with Center Mobile Japan’s shareholders (the “Share Exchange Agreement”) to acquire 100% of the equity interests in Center Mobile Japan. As of the date of this prospectus, the transfer of the equity interests in Center Mobile Japan to Center Mobile Cayman, pursuant to the Share Exchange Agreement, is in progress. Once the transfer is completed, Center Mobile Cayman, through a restructuring that is accounted for as a reorganization of entities under common control, will become the direct holding company of Center Mobile Japan. See the section captioned “Description of Share Capital — History of Share Issuances” in this prospectus.

Our Corporate Structure

The following chart illustrates our corporate structure as of the date of this prospectus and upon completion of this Offering and does not include an aggregate of 3,970,014 Selling Shareholder Shares.

(1)	The pre-IPO percentages are based upon 24,720,473 Ordinary Shares issued and outstanding as of the date of this prospectus. See “Description of Share Capital—Ordinary Shares.” The post-IPO percentages are based on 28,470,473 Ordinary Shares issued and outstanding after this Offering, assuming no exercise of the over-allotment option.

Following the completion of this Offering, Mr. Tatsuya Nakagoshi, our founder and director, will hold approximately 71.63% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the Representative’s over-allotment option, or approximately 70.25%, assuming full exercise of the Representative’s over-allotment option, based on an assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus. As such, we will be deemed to be a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. Nevertheless, as a foreign private issuer, we intend to follow home country practice. Further, for as long as Mr. Nakagoshi beneficially owns a majority of the voting power of our outstanding Ordinary Shares, he will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. See “Risk Factors—Risks Relating to this Offering and the Trading Market—As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders” and see “Management—Controlled Company.”

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in “Principal Shareholders.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans, and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We conduct all of our operations through our subsidiary in Japan, Center Mobile Japan. Center Mobile Japan is a mobile connectivity and wireless communications services provider in Japan, offering a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. Our customers are attracted to our services because of our competitive prices, flexible monthly plans, the high quality and stability of our services, and our innovative business model that allows our customers to lower their monthly fees. We offer such services on a monthly basis for specified quantities of minutes or amounts of data selected in advance. In addition, we are, as of the date of this prospectus, one of the few mobile connectivity and wireless communications services providers in Japan operating an innovative business model that allows our customers to lower their monthly fees for our services by watching advertisements or playing games through our proprietary app, “PLAIO.” Through this business model that incentivizes our customers to watch advertisements through PLAIO, we are able to receive advertising fees from advertisers and use them to reward those customers who watched advertisements in the form of “points,” which may be used by them to lower their monthly fees for our mobile connectivity and wireless communications services.

As an MVNO, we provide mobile connectivity and wireless communications services in Japan by using the infrastructure and communication system of NTT Docomo, one of the largest Japanese MNOs in terms of subscription market share. To provide mobile connectivity and wireless communications services to our customers, we purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards from FreeBit, a Japanese MVNE that also purchases wholesale the wireless network infrastructure from NTT Docomo, and distribute the SIM cards to OEM Partners, retailers who distribute the SIM cards under their own brands, or to customers through our online store, directly-operated stores, franchise stores, and distributors under our name (the SIM Card Business).

Because we do not own or operate a physical network or relevant appliances and equipment, we are free from related capital expenditures and, therefore, are able to focus our resources on providing competitive prices for our services against MNOs. Furthermore, in addition to the monthly fees from our customers, we are also able to generate advertising revenue through operating our innovative business model. While it is common for other mobile connectivity and wireless communications services providers that operate diversified businesses to generate additional revenue by selling other services to existing customers for the mobile connectivity and wireless communications services, our innovative business model allows us to generate additional advertising revenue without the sales of other services, enabling two revenue streams from a single service. This unique dual revenue structure provides us with additional funds to provide high-quality and stable services by leasing sufficient bandwidth for mobile connectivity and wireless communications services from FreeBit yet at competitive prices to our customers.

As of November 30, 2024, we had entered into approximately 28,212 service agreements for our mobile connectivity and wireless communications services and our revenue generated from the SIM Card Business was approximately JPY555,309 thousand ($3,692 thousand), JPY1,060,404 thousand ($7,050 thousand) and JPY1,312,065 thousand ($8,723 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 53.4%, 67.1% and 74.5% of our total revenue for those periods, respectively.

We also operate an Internet Business. Under the Internet Business, we offer three types of communications services: the mobile router connectivity service, the home wireless communications service, and the home internet service. For the mobile router connectivity service and the home wireless communications service, we, as an MVNO, purchase wholesale SIM cards and mobile connectivity and wireless communications services and applicable mobile routers from an MVNE and sell our wireless communications services to the customers through our retail channels; for the home internet service, we purchase internet access services and applicable home routers wholesale from an internet access service provider that purchases the optical fiber system and internet access services wholesale from telecom companies and sell our internet access services to customers through our retail channels.

As of November 30, 2024, we had entered into approximately 1,595 service agreements under the Internet Business, and our revenue generated from the Internet Business was approximately JPY47,230 thousand ($314 thousand), JPY44,485 thousand ($296 thousand) and JPY73,093 thousand ($486 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 4.5%, 2.8% and 4.6% of our total revenue for those periods, respectively.

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In addition to the SIM Card Business and the Internet Business, we currently also operate the Outsourcing Business. Under the Outsourcing Business, we work as a staffing agency, and our goal and policy are to provide a more stable working environment and conditions for job seekers. Unlike most of the staffing agencies in Japan that only hire job seekers and dispatch them to their corporate clients without providing much training, leaving the training to such corporate clients, we hire job seekers as our full-time employees and provide basic training to help them fit into the workplaces and positions that we consider the best match for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs before dispatching them to our corporate clients. We also focus on the welfare of our employees and, we believe, offer more competitive employment conditions compared to those of other staffing agencies in Japan. By doing so, we may provide a more stable working environment and conditions for job seekers, which benefits us in recruiting more talented and competent personnel to appeal to more corporate clients. For each dispatch, our corporate clients pay us a monthly dispatch fee, and we then pay our employees who are dispatched monthly salaries, transportation allowance, and incentive bonuses out of the dispatch fees. When our full-time employees are not dispatched to our corporate clients, they generally work at our office and assist in matters such as managing dispatched employees and acquiring new corporate clients.

In addition, for job seekers who do not intend to take the dispatch path, we provide the service of acting as an intermediary, introducing them to appropriate hirers based on job seekers’ willingness, interests, personalities, experiences, requirements, and the hirers’ needs. In particular, in some special cases of blue-collar job seekers, if they face financial difficulties before getting hired, we support them with a certain amount of living expenses for a certain period of time. By doing so, we expect to make our service appealing to more job seekers, enabling us to secure the source of job seekers. After the job seekers are hired, we charge the hirers referral fees no greater than 30% of the workers’ estimated annual compensation package.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, our revenue generated from the Outsourcing Business was approximately JPY399,827 thousand (2,658 thousand), JPY264,865 thousand ($1,761 thousand) and JPY73,408 thousand ($488 thousand), respectively, which accounted for 38.4%, 16.8% and 4.2% of our total revenue for those periods, respectively.

In addition to our SIM Card Business, Internet Business, and Outsourcing Business, we currently also operate Travel Business. Through cooperating with our travel business partners, we operate a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans and hotel plus Shinkansen (Japanese bullet trains) ticket travel plans. In most cases, our prices are lower than wholesale prices. While our prices may sometimes be slightly higher than the wholesale price, they are still lower than the official prices set by the hotels, airlines, and the Shinkansen company. We charge a monthly subscription fee of 2,530 Japanese yen (approximately $17). As of November 30, 2024, we had approximately 4,769 subscribers, and our revenue generated from the Travel Business was approximately JPY58,596 thousand (390 thousand), JPY142,257 thousand ($946 thousand) and JPY229,812 thousand ($1,528 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 6.0%, 9.0% and 13.0% of our total revenue for those periods, respectively.

We operate our SIM Card Business, Internet Business, and Travel Business through Center Mobile Japan and operate our Outsourcing Business through Pay Storage, the wholly owned subsidiary of Center Mobile Japan. Both Center Mobile Japan and Pay Storage are based in Japan. Since investors will invest in Center Mobile Cayman, a holding company without substantial operations, our cash flows and our ability to meet our obligations depend on the cash flows of Center Mobile Japan and Pay Storage and the payment of funds by Center Mobile Japan and Pay Storage to us in the form of dividends, distributions or otherwise.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, our total revenue was JPY1,039,866 thousand (approximately $6,914 thousand), JPY1,583,214 thousand (approximately $10,526 thousand) and JPY1,760,423, thousand (approximately $11,704 thousand), respectively, and our net income was JPY29,081 thousand (approximately $193 thousand), JPY40,278 thousand (approximately $268 thousand) and JPY291,724 thousand (approximately $1,940 thousand), respectively.

Factors Impacting Our Operating Results

Our financial condition and results of operations have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below.

Relationship with MVNEs and other third-party service providers

For our SIM Card Business, we purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards from FreeBit, a Japanese MVNE that also purchases wholesale the wireless network infrastructure from NTT Docomo. While our service agreement has been automatically renewed every year since 2022, we have not entered into a long-term service agreement with FreeBit. See “Business—SIM Card Business.” Moreover, for our Internet Business, we purchase wholesale SIM cards and mobile connectivity and wireless communications services and applicable mobile routers from Network Consulting, and purchase applicable mobile routers wholesale from UQ Communications Inc., a Japanese MNO. In addition, we purchase internet access services and applicable home routers wholesale from NEXT BB. See “Business—Internet Business.” Our service agreements with Network Consulting and NEXT BB have an automatic renewal term, allowing us to continue the contractual relationship under the same terms, unless either party notifies the other of its intention to the contrary in writing no later than one month before the expiration of the then current term. However, there is no assurance that FreeBit will continue to purchase wholesale the wireless network infrastructure from NTT Docomo and renew our service agreement with us. It is also possible that Network Consulting or NEXT BB may terminate our service agreement for our Internet Business. If the above MVNEs and other third-party service providers determine to terminate our service agreements or replacing existing terms with unfavorable ones, we may have no means of replacing these services on a timely basis or at all, which may adversely affect our business, financial condition, and our results of operations.

In addition, we rely greatly on network services provided by our MVNEs, their MNOs, and other third-party services providers, which may subject to interruptions, errors, or delays with respect to their backbone network or service facilities caused by human errors, interruptions, errors, or delays with service facilities, or natural factors, including damage from fire, earthquakes, or other natural disasters, power loss, sabotage, computer hackers, cyber-attack, human error, computer viruses, and other similar events. If our MVNEs, their MNOs, and other third-party services providers experience any of these incidents and will not be able to repair or regain stable network services in a timely manner or at all, our network capacity provided by such MVNEs, their MNOs, and/or other third-party service providers will suffer. As a result, the credibility of our network and customer satisfaction could decrease significantly, which could have a material adverse effect on our business and results of operations.

Ability to maintain and enhance our brand

We believe that recognition of our brand contributes significantly to the success of our business. We also believe that maintaining and enhancing our brand is critical to expanding our customer’s base. As our market becomes increasingly competitive, maintaining and enhancing our brand will depend largely on our ability to fund the advertising and promote our services and brand through social media platforms, which may be increasingly difficult and expensive. We also intend to engage with our existing and potential customers to receive real time feedback on our services. However, we cannot guarantee that the expected results will be achieved. If we are unable to maintain and enhance a strong brand recognition, or fail to respond to customer requirements, we may lose our competitive edge and may not be able to increase our customer base. As a result, our brand, business, and results of operations may be materially and adversely affected.

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Ability to expand our services

Our business as a mobile connectivity and wireless communications services provider depends on our ability to maintain and expand our telecommunications service network while maintaining the quality of the services provided and a positive customer experience. We believe that our growth will require, among other aspects, increasing marketing activities and network capacity, continuous attention to service quality, and a positive customer experience. These requirements will place significant demand on our managerial, operational, and financial resources. Failure to manage successfully and effectively our growth could reduce the quality of our services and result in an inadequate customer experience that may have adverse effects on our business, financial condition, and results of operations.

Performance of our franchise stores and OEM Partners

A significant portion of our SIM Card Business and Internet Business revenue is generated by monthly usage payments paid by our customers obtained through our franchise stores and OEM Partners. During the fiscal years ended May 31, 2024 and 2023, revenue from customers acquired through our franchise stores accounted for 1.8% and 1% of our total revenue, respectively, and revenue from our OEM Partners accounted for 69.6% and 56.5% of our total revenue, respectively.  Any business interruptions or reduction of revenue of our franchisees or OEM Partners could have an adverse effect on our business. Our franchise stores and OEM service agreements generally have a term of one year and automatically renew for successive one-year terms, unless either party notifies the other of its intention to the contrary in writing no later than three months before the expiration of the current term. If our franchise stores or OEM Partners terminate their agreements with us or request more favorable terms than the ones we currently have to renew such agreement, our retail channels will decrease and our ability to acquire customers will suffer. As a result, our business and results of operations will be materially and adversely affected.

In addition, although we license certain trademarks and trade names, such as センターモバイル (which translates to “center mobile”), and grant permission to use our store management know-how and provide management guidance to franchise stores, franchise stores are independent operators, and their employees are not our employees. Franchise stores may not operate their stores in a manner consistent with our standards and requirements or they or their employees may take actions that adversely affect the value of our brand. While we try to ensure that franchise stores maintain the quality of our brand and comply with their franchise agreements, franchise stores may take actions that adversely affect the value of our intellectual property or reputation or that are inconsistent with their contractual obligations. Although our franchise agreements permit us to terminate the agreement under certain circumstances, including violation of the agreement by a franchise store or deterioration of financial conditions of a franchise store, there can be no assurance that such remedy will be available or sufficient to prevent or undo harm to our brand.

Ability to provide travel plans at competitive prices

We believe that the success of our Travel Business is dependent on our ability to provide subscribers with access to travel plans offered by partners at competitive prices. By cooperating with our travel business partners, we provide services that allow subscribers to purchase travel plans from our partners, at prices that are lower than the wholesale price in most cases. While our prices may sometimes be slightly higher than the wholesale price, they are still lower than the official prices set by the hotels, airlines, and the Shinkansen (Japanese bullet trains) company. If we are unable to keep travel plans offered by our partners via our portal site  attractive, for example, due to interruption of business relationships with our travel business partners or more attractive travel plans provided by competitors, our existing subscribers may terminate the subscriptions and we may not be able to attract new subscribers. As a result, our Travel Business revenue will decrease, which could materially and adversely affect our business, financial condition, and results of operations.

Competitive market

We face significant competition in the MVNO industry in Japan. The major competitors of our SIM Card Business are major MVNOs, some of which are highly integrated service providers that are directly operated by MNOs or MVNEs. These major competitors may have greater brand recognition, larger customer bases, and a larger pool of technology human resources, including application development engineers, than we do. They may also have better financial resources to fund advertising, purchase wholesale more bandwidth of the mobile connectivity and wireless communications services to improve network speed, invest more heavily in research and development, and reduce prices to retain existing customers and attract new customers. We will compete with these competitors on brand name, quality of services, level of expertise, advertising, product and service innovation, and differentiation of product and services. Moreover, new entrants from other industries into the MVNO industry with new and enhanced technologies may increase the competition and weaken our competitive position and profitability. There can be no assurance that we will be able to compete successfully against current or future competitors, and such competitive pressures could have a material adverse effect on our business, financial condition, and results of operations.

Future Outlook of Market Trend

According to a report titled “Trends in the communications market” released by the MIC on April 24, 2024, as of the end of December 2023, there were 1,890 MVNOs, and the market share of MVNOs in the number of mobile communication contracts in cellular phone, Phala Network, and Broadband Wireless Access was 15.2%, which increased by 1.4% from 13.8% as of December 2022.

Although the consumer price index for telecommunications charges (cell phone) has declined significantly compared to the time when the revised Telecommunications Business Act went into effect in October 2019, the consumer price index for telecommunications charges (cell phone) has been on an upward trend in recent years, increasing by 13.0% since 2021.

According to the results of the survey conducted by the MIC from March 1, 2024 to March 3, 2024, a total of 3.3% of all respondents have switched from MVNOs to MNOs, while a total of 4.5% of all respondents have switched from MNOs to MVNOs. According to the report by the MIC, the number of MVNO contracts is increasing.

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Key Financial Performance Indicators

Revenue

Our revenue is primarily derived from mobile network services, advertising, outsourcing business, and travel business.

Cost of revenue

Our cost of revenue is primarily comprised of the costs to purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards and personnel costs related to outsourcing business.

Gross profit and gross profit margin

Gross profit is the difference between our revenue and cost of revenue. Gross profit margin is calculated by dividing gross profit by revenue.

Selling, general, and administrative expenses (“SG&A expenses”)

SG&A expenses are primarily comprised of personnel costs for general corporate functions and sales and marketing staff, commission expenses, advertising expenses, and outsourcing expenses.

Operating income

Operating income is the difference between our revenue and cost of revenue and SG&A expenses.

Other income (expenses)

Other income (expenses) is primarily comprised of interest income (expenses) and other income (expenses), which reflect the non-recurring, non-operating gains and losses we have from time to time.

Key Performance Indicators (KPIs)

The following metrics are the KPIs that we use to measure the performance of our business and future business opportunities and to develop strategic plans. We believe these KPIs provide useful information to help investors understand and evaluate our results of operations in the same manner as our management team. Certain judgement and estimates are inherent in our processes for calculating these KPIs.

These KPIs are presented for supplemental information purposes only. They should not be considered as a substitute for financial information presented in accordance with U.S. GAAP and may differ from similarly titled metrics or measures presented by other companies. The following table sets forth a summary of the KPIs:

	Six Months Ended Nov 30,		Change (2024 vs 2023)
	2024	2023	YoY	YoY %
Number of users	28,212	31,398	(3,186)	-10.1%
Number of subscribers	4,769	6,286	(1,517)	-24.1%
Churn rates	3.1%	2.6%	-	0.5%
Retention rates	96.9%	97.4%	-	-0.5%

	Fiscal Years Ended May 31,		Change (2024 vs 2023)
	2024	2023	YoY	YoY %
Number of users	30,031	32,845	(2,814)	-8.6%
Number of subscribers	5,314	8,205	(2,891)	-35.2%
Churn rates	2.4%	2.8%	-	-0.4%
Retention rates	97.6%	97.2%	-	0.4%

Number of users

Every month, we track the number of users. We define users as our customers who use our SIM cards. The number of users in the table above reflects the number of customers using our SIM cards as of November 30, 2024 and 2023 and March 31, 2024 and 2023. We consider the number of users as a KPI as it indicates the revenue base for our business. This is a leading indicator for our mobile network service and advertising business.

Number of subscribers

Every month, we track the number of subscribers. We define subscribers as our customers who subscribe our travel services. The number of subscribers in the table above reflect the number of customers subscribing our travel plan by paying the monthly fee as of November 30, 2024 and 2023 and March 31, 2024 and 2023. We consider the number of subscribers as a KPI as it indicates the revenue base for our business. This is a leading indicator for travel business.

Churn rate and retention rate

Every month, we track churn rate and retention rate. We calculate churn rate by dividing the total number of users canceled during the fiscal year by the total number of users we have at the beginning of the fiscal year. Retention rate can be calculated by subtracting the churn rate for the fiscal year from 100%. We consider churn rate and retention rate as KPIs because they indicate the ratio of our users who continue using our services and provide the forecasts of our revenue.

38

Results of Operations

Comparison of Results of Operations for the Six Months ended November 30, 2024 and 2023

The following table sets forth our statements of operations for the six months ended November 30, 2024 and 2023:

(in thousands, except change % data)

	Six Months Ended Nov 30,				Change (2024 vs 2023)
	2024($)	2024(¥)	2023($)	2023(¥)	$	¥	YoY %
Revenue:
Mobile network service	3,514	528,501	3,595	540,754	(81)	(12,253)	-2.3%
Advertising	244	36,771	261	39,259	(17)	(2,488)	-6.3%
Outsourcing business	2,658	399,827	588	88,448	2,070	311,379	352.0%
Travel business	390	58,596	506	76,064	(116)	(17,468)	-23.0%
Other	108	16,171	131	19,757	(23)	(3,586)	-18.2%
Total revenue	6,914	1,039,866	5,081	764,282	1,833	275,584	36.1%
Cost of revenue:
Mobile network service	1,981	298,005	1,870	281,219	111	16,786	6.0%
Advertising	133	19,981	306	45,969	(173)	(25,988)	-56.5%
Outsourcing business	1,103	165,871	552	83,077	551	82,794	99.7%
Travel business	61	9,241	88	13,308	(27)	(4,067)	-30.6%
Other	34	5,083	80	12,086	(46)	(7,003)	-57.9%
Total cost of revenue	3,312	498,181	2,896	435,659	416	62,522	14.4%
Gross profit/(loss) and gross profit/(loss) margin:
Mobile network service	1,532	230,496	1,726	259,535	(194)	(29,039)	-11.2%
	-	44%	-	48%	-	-	-4.4%
Advertising	112	16,790	(45)	(6,710)	157	23,500	-350.2%
	-	46%	-	-17%	-	-	62.8%
Outsourcing business	1,555	233,956	36	5,371	1,519	228,585	4255.9%
	-	59%	-	6%	-	-	52.4%
Travel business	328	49,355	417	62,756	(89)	(13,401)	-21.4%
	-	84%	-	83%	-	-	1.7%
Other	74	11,088	51	7,671	23	3,417	44.5%
	-	-69%	-	-39%	-	-	-29.7%
Total gross profit:	3,601	541,687	2,185	328,624	1,416	213,063	64.8%
Selling, general and administrative expenses (unallocated)	3,395	510,636	1,781	267,931	1,614	242,705	90.6%
Operating income	206	31,051	404	60,693	(198)	(29,642)	-48.8%
Other income (expense), net (unallocated)	21	3,185	(5)	(710)	26	3,895	-548.6%
Net income before tax	227	34,236	399	59,983	(172)	(25,747)	-42.9%
Income tax expense (unallocated)	(34)	(5,153)	(175)	(26,387)	141	21,234	-80.5%
Net income	193	29,083	224	33,596	(31)	(4,513)	-13.4%

39

Revenue

Revenue for the six months ended November 30, 2024 increased by JPY275,584 thousand ($1,833 thousand), or 36.1%, compared to the six months ended November 30, 2023. The increase was primarily driven by following factors:

●	Revenue from mobile network services decreased by JPY12,253 thousand ($81 thousand), mainly due to a decrease in revenue through the distributors which resulted in a decrease in the number of users from 31,398 as of November 30, 2023 to 28,212 as of November 30, 2024, as during the six months ended November 30, 2024, we devoted our resources to increase sales to individual users through directly-operated stores, franchise stores, and OEM Partners.

●	Revenue from advertising decreased by JPY2,488 thousand ($17 thousand), mainly due to a decrease in the number of users during the six months ended November 30, 2024, as we had fewer users watching our advertisement.

●	Revenue from outsourcing business increased by JPY311,379 thousand ($2,070 thousand), mainly due to an increase in the number of contracts with corporate clients demanding temporary workers. The number of temporary workers we dispatched to corporate clients and the number of job seekers we introduced increased from zero temporary workers and zero job seekers in the six months ended November 30, 2023 to 31 temporary workers and 913 job seekers, respectively, in the six months ended November 30, 2024. We expect our revenue from outsourcing business to continue to increase in the future as we secure more contracts with corporate clients.

●	Revenue from travel business decreased by JPY17,468 thousand ($116 thousand), mainly due to a decrease in travel plans sold by our distributors as the number of distributors decreased since contracts with some distributors expired. The number of subscribers for our travel business decreased from 6,286 as of November 30, 2023 to 4,769 as of November 30, 2024.

Cost of Revenue

Cost of revenue for the six months ended November 30, 2024 increased by JPY62,522 thousand ($416 thousand), or 14.4%, compared to the six months ended November 30, 2023. The increase was primarily driven by the following factors:

●	Cost of revenue related to mobile network services increased by JPY16,786 thousand ($111 thousand) while revenue decreased because the majority of the costs to purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards as our largest cost is fixed for each year and does not fluctuate with the decrease in the number of users.

●	Cost of revenue related to advertising decreased by JPY25,988 thousand ($173 thousand), reflecting the lower direct costs associated with the lower corresponding revenue.

●

Cost of revenue related to outsourcing business, which mainly consists of personnel costs, increased by JPY82,794 thousand ($551 thousand) as the revenue increased significantly in the six months ended November 30, 2024.

●	Cost of revenue related to travel business decreased by JPY4,067 thousand (27 thousand), reflecting the lower direct costs associated with the lower corresponding revenue.

Gross Profit/(Loss)

As a result of the foregoing, the gross profit was JPY541,685 thousand ($3,601 thousand) during the six months ended November 30, 2024, compared to JPY328,623 thousand ($2,185 thousand) during the six months ended November 30, 2023.

●

The gross profit from mobile network service was JPY230,496 thousand ($1,532 thousand) during the six months ended November 30, 2024. The gross profit margin decreased from 48% in the six months ended November 30, 2023 to 44% in the six months ended November 30, 2024 as the majority of its cost of revenue was fixed costs and did not fluctuate with the decreased revenue.

●

The gross profit from advertising was JPY16,790 thousand ($112 thousand) during the six months ended November 30, 2024. The gross profit margin increased from (17%) in the six months ended November 30, 2023 to 46% in the six months ended November 30, 2024 due to the change in the exchange rate of the points from 1 yen per point to 0.1 yen per point in June 2024.

●

The gross profit from outsourcing business was JPY233,956 thousand ($1,555 thousand) during the six months ended November 30, 2024. The gross profit margin increased from 6% in the six months ended November 30, 2023 to 59% in the six months ended November 30, 2024 as the outsourcing business was fully launched and the revenue increased in the six months ended November 30, 2024.

●	The gross profit from travel business was JPY49,355 thousand ($328 thousand) during the six months ended November 30, 2024. The gross profit margin remained relatively at the same level, from 83% in the six months ended November 30, 2023 to 84% in the six months ended November 30, 2024.

SG&A Expenses

SG&A expenses for the six months ended November 30, 2024 increased by JPY510,636 thousand ($3,395 thousand), or 90.6%, compared to the six months ended November 30, 2023. The increase was primarily driven by the following factors:

●	an increase in advertising expenses due to the active promotions for outsourcing business;

●	an increase in professional fees due to an increase in audit fees;
●	an increase in commission expenses mainly due to the temporary campaign costs; and
●	an increase in payroll costs due to an increase in headcount and an increase in directors’ compensation.

Other Income (Expenses), net

Other income (expenses) for the six months ended November 30, 2024 increased by JPY3,895 thousand ($26 thousand), or 548.6%, compared to the six months ended November 30, 2023, primarily due to the foreign exchange gain recognized in the six months ended November 30, 2024.

40

Net Income

As a result of the foregoing, the net income was JPY29,081 thousand ($193 thousand) during the six months ended November 30, 2024, compared to JPY33,595 thousand ($224 thousand) during the six months ended November 30, 2023.

Comparison of Results of Operations for the Fiscal Years Ended May 31, 2024 and 2023

The following table sets forth our statements of operations for the fiscal years ended May 31, 2024 and 2023:

(in thousands, except change % data)
	Years Ended May 31,				Change (2024 vs 2023)
	2024($)	2024(¥)	2023($)	2023(¥)	$	¥	YoY %
Revenue:
Mobile network service	7,050	1,060,420	8,723	1,312,062	(1,673)	(251,642)	-19.2%
Advertising	527	79,194	556	83,662	(29)	(4,468)	-5.3%
Outsourcing business	1,761	264,878	488	73,397	1,273	191,481	260.9%
Travel business	945	142,146	1,528	229,804	(583)	(87,658)	-38.1%
Other	243	36,576	409	61,498	(166)	(24,922)	-40.5%
Total revenue	10,526	1,583,214	11,704	1,760,423	(1,178)	(177,209)	-10.1%
Cost of revenue:
Mobile network service	3,761	565,737	3,641	547,642	120	18,095	3.3%
Advertising	565	84,985	598	89,937	(33)	(4,952)	-5.5%
Outsourcing business	1,493	224,597	312	46,988	1,181	177,609	378.0%
Travel business	161	24,226	453	68,082	(292)	(43,856)	-64.4%
Other	121	18,218	164	24,726	(43)	(6,508)	-26.3%
Total cost of revenue	6,101	917,763	5,168	777,375	933	140,388	18.1%
Gross profit/(loss) and gross profit/(loss) margin:
Mobile network service	3,289	494,683	5,082	764,420	(1,793)	(269,737)	-35.3%
	-	47%	-	58%	-	-	-11.6%
Advertising	(39)	(5,791)	(42)	(6,275)	3	484	-7.7%
	-	-7%	-	-8%	-	-	0.2%
Outsourcing business	268	40,281	176	26,409	92	13,872	52.5%
	-	15%	-	36%	-	-	-20.8%
Travel business	784	117,920	1,075	161,722	(291)	(43,802)	-27.1%
	-	83%	-	70%	-	-	12.6%
Other	122	18,358	244	36,772	(122)	(18,414)	-50.1%
	-	50%	-	60%	-	-	-9.6%
Total gross profit:	4,424	665,452	6,535	983,050	(2,111)	(317,597)	-32.3%
Selling, general and administrative expenses (unallocated)	3,964	596,247	3,730	561,057	234	35,190	6.3%
Operating income	460	69,205	2,805	421,993	(2,345)	(352,787)	-83.6%
Other income (expense), net (unallocated)	(7)	(1,050)	(6)	(830)	(1)	(220)	26.5%
Net income before tax	453	68,155	2,799	421,163	(2,346)	(353,007)	-83.8%
Income tax expense (unallocated)	(185)	(27,876)	(861)	(129,437)	676	101,561	-78.5%
Net income	268	40,279	1,938	291,726	(1,670)	(251,446)	-86.2%

41

Revenue

Revenue decreased by JPY177,209 thousand ($1,178 thousand), or 10.1% year-over-year, to JPY1,583,214 thousand ($10,526 thousand). The decrease was primarily driven by following factors:

●	Revenue from mobile network services decreased by JPY251,642 thousand ($1,673 thousand), mainly due to a decrease in revenue through the distributors which resulted in a decrease in the number of users from 32,845 as of May 31, 2023 to 30,031 as of May 31, 2024, as during the fiscal year ended May 31, 2024, we devoted our resources to increase sales to individual users through directly-operated stores, franchise stores, and OEM Partners.

●	Revenue from advertising decreased by JPY4,468 thousand ($29 thousand), mainly due to a decrease in the number of users during the fiscal year ended May 31, 2024, as we had fewer users watching advertisement.

●	Revenue from outsourcing business increased by JPY191,481 thousand ($1,273 thousand), mainly due to an increase in the number of contracts with corporate clients demanding temporary workers. The number of workers we dispatched and the number of job seekers we introduced increased from zero in the year ended May 31, 2023 to 21 and 151, respectively, in the year ended May 31, 2024.

●	Revenue from travel business decreased by JPY87,658 thousand ($583 thousand), mainly due to a decrease in travel plans sold by our distributors as the number of distributors decreased since contracts with some distributors came to an end in the fiscal year ended May 31, 2024. The number of subscribers for our travel business decreased from 8,205 as of May 31, 2023 to 5,314 as of May 31, 2024.

Cost of Revenue

Cost of revenue increased by JPY140,388 thousand ($933 thousand), or 18.1% year-over-year, to JPY917,763 thousand ($6,101 thousand). The increase was primarily driven by the following factors:

●	Cost of revenue related to mobile network services increased by JPY18,905 thousand ($120 thousand) while revenue decreased because the majority of the costs to purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards as our largest cost is fixed for each year and does not fluctuate with changes in number of users.
●	Cost of revenue related to advertising decreased by JPY4,952 thousand ($33 thousand) reflecting the lower direct costs associated with the lower corresponding revenue.
●	Cost of revenue related to outsourcing business, which mainly consists of personnel costs, increased by JPY177,609 thousand ($1,181 thousand) as the revenue increased in the fiscal year ended May 31, 2024.
●	Cost of revenue related to travel business decreased by JPY43,856 thousand (292 thousand) reflecting the lower direct costs associated with the lower corresponding revenue.

Gross Profit/(Loss)

As a result of the foregoing, the gross profit was JPY665,451 thousand ($4,425 thousand) during the fiscal year ended May 31, 2024, compared to JPY983,048 thousand ($6,536 thousand) during the fiscal year ended May 31, 2023.

●	The gross profit from mobile network service was JPY494,683 thousand ($3,289 thousand) during the fiscal year ended May 31, 2024. The gross profit margin decreased from 58% in the fiscal year ended May 31, 2023 to 47% in the fiscal year ended May 31, 2024 as the majority of its cost of revenue was fixed costs and did not fluctuate with the decreased revenue.
●	The gross loss from advertising was JPY5,791 thousand ($39 thousand) during the fiscal year ended May 31, 2024. The gross loss margin remained relatively at the same level, from (8%) in the fiscal year ended May 31, 2023 to (7%) in the fiscal year ended May 31, 2024.
●	The gross profit from outsourcing business was JPY40,281 thousand ($268 thousand) during the fiscal year ended May 31, 2024. The gross profit margin decreased from 36% in the fiscal year ended May 31, 2023 to 15% in the fiscal year ended May 31, 2024 as the outsourcing business was not fully launched yet.
●	The gross profit from travel business was JPY117,920 thousand ($784 thousand) during the fiscal year ended May 31, 2024. The gross profit margin increased from 70% in the fiscal year ended May 31, 2023 to 83% in the fiscal year ended May 31, 2024 due to the lower costs.

SG&A Expenses

SG&A expenses increased by JPY35,190 thousand ($224 thousand), or 6.3% year-over-year, to JPY596,247 thousand ($3,793 thousand) primarily due to:

●	an increase in payroll costs due to an increase in headcount and an increase in directors’ compensations; and

●	an increase in advertising expenses due to the active promotions for outsourcing business.

The increase was partially offset by a decrease in incentives paid to franchise stores and distributors due to the decrease in sales from mobile network service.

Other Income (Expenses), net

Other expenses increased by JPY220 thousand ($2 thousand), or 26.5% year-over-year, to JPY1,050 thousand ($7 thousand), primarily due an increase in interests on bonds.

42

Net Income

As a result of the foregoing, the net income was JPY40,278 thousand ($256 thousand) during the fiscal year ended May 31, 2024, compared to JPY291,724 thousand ($1,857 thousand) during the fiscal year ended May 31, 2023.

Cash Flows/Liquidity

Cash Flows for the Six Months Ended November 30, 2024 and 2023

As of November 30, 2024 and May 31, 2024, we had cash of JPY309,688 ($2,059 thousand) and JPY365,017 ($2,427 thousand), respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally fund our operations with cash flows from operations, and, when needed, borrowing from financial institutions. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses and cash obligations for at least the next 12 months, although our ability to continue as a going concern depends upon our ability to attract and retain revenue generating customers, acquire new customers, and secure additional financing.

(in thousands)

	For the Six Months Ended November 30,
	2024	2023
Cash flows from operating activities:
Net income	¥29,081	¥33,595
Depreciation and amortization	3,355	3,566
Foreign exchange gains	(3,570)	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(28,346)	68,386
Decrease (increase) in inventories	4,987	(13,608
(Increase) decrease in other receivable	(22,199)	280
(Increase) in income taxes receivable	(18,066)	-
(Decrease) in accounts payable	(659)	(47,040
Increase in accrued expenses	8,902	11,668
(Decrease) increase in contract liabilities	(14,851)	2,414
Increase in advanced receipts	3,500	-
(Decrease) in consumption tax receivable	(5,961)	-
Increase in deferred tax liabilities	15,757	7,912
Increase (decrease) in income taxes payable	47,391	(88,280
(Decrease) in accrued consumption taxes	(5,244)	(40,589
Other, net	(687)	(407
Net cash flows provided by (used in) operating activities	13,390	(62,103

Cash flows from investing activities:
Purchases of property and equipment	(14,895)	(1,679
Proceeds from short-term investment	13,570	-
Payment received on short-term loans receivable - related party	40,976	-
Payments of short-term loans receivable	-	(20,180
Net cash flows provided by (used in) investing activities	39,651	(21,859

Cash flows from financing activities:
Repayments for long-term loans	(5,004)	(5,004
Redemption of bonds	(9,655)	(9,558
Payments of listing expenses	(93,711)	-
Net cash flows (used in) financing activities	(108,370)	(14,562
Net (decrease) in cash and cash equivalents	(55,329)	(98,524
Cash and cash equivalents at the beginning of period	365,017	517,101
Cash and cash equivalents at the end of period	¥309,688	¥418,577

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	¥284	¥321
Cash paid for taxes	8,549	107,036
Cash refund for taxes	¥48,478	¥-

43

Operating Activities

Net cash generated from operating activities increased from cash outflow of JPY62,103 ($413 thousand) during the six months ended November 30, 2023 to cash inflow of JPY13,390 ($89 thousand) during the six months ended November 30, 2024. The increase was primarily due to the increase in income tax payable and accrued consumption taxes at November 30, 2024.

Investing Activities

Net cash provided by investing activities increased from cash outflow of JPY21,859 thousand ($145 thousand) during the six months ended November 30, 2023 to cash inflow of JPY39,651 thousand ($264 thousand) during the six months ended November 30, 2024. The increase was primarily due to the payment received on a short-term loan receivable from a related party.

Financing Activities

Net cash used in financing activity increased from JPY14,562 thousand ($97 thousand) during the six months ended November 30, 2023 to JPY108,370 thousand ($720 thousand) during the six months ended November 30, 2024, mainly due to the payment of IPO related expenses.

Cash Flows for the Fiscal Years Ended May 31, 2024 and 2023

As of May 31, 2024 and 2023, we had cash of JPY365,017 ($2,427 thousand) and JPY517,101 ($3,438 thousand), respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally fund our operations with cash flows from operations, and, when needed, borrowing from financial institutions. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses and cash obligations for at least the next 12 months, although our ability to continue as a going concern depends upon our ability to attract and retain revenue generating customers, acquire new customers, and secure additional financing.

(in thousands)

	Fiscal Year Ended May 31, 2024	Fiscal Year Ended May 31, 2023
Cash flows from operating activities:
Net income	¥40,278	¥291,724
Depreciation and amortization	6,792	5,500
Changes in operating assets and liabilities:
Decrease in accounts receivable	83,438	34,375
(Increase) in inventories	(6,034)	(3,764)
(Increase) in other receivable	(22,390)	(860)
(Increase) in income taxes receivable	(38,635)	-
(Decrease) in accounts payable	(27,097)	(53,494)
Increase in accrued expenses	18,801	13,598
Increase in contract liabilities	3,597	12,150
(Decrease) increase in income taxes payable	(116,637)	51,064
(Decrease) increase in consumption tax payable	(29,173)	22,375
Increase (decrease) in deferred tax liabilities	8,359	(7,464)
Other, net	3,010	(2,882)
Net cash flows (used in) provided by operating activities	(75,691)	362,322

Cash flows from investing activities:
Purchases of property and equipment	(4,488)	(62,112)
Purchase of investments	-	(33,863)
Payments of short-term loans receivable	-	(800)
Payments of short-term loans receivable - related party	(3,324)	(29,089)
Net cash flows (used in) investing activities	(7,812)	(125,864)

Cash flows from financing activities:
Repayments for long-term loans	(10,008)	(10,008)
Proceeds from issuance of bonds	-	100,000
Redemption of bonds	(19,164)	(9,515)
Payment for debt issuance costs	-	(2,710)
Payments of listing expenses	(39,409)	-
Net cash flows (used in) provided by financing activities	(68,581)	77,767
Net (decrease) increase in cash and cash equivalents	(152,084)	314,225
Cash and cash equivalents at the beginning of the fiscal year	517,101	202,876
Cash and cash equivalents at the end of the fiscal year	¥365,017	¥517,101

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	¥624	¥510
Cash paid for taxes	175,766	86,692

44

Operating Activities

Net cash generated from operating activities decreased from cash inflow of JPY362,322 ($2,409 thousand) during the fiscal year ended May 31, 2023 to cash outflow of JPY75,691 ($503 thousand) during the fiscal year ended May 31, 2024. The decrease was primarily due to the decrease in net income in the fiscal year ended May 31, 2024.

Investing Activities

Net cash used in investing activities decreased from JPY125,864 thousand ($837 thousand) during the fiscal year ended May 31, 2023 to JPY7,812 thousand ($52 thousand) during the fiscal year ended May 31, 2024. The decrease was primarily due to the less amount spent on the acquisition of property and equipment and investments.

Financing Activities

Net cash provided by financing activity decreased from cash inflow of JPY77,767 thousand ($517 thousand) during the fiscal year ended May 31, 2023 to cash outflow of JPY68,581 thousand ($456 thousand) during the fiscal year ended May 31, 2024, mainly due the issuance of bonds in the fiscal year ended May 31, 2023.

Contractual Obligations and Commitments

As of November 30, 2024, we had total of JPY108,361 thousand ($720 thousand) contractual obligations for future payments.

	As of November, 30, 2024
Yen in thousands	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term debt	¥23,312	¥5,004	¥18,308	¥-	¥-
Bonds	58,957	19,455	39,502	—	—
Operating lease payments	26,092	9,943	16,149	—	—
Total	¥108,361	¥34,402	¥73,959	¥-	¥-

As of May 31, 2024, we had total of JPY139,530 thousand ($928 thousand) contractual obligations for future payments.

	As of May 31, 2024
Yen in thousands	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term debt	¥28,316	¥10,008	¥18,308	¥—	¥—
Bonds	68,612	19,358	49,254	—	—
Operating lease payments	42,602	22,697	19,905	—	—
Total	¥139,530	¥52,063	¥87,467	¥—	¥—

Off-Balance Sheet Arrangements

As of November 30, 2024 and May 31, 2024, we did not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Capital Expenditures

Our capital expenditures primarily consist of acquisition of property and equipment.

During the six months ended November 30, 2024 and 2023, we spent JPY14,895 thousand ($99 thousand) and JPY1,679 thousand ($11 thousand), respectively, on acquisitions of property and equipment.

During the fiscal years ended May 31, 2024 and 2023, we spent JPY4,488 thousand ($29 thousand) and JPY95,975 thousand ($611 thousand), respectively, on acquisitions of property and equipment and nil and JPY33,863 thousand ($215 thousand), respectively, on acquisition of investments.

Quantitative and Qualitative Disclosure About Market Risk

Foreign Currency Risk

We transact our operating activities in Japan, and our cash generated from revenue is denominated in Japanese yen. Our expenses are generally denominated in Japanese yen. Foreign exchange risk arises from future commercial transactions and recognized assets and liabilities, and net investments in foreign operations, if we acquire any. We acknowledge the recent volatility of the U.S dollar but believe we are relatively insulated from foreign exchange risk, as most of our economical transactions are conducted within Japan and using Japanese yen.

45

Inflation Risk

Inflationary factors, such as increases in our operating expenses, may adversely affect our results of operations. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, an increase in the rate of inflation in the future may have an adverse effect on our levels of operating expenses as a percentage of revenue if we are unable to increase our prices to keep pace with these increased expenses.

Interest Rate Risk

As of May 31, 2024, we had cash and cash equivalents that consist of bank deposit. We did not have investment or other interest-earning instruments that carry a high degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates. A hypothetical 10% change in interest rates during any of the periods presented would not have had a material impact on our historical consolidated financial statements.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Use of Estimates

Significant accounting estimates reflected in our consolidated financial statements include inventories, long-lived assets, leases, asset retirement obligations, and deferred tax liabilities. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our financial statements:

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The ASC 606 revenue recognition model consists of the following five steps:

(1)	identifying a contract with a customer,

(2)	identifying the performance obligations in the contract,

(3)	determining the transaction price,

(4)	allocating the transaction price to the performance obligations in the contract, and

(5)	recognizing revenue when (or as) the entity satisfies a performance obligation.

For an arrangement to qualify as a contract, it must be probable that the Company will collect the consideration to which it is entitled for the goods or services to be transferred. Once the contract is determined to be within the scope of ASC 606, the Company assesses the promised goods or services in each contract and determines whether those are performance obligations and the related transaction price. The Company then recognizes the sale of goods based on the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The Company recognizes revenue from mobile network service, sales of advertisement, outsourcing service, and travel business sales.

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Mobile network service segment

Revenue from mobile network service

The Company provides flexible monthly mobile network plans to users for a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. Users can select plans with specified transferrable amounts of voice and data services or plans with only specified transferrable amounts of data and enter into the contracts with the Company. Revenue from mobile network service is recognized over time during the period the network services are provided to users, corresponding to the point at which the promised service is transferred to users and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to users. Cost of revenues primarily consists of fees for mobile network services from MVNEs.

Through the proprietary app, “PLAIO,” the Company receives advertising fees from advertisers and uses them to reward customers who watched advertisements to lower their monthly fees for mobile network services. By watching a video advertisement with a length ranging from 30 seconds to around 60 seconds through PLAIO, customers can receive five points, with each point being used as 0.1 Japanese yen by the customers to deduct their monthly fees for the mobile network services. The Company defers revenue equivalent to the estimated service price of points earned by end users, which can be applied to reduce their monthly fees for the mobile network services as each point is earned. A corresponding liability is recorded as deferred revenue when each point is earned. This deferral is based on the estimated value of the mobile network services for which the reward is expected to be redeemed, net of estimated unredeemed points. Points generally expire when the mobile network service contracts are terminated. When a customer redeems an earned reward, we recognize revenue for the redeemed product and reduce the related deferred revenue.

Advertising segment

Revenue from sales of advertisement

The Company receives the advertising fees from advertisers based on the cost-per-action, such as the numbers of watching advertisements through PLAIO app, and uses them to reward users who watch advertisements through the Company’s mobile network. Revenue from sales of advertisement is recognized at a point in time when the Company completes providing advertisements to users through the Company’s mobile network, corresponding to the point at which the promised service is transferred to users and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to users. The Company recorded only intersegment cost of revenues.

Outsourcing service segment

Revenue from outsourcing service

The Company hires job seekers as our full-time employees and dispatches them to corporate customers as a staffing agency. Revenue from outsourcing services as a staffing agency is recognized over time during the period the human resources are provided to the corporate customers, corresponding to the point at which the promised service is transferred to the customers and the performance obligation is satisfied. In addition, the Company also serves as an intermediary who introduces job seekers to appropriate hirers based on job seekers’ willingness, interests, personalities, experiences, requirements, and the hirers’ needs. Revenue from outsourcing service as an intermediary is recognized at a point in time when a customer hires a job seeker introduced by the Company and after the period stipulated in the contract has elapsed, which is also the time when the promised service is transferred to customers and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to customers. Cost of revenues primarily consists of salaries and outsourcing expenses.

The Company also supports job seekers by providing them with a certain amount of living expenses to enable job seekers to focus on job searching. The nature of the support is short-term loans with no interests and the job seekers will repay the loans after they have been employed. Therefore, the Company records these advances as other receivables and reconciles other receivables when the jobseekers repay the Company. During the series of this transactions, the Company noted that there were no accounting issues related to revenue recognition.

Travel business segment

Revenue from travel business sales

The Company operates a travel business. Through cooperating with the Company’s travel business partners, the Company operates a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans or hotel plus Shinkansen (Japanese bullet trains) ticket travel plans offered by the Company’s partners. The Company charges its customers a monthly subscription fee. Revenue from travel business sales is recognized over time during the period the Company provides subscription services to subscribers that allow them to purchase travel plans through the Company’s portal, which is the time when the promised service is transferred to subscribers and the performance obligation is satisfied. The Company determined that the Company is the principal in this arrangement since another party is not involved in providing services to subscribers. Cost of revenues primarily consists of fees for the Company’s travel business partners.

Inventories

Inventories consist of merchandise, including smartphone-related products and cosmetic products. Estimates of the lower of cost and net realizable value of inventory are determined by comparing the actual cost of the inventory to the estimated selling prices in the ordinary course of business based on current market and economic conditions, less reasonably predictable costs of completion, disposal, and transportation of the inventory.

Property and Equipment

Property and equipment are stated at cost.

	Useful life	Depreciation method
Buildings	24-27 years	Straight-line method
Leasehold improvements	10 years	Straight-line method
Vehicles	2 years	Straight-line method
Tool, furniture, and fixtures	3 years	Straight-line method
Land	Indefinite	-

Maintenance and repairs are charged to expenses as incurred. Improvements of a major nature are capitalized. Construction in progress is not depreciated until ready for service at the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gains or losses are reflected in income.

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment is recognized by measuring the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded during the fiscal years ended May 31, 2024 and 2023.

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BUSINESS

Overview

We conduct all of our operations through our subsidiary in Japan, Center Mobile Japan. Center Mobile Japan is a mobile connectivity and wireless communications services provider in Japan, offering a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. Our customers are attracted to our services because of our competitive prices, flexible monthly plans, the high quality and stability of our services, and our innovative business model that allows our customers to lower their monthly fees. We offer such services on a monthly basis for specified quantities of minutes or amounts of data selected in advance. In addition, we are, as of the date of this prospectus, one of the few mobile connectivity and wireless communications services providers in Japan operating an innovative business model that allows our customers to lower their monthly fees for our services by watching advertisements or playing games through our proprietary app, “PLAIO.” Through this business model that incentivizes our customers to watch advertisements through PLAIO, we are able to receive advertising fees from advertisers and use them to reward those customers who watched advertisements in the form of “points,” which may be used by them to lower their monthly fees for our mobile connectivity and wireless communications services.

As an MVNO, we provide mobile connectivity and wireless communications services in Japan by using the infrastructure and communication system of NTT Docomo, one of the largest Japanese MNOs in terms of subscription market share. To provide mobile connectivity and wireless communications services to our customers, we purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards from FreeBit, a Japanese MVNE that also purchases wholesale the wireless network infrastructure from NTT Docomo, and distribute the SIM cards to OEM Partners, retailers who distribute the SIM cards under their own brands, or to customers through our online store, directly-operated stores, franchise stores, and distributors under our name (the SIM Card Business).

Because we do not own or operate a physical network or relevant appliances and equipment, we are free from related capital expenditures and, therefore, are able to focus our resources on providing competitive prices for our services against MNOs. Furthermore, in addition to the monthly fees from our customers, we are also able to generate advertising revenue through operating our innovative business model. While it is common for other mobile connectivity and wireless communications services providers that operate diversified businesses to generate additional revenue by selling other services to existing customers for the mobile connectivity and wireless communications services, our innovative business model allows us to generate additional advertising revenue without the sales of other services, enabling two revenue streams from a single service. This unique dual revenue structure provides us with additional funds to provide high-quality and stable services by leasing sufficient bandwidth for mobile connectivity and wireless communications services from FreeBit yet at competitive prices to our customers.

As of November 30, 2024, we had entered into approximately 28,212 service agreements for our mobile connectivity and wireless communications services and our revenue generated from the SIM Card Business was approximately JPY555,309 thousand ($3,692 thousand), JPY1,060,404 thousand ($7,050 thousand) and JPY1,312,065 thousand ($8,723 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 53.4%, 67.1% and 74.5% of our total revenue for those periods, respectively.

We also operate the Internet Business. Under the Internet Business, we offer three types of communications services: the mobile router connectivity service, the home wireless communications service, and the home internet service. For the mobile router connectivity service and the home wireless communications service, we, as an MVNO, purchase wholesale SIM cards and mobile connectivity and wireless communications services and purchase applicable mobile routers wholesale from an MVNE and sell our wireless communications services to the customers through our retail channels; for the home internet service, we purchase internet access services and applicable home routers wholesale from an internet access service provider that purchases the optical fiber system and internet access services wholesale from telecom companies and sell our internet access services to customers through our retail channels.

As of November 30, 2024, we had entered into approximately 1,595 service agreements under the Internet Business, and our revenue generated from the Internet Business was approximately JPY47,230 thousand ($314 thousand), JPY44,485 thousand ($296 thousand) and JPY73,093 thousand ($486 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 4.5%, 2.8% and 4.6% of our total revenue for those periods, respectively.

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In addition to the SIM Card Business and the Internet Business, we currently also operate the Outsourcing Business. Under the Outsourcing Business, we work as a staffing agency, and our goal and policy are to provide a more stable working environment and conditions for job seekers. Unlike most of the staffing agencies in Japan that only hire job seekers and dispatch them to their corporate clients without providing much training, leaving the training to such corporate clients, we hire job seekers as our full-time employees and provide basic training to help them fit into the workplaces and positions that we consider the best match for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs before dispatching them to our corporate clients. We also focus on the welfare of our employees and, we believe, offer more competitive employment conditions compared to those of other staffing agencies in Japan. By doing so, we may provide a more stable working environment and conditions for job seekers, which benefits us in recruiting more talented and competent personnel to appeal to more corporate clients. For each dispatch, our corporate clients pay us a monthly dispatch fee, and we then pay our employees who are dispatched monthly salaries, transportation allowance, and incentive bonuses out of the dispatch fees. When our full-time employees are not dispatched to our corporate clients, they generally work at our office and assist in matters such as managing dispatched employees and acquiring new corporate clients.

In addition, for job seekers who do not intend to take the dispatch path, we provide the service of acting as an intermediary, introducing them to appropriate hirers based on job seekers’ willingness, interests, personalities, experiences, requirements, and the hirers’ needs. In particular, in some special cases of blue-collar job seekers, if they face financial difficulties before getting hired, we support them with a certain amount of living expenses for a certain period of time. By doing so, we expect to make our service appealing to more job seekers, enabling us to secure the source of job seekers. After the job seekers are hired, we charge the hirers referral fees no greater than 30% of the workers’ estimated annual compensation package.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, our revenue generated from the Outsourcing Business was approximately JPY399,827 thousand (2,658 thousand), JPY264,865 thousand ($1,761 thousand) and JP73,408 thousand ($488 thousand), respectively, which accounted for 38.4%, 16.8% and 4.2% of our total revenue for those periods, respectively.

In addition to our SIM Card Business, Internet Business, and Outsourcing Business, we currently also operate Travel Business. Through cooperating with our travel business partners, we operate a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans and hotel plus Shinkansen (Japanese bullet trains) ticket travel plans. In most cases, our prices are lower than wholesale prices. While our prices may sometimes be slightly higher than the wholesale price, they are still lower than the official prices set by the hotels, airlines, and the Shinkansen company. We charge a monthly subscription fee of 2,530 Japanese yen (approximately $17). As of November 30, 2024, we had approximately 4,769 subscribers, and our revenue generated from the Travel Business was approximately JPY58,596 thousand ($390 thousand), JPY142,257 thousand ($946 thousand) and JPY229,812 thousand ($1,528 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 6.0%, 9.0% and 13.0% of our total revenue for those periods, respectively.

We operate our SIM Card Business, Internet Business, and Travel Business through Center Mobile Japan and operate our Outsourcing Business through Pay Storage, the wholly owned subsidiary of Center Mobile Japan. Both Center Mobile Japan and Pay Storage are based in Japan. Since investors will invest in Center Mobile Cayman, a holding company without substantial operations, our cash flows and our ability to meet our obligations depend on the cash flows of Center Mobile Japan and Pay Storage and the payment of funds by Center Mobile Japan and Pay Storage to us in the form of dividends, distributions or otherwise.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, our total revenue was JPY1,039,866 thousand (approximately $6,914 thousand), JPY1,583,214 thousand (approximately $10,526 thousand) and JPY1,760,423, thousand (approximately $11,704 thousand), respectively, and our net income was JPY29,081 thousand (approximately $193 thousand), JPY40,278 thousand (approximately $268 thousand) and JPY291,724 thousand (approximately $1,940 thousand), respectively.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

Competitive price and an innovative business model

As an MVNO that uses the infrastructure and communication system of an MNO and purchases wholesale mobile connectivity and wireless communications services from an MVNE, we can obtain bulk access to mobile connectivity and wireless communications services at wholesale rates. Since we do not own or operate a physical network or relevant appliances and equipment, we are free from related capital expenditures. Therefore, we are able to provide competitive prices for our services against MNOs.

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In addition, through operating an innovative business model that incentivizes our customers to watch advertisements through our proprietary app, “PLAIO,” we are able to receive advertising fees from advertisers and use them to reward those customers who watched advertisements to lower their monthly fees for our mobile connectivity and wireless communications services. By watching a video advertisement with a length ranging from 30 seconds to around 60 seconds through PLAIO, customers can receive five points, with each point being used as 0.1 Japanese yen by the customers to deduct their monthly fees for our mobile connectivity and wireless communications services.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, more than 20% of our customers at least partly deducted their monthly fees for our mobile connectivity and wireless communications services through our innovative business model. See “—Innovative business model.” As we strive to grow our business, we expect to further develop our innovative business model and increase advertising revenue. With such grown advertising revenue, we intend to provide more incentives to our customers, such as awarding more points for each video advertisement watched, to the extent that most of our customers can large-partially or even fully deduct their monthly fees.

High quality and stability of our mobile connectivity and wireless communications services

Pursuant to our service agreement with FreeBit, we are able to determine the bandwidth of the mobile connectivity and wireless communications services we purchase wholesale from FreeBit on a monthly basis. As the bandwidth determines how much data can be transferred at one time, the more bandwidth we can access from FreeBit, the more data our customers can send and receive at one time. As such, by monitoring the numbers of our customers and the aggregate data amounts they transfer and measuring the transfer speeds during the peak periods in specific areas on a daily basis, we may decide the bandwidth of the mobile connectivity and wireless communications services we need to purchase wholesale from FreeBit or to increase the bandwidth when necessary to ensure the high quality and stability of our services.

Thanks to the innovative business model we operate, in addition to the monthly fees we receive from our customers, we are also able to generate advertising revenue. While it is common for other mobile connectivity and wireless communications services providers that operate diversified businesses to generate additional revenue by selling other services to existing customers for the mobile connectivity and wireless communications services, our innovative business model allows us to generate additional advertising revenue without the sales of other services, enabling two revenue streams from a single service. This unique dual revenue structure provides us with additional funds to purchase wholesale sufficient bandwidth for mobile connectivity and wireless communications services from FreeBit, ensuring the high quality and stability of our services.

Experienced management team with strong technical and operational expertise

Our management team is comprised of highly skilled and dedicated professionals who have extensive multidisciplinary experience related to our businesses.

Our representative director and Chief Executive Officer, Mr. Yu Asano, has more than 10 years of experience in sales and has experience working as a manager at a company that provides temporary staffing services for two years.

Our founder and director, Mr. Tatsuya Nakagoshi, served as a representative director at a consulting company in Japan for eight years and a representative director at a design and system development and maintenance company.

Our director, Mr. Yuki Hayakawa, worked as a planner for five years at a trading house that resells apparels and interior goods online and via mail orders, where he was responsible for planning and execution of e-mail marketing and advertising distribution and deepened his knowledge in digital marketing, particularly e-mail marketing, and advertising. From April 2015 to March 2017, Mr. Hayakawa worked at a company providing smartphone and phoneline solutions for corporate customers, where he was responsible for corporate client sales. Mr. Hayakawa also has experience in online sales of original equipment manufacturer’s products during his two years working as a partner at a retailer. While serving as our director, Mr. Hayakawa also currently works as a partner at a company that focuses on advertising agency management business.

Our director and Chief Technology Officer, Mr. Yoshiaki Izutsu, has more than 10 years of experience in system engineering and web design.

Our director, Mr. Yusuke Kanazawa, has more than 10 years of experience in e-commerce. From December 2015 to March 2019, Mr. Kanazawa also served as a representative director at a real estate company, where he developed his expertise in marketing, including product planning, landing page creation and improvement, advertisement placement, and optimization of advertisement effectiveness. While serving as our director, Mr. Kanazawa also works as a sole proprietor, operating his e-commerce website and providing consulting services relating to e-commerce website management.

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Before joining us, our director and Chief Financial Officer, Mr. Kazuo Iseji, worked as a sole proprietor managing a restaurant in Osaka from April 2014 to May 2021, where he, in addition to general business operations, was also responsible for financial planning and management and accounting. In November 2011, Mr. Iseji passed Level 1 of the Official Business Skills Test in Bookkeeping, a test held by Chamber of Commerce and Industry of Japan, the knowledge of which is equivalent to college degree knowledge in commercial bookkeeping and accounting for large companies.

We have developed nationwide retail channels and flexible expansion model

As of the date of this prospectus, we have established nationwide retail channels in Japan, consisting of two directly-operated stores, 36 franchise stores (operated by 35 owners), 15 distributors, and five OEM Partners. With our existing retail channel, we are able to distribute our SIM cards and provide customer services to our customers throughout the country. During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, we entered into 28,212, 30,031 and 32,845 service agreements for our mobile connectivity and wireless communications services, respectively.

To further expand our retail channel, we provide appealing incentives to attract retailers who want to join our SIM Card Business. They enjoy the great flexibility to join as franchise stores, distributors, or OEM Partners based on their own conditions and needs. See “—Retail Channels.”

Growth Strategies

We intend to develop our business by implementing the following strategies:

Continue to grow our SIM Card Business

As smartphones have become one of the most used electronic devices in modern daily life, more and more consumers tend to use specific smartphone apps to obtain the information they need rather than using search engines or web browsers as they did in the past. For example, more consumers are using Amazon’s or Walmart’s app to shop instead of using their websites in web browsers. Therefore, we believe it is one of the most efficient and effective ways to understand and obtain big data regarding the consumers’ life habits and what they are interested in by not only acquiring the web browsing history of the consumers but also collecting data like “when, how, and to what extent they are using their smartphones and when, how, and what smartphone apps they are using” because these will not be reflected in the consumers’ web browsing history if they only use smartphone apps. In view of this, to further develop the business model in which we use a portion of our advertising revenue to benefit our customers with lower fees for our mobile connectivity and wireless communications services, we are currently cooperating with an external team to conduct research and we entered into a consulting agreement with a Japanese technology company that specializes in the development of big data technologies in September 2024 to give advice and guidance on the development of our big data technologies that allow us to collect and analyze, under our customers’ prior consent, big data and information regarding our customers’ lifestyle habits and interests. See “—Intellectual Property—Our Big Data Technologies.”

We plan to apply our big data technologies when we grow our customer base to the extent that we have at least 100,000 customers. With the implementation of our big data technologies under development in the future, we expect to be able to collect and analyze, under our customers’ prior consent, big data and information regarding the lifestyle habits and interests of our customers (including those who use our SIM cards or our original smartphones (as described below)) not only from their web browsing history but also from the smartphone apps they use to maximize the effectiveness and efficiency of advertising by conducting highly accurate targeted advertising. We expect such targeted advertising to include, for example, displaying travel agencies’ advertisements to offer special deals on travel plans for users who open travel apps frequently, delivering advertisements of newly released games to users who play game apps three times or more a week, and casting advertisements of appropriate products at the proper timing to the users according to their lifestyle habits and interests. We also plan to employ data we obtain from our water dispenser and original smartphones in developing our big data technologies. See “—Expand into the fields of water dispenser business and develop our original smartphones.” As of the date of this prospectus, we have obtained two patents in Japan and are proceeding with the patent application in all Patent Cooperation Treaty contracting states in connection with our big data technologies that enable us to obtain big data from SIM communication logs and are preparing to submit certain patent applications in Japan and all Patent Cooperation Treaty contracting states for certain methods to apply big data to conduct effective and efficient advertising.

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In addition, we plan to deliver advertisements in the format of push notifications on smartphones. In this case, our customers will be able to “watch” the advertisements by simply tapping the push notification, making it easier for them to earn points and for us to generate advertising revenue. As smartphones have become one of the most used electronic devices in modern daily life and we expect people to spend more time on them in the future, we believe being able to deliver advertisements directly through smartphones and, with the implementation of our big data technologies, at the most appropriate timing and with most appealing contents to our customers will substantially increase the click-through rate of the advertisements we deliver and maximize the effectiveness and efficiency of advertising, consequently attracting more advertisers and long-term advertising sponsors join our innovative business model as we believe it will be a useful platform for them to deliver their advertisements effectively and efficiently, and lead to more advertising revenue generated. With such grown advertising revenue, we intend to provide more incentives to our customers, such as awarding more points for each video advertisement watched, to the extent that more customers can fully deduct their monthly fees to attract more customers and broaden our customer base. Consequently, as we broaden our customer base, we will be able to attract more advertisers and long-term advertising sponsors, establishing a profitable cycle for our business. Ultimately, our goal is to mainly rely on the advertising revenue from advertisers and long-term advertising sponsors to provide our mobile connectivity and wireless communications services for free to our customers, with advertisements delivered and watched on a regular basis, just like YouTube and Facebook, making “using our mobile connectivity and wireless communications services is free” become a new common sense among the consumers in Japan.

In addition, we plan to focus more on the online store on our website that we opened in June 2021, where customers can choose monthly plans to subscribe to our mobile connectivity and wireless communications services anywhere and order SIM cards to be shipped to their addresses within Japan. By doing so, we could further expand our sales and provide our services to the customers who reside in areas where we have not yet operated physical stores.

In addition, the reason we currently provide our mobile connectivity and wireless communications services as an MVNO is the low demand for bandwidth from our limited customer base. Therefore, as we grow our customer base, the demand for bandwidth from our customer base may increase to a level that is economically and strategically proper for us to directly purchase wholesale the wireless network infrastructure from NTT Docomo or other major MNOs in Japan, such as KDDI Corporation (AU) and SoftBank Corp., as an MVNE.

Increase our visibility and brand awareness by advertising

We intend to increase our visibility and brand awareness by advertising, promoting our services and brand through social media platforms, and engaging with our existing and potential customers to receive real-time feedback on our services. We also anticipate that listing on Nasdaq would increase our visibility and brand awareness and thus benefit the growth of our customer base.

Expand into the fields of water dispenser business and develop our original smartphones

Besides continuing to grow our SIM Card Business, we also intend to expand into the fields of water dispenser business and develop our original smartphones. As of the date of this prospectus, we are cooperating with certain manufacturers to develop our own original smartphones and water dispensers equipped with Internet of Things functions (“IoT functions”).

We are currently developing our original smartphones that, under our customers’ prior consent, will allow us to collect big data and information regarding the users’ lifestyle habits and interests, regardless of whether the smartphones are using our SIM card. In addition, under our customers’ prior consent, our original smartphones will allow us to display advertisements to our customers at the time we schedule while they are using them. As these advertisements will be skippable, they will not interfere with the normal operations of smartphones. In this case, like watching commercials on television, our customers will be able to earn points by watching these advertisements while using our original smartphones without making efforts to use our proprietary app, “PLAIO.”

In order to obtain smartphone user data, we plan to develop software which collects user logs when our original smartphones are operated. As of the date of this prospectus, we have confirmed with a third-party smartphone application developer on the types of communication logs we can obtain from smartphone usage and have received the samples of these logs. We are currently in the conceptualization stage, evaluating what can be inferred and analyzed by using these sample logs. We plan to complete the development of the software necessary for acquiring and transferring logs for the further development of our big data technologies in May or June of 2025.

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For the water dispenser business, we are currently planning to develop our original water dispensers equipped with IoT functions. With IoT functions, our water dispensers, under the users’ prior consent, are capable of recording and collecting data on users’ lifestyle habits, such as their health habits and usual time periods at home. Through the sales of our original IoT water dispensers, we will be able to reach target customers different from those in the SIM Card Business and collect big data that we were unable to obtain before. For example, it will be possible for us to know users’ usual time periods at home, leading to further understanding of their lifestyles. In addition, as big data regarding users’ usual time periods at home are valuable data for companies such as home security companies and delivery companies, we will be able to leverage these big data to develop business collaboration relationships with them, bring us more business opportunities as well as providing a more convenient lifestyle for our users. Furthermore, as our original IoT water dispensers are equipped with powdered milk mode to make formula milk for infants, sterilized water mode, and hot water mode, we could reach and further understand the lifestyles of young couples with infants in their houses and people who may care more about their health. Since our original IoT water dispensers are also equipped with a function for users to create personal accounts to record their water consumption, if each user creates a personal account, we would be able to learn the number of people in each household.

In order to obtain consumer data from IoT water dispensers, we plan to develop software which collects user logs when the dispensers are operated. As of the date of this prospectus, we are in the process of determining the types of data and logs to be collected through the water dispenser, the methods for acquisition, and the technical specifications required for such data collection. Additionally, we have consulted with a third-party water dispenser manufacturer to confirm the types of logs that can be obtained and the technology necessary to facilitate their collection.

In addition, by reaching these new target customers, we will be able to expand the promotion of our mobile connectivity and wireless communications services to different customer groups, expecting to further broaden our customer base. On the other hand, we may also promote our original IoT water dispensers to customers coming for our mobile connectivity and wireless communications services through our retail channels. As such, we expect this strategy will benefit both our water dispenser business and our SIM Card Business.

We plan to start reselling our water dispensers in the spring or summer of 2025 and our original smartphone by the end of 2025 or the beginning of 2026. We intend to incorporate additional data collected from the users of our original smartphones and IoT water dispensers to develop big data technologies that we, cooperating with an external team and a Japanese technology company that specializes in the development of big data technologies, are currently researching and developing to conduct a further accurate analysis that would enable us to display appropriate and personalized advertisements to our customers more efficiently. See “—Intellectual Property—Our Big Data Technologies.” By implementing this strategy, we expect to advertise more efficiently and effectively to attract more advertisers and long-term advertising sponsors and eventually increase our advertising revenue. Furthermore, with such increased advertising revenue, we intend to provide more incentives, such as awarding more points for each video advertisement watched, to attract more customers and broaden our customer base. Consequently, we will be able to attract more advertisers and long-term advertising sponsors, establishing a profitable cycle for our business.

Our Business

SIM Card Business

As an MVNO, we provide our mobile connectivity and wireless communications services in Japan by using the infrastructure and communication system of NTT Docomo, a leading Japanese MNO. To provide our mobile connectivity and wireless communications services to our customers, we purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards from FreeBit, a Japanese MVNE that also purchases wholesale the wireless network infrastructure from NTT Docomo, and distribute the SIM cards to OEM Partners, retailers who distribute the SIM cards under their own brands, or to the customers through our online store, directly-operated stores, franchise stores, and distributors under our name.

Flexible monthly plans

We provide flexible monthly plans to our customers for a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. Customers can select plans with specified transferable amounts of voice plus data or plans with only specified transferable amounts of data.

The tables below illustrate the monthly plans we provide.

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Voice plus Data Plans

Transferable Amounts	Monthly Fees
3 GB	1,408 Japanese yen (Approximately $9)
12 GB	1,958 Japanese yen (Approximately $13)
20 GB	2,728 Japanese yen (Approximately $18)
50 GB	4,378 Japanese yen (Approximately $29)

Data Plans

Transferable Amounts	Monthly Fees
3 GB	1,298 Japanese yen (Approximately $9)
12 GB	1,848 Japanese yen (Approximately $12)
20 GB	2,508 Japanese yen (Approximately $17)
50 GB	4,158 Japanese yen (Approximately $28)

Data plus Unlimited Voice Plans

Transferable Amounts	Monthly Fees
3 GB + Unlimited Voice Service for 24 hours	3,278 Japanese yen (Approximately $22)
20 GB + Unlimited Voice Service for 24 hours	4,070 Japanese yen (Approximately $27)
20 GB + Unlimited Voice Service for 10 minutes	3,300 Japanese yen (Approximately $22)
20 GB + Unlimited Voice Service for 5 minutes	2,970 Japanese yen (Approximately $20)
50 GB + Unlimited Voice Service for 24 hours	5,478 Japanese yen (Approximately $36)

Innovative business model

One of the attractions of our mobile connectivity and wireless communications services is that we operate an innovative business model that allows our customers to lower their monthly fees for our services by watching advertisements or playing games through our proprietary app, “PLAIO.” Through operating this innovative business model that incentivizes our customers to watch advertisements through our proprietary app, “PLAIO,” we are able to receive the advertising fees from advertisers and use them to reward those customers who watch advertisements.

By watching a video advertisement with a length ranging from 30 seconds to around 60 seconds through PLAIO, customers can receive five points. Customers may also watch a video advertisement that is skippable after five seconds to get the chance to play a “Gacha Game,” which will give them an opportunity to earn points ranging from 10 to 10,000 or other awards such as extra transferrable amounts of data. With the points obtained through watching video advertisements or the “Gacha Game,” a customer may choose to challenge the “Rock Paper Scissors” game with the system up to five times, having the chance to double the points obtained for each time he/she wins, but also bearing the risk to lose all the points obtained if he/she loses once.

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Watching a video advertisement to get five points, and with the points obtained through watching video advertisements, customers may choose to challenge the “Rock Paper Scissors” game to double the points obtained.

With the points obtained through watching video advertisements or the “Gacha Game,” customers may choose to challenge the “Rock Paper Scissors” game to double the points obtained.

In addition to video advertisements and games, there are other advertisements posted on our website that allow customers to earn points by signing up for those advertised services or downloading those advertised apps.

Each point may be used as 0.1 Japanese yen by the customers to deduct their monthly fees for our mobile connectivity and wireless communications services. The amount of points that could be obtained is unlimited and has no expiration date, which means it is possible for a customer to earn more points than the required amount to fully deduct his/her monthly fees, and the remaining points could be carried over to the next month after the monthly fees are fully deducted.

During the six months ended November 30, 2024, among the 151,593 payment cycles (12 months in a fiscal year times the number of customers, the “Payment Cycles”), monthly fees for our mobile connectivity and wireless communications services of 6,384 (approximately 4.2%), 19,714 (approximately 13%), and 36,332 (approximately 24%) Payment Cycles were fully, half, and partly deducted, respectively. During the fiscal year ended May 31, 2024, among the 316,467 payment cycles, monthly fees for our mobile connectivity and wireless communications services of 13,835 (approximately 4.4%), 27,273 (approximately 8.6%), and 83,219 (approximately 26.3%) Payment Cycles were fully, half, and partly deducted, respectively. During the fiscal year ended May 31, 2023, among the 335,023 Payment Cycles, monthly fees for our mobile connectivity and wireless communications services of 9,992 (approximately 3.0%), 23,467 (approximately 7.0%), and 77,720 (approximately 23.2%) Payment Cycles were fully, half, and partly deducted, respectively.

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Through the advertising fees we receive from the advertisers, we are able to use them to reward those customers who watch advertisements, as the more video advertisements are watched by them, the more advertising fees we can receive from the advertisers. As of the date of this prospectus and for the past two fiscal years, we have been working with FourM, a Japanese media growth company, to maintain the operation of this business model. Pursuant to the application license agreement we entered into with FourM on October 31, 2022, FourM is responsible for attracting and negotiating with the advertisers and managing the advertisements displayed in PLAIO. Generally, FourM ensures the advertisements of those paying the highest advertising fees are shown to the customers. As a reward, FourM is allowed to keep a certain portion of the advertising fees collected from the advertisers. For the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, we received an aggregate of JPY36,771 thousand ($244 thousand), JPY79,224 thousand ($527 thousand) and JPY83,625 thousand ($556 thousand) advertising fees, respectively.

The material terms stipulated in the application license agreement are as follows:

Obligations and Rights

FourM is authorized to manage all the matters regarding the advertisements displayed or to be displayed in PLAIO, including attracting and negotiating with advertisers, selecting advertisements, and collecting customer data.

By the end of each month, FourM is allowed to keep a certain portion of the advertising fees it collected from the advertisers as the reward and is required to pay us the rest of the advertising fees.

Intellectual Property Rights

With our prior consent, FourM may repair or modify PLAIO. However, we have all the rights, including copyrights, with respect to the repaired or modified parts of PLAIO, whether or not the repair or modification is made during the effective term of the application license agreement.

Term

The application license agreement is effective for three months commencing November 1, 2022, and is automatically extended for successive three-month terms if neither we nor FourM delivers notice of termination at least one month prior to the expiration date of the application license agreement.

As of the date of this prospectus, the application license agreement has been continuously extended since January 31, 2023.

Termination

Both we and FourM may immediately terminate the application license agreement without notice if any of the following events, among other things, occurs to the other party:

(1)	If any party breaches the application license agreement, and the breach is not corrected within 14 days; and

(2)	When any party is legally, administratively, or financially deemed impossible or difficult to continue the application license agreement.

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The following diagram describes our innovative business model.

Our Supplier

As of the date of this prospectus, for the six months ended November 30, 2024 and for the fiscal years ended May 31, 2024 and 2023, we provide our mobile connectivity and wireless communications services in Japan by leasing mobile connectivity and wireless communications services and applicable SIM cards from FreeBit.

While we do not enter into a long-term service agreement with FreeBit, our service agreement has been automatically renewed every year since 2022. It is our mutual understanding that we will continue to purchase wholesale mobile connectivity and wireless communications services and applicable SIM cards from FreeBit for a long-term period to provide continuous services to our existing customers. See “Risk Factors—Risks Relating to Our Business—Our dependence on FreeBit’s mobile connectivity and wireless communications services and NTT Docomo’s wireless network infrastructure could prevent us from continuously providing our services to our customers, which could result in decreased sales and revenue and loss of market share.”

The material terms stipulated in the service agreement are as follows:

Obligations and Rights

We have agreed to purchase wholesale mobile connectivity and wireless communications services (the “Services”) and applicable SIM cards from FreeBit for a minimum period of one year. The details of the Services, including the amount of the bandwidth, are stipulated in fixed-term orders to be placed to FreeBit every month. We have also agreed to purchase wholesale at least 10Mbps of the bandwidth each year.

During the effective period of the service agreement, FreeBit has agreed to provide us with any technical support related to the Services.

Suspension of the Services

FreeBit may choose to suspend the Services if we have any of the following breaches (the “Breach”):

(1)	failure to pay the fees for the Services;
(2)	violation of the law or public order and morals;
(3)	a breach of the service agreement and such breach would cause or is possible to cause significant hindrance to FreeBit’s business operation or equipment; or
(4)	a breach of certain other clauses stipulated in the service agreement.

Use of Intellectual Property Rights

Without prior consent, neither party is allowed to use the other party’s name, brands, trademarks, or other symbols.

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Re-lease

With FreeBit’s prior consent, we are allowed to distribute the Services to third parties. FreeBit may determine whether to issue its consent based on its own discretion after reviewing the information regarding the third party provided by us.

Term

The service agreement is effective for one year and is automatically extended for another year if mutual consent to end the service agreement is not reached by the parties at least three months prior to the expiration date of the service agreement.

As of the date of this prospectus, the service agreement has been automatically renewed every year since 2022.

Termination

FreeBit may terminate the service agreement if:

(1)	FreeBit suspends the Services according to the service agreement, and the Breach that leads to such suspension is not corrected after a reasonable period;
(2)	we breach the service agreement, and FreeBit deems such breach would cause significant hindrance to its business operation or equipment;
(3)	we are legally, administratively, or financially deemed impossible or difficult to perform our obligations under the service agreement; or
(4)	FreeBit deems that we are related to any anti-social forces.

We may terminate the service agreement at any time with a written notice delivered to FreeBit three months in advance. We may also terminate the service agreement if:

(1)	FreeBit is bankrupt; or
(2)	we deem that FreeBit is related to any anti-social forces.

Under the service agreement with FreeBit, we place a fixed-term order to FreeBit every month to purchase wholesale its mobile connectivity and wireless communications services. By doing so, we have great flexibility in determining the bandwidth of the mobile connectivity and wireless communications services we purchase wholesale from FreeBit on a monthly basis to ensure the high quality and stability of our services. As the bandwidth determines how much data can be transferred over time, the more bandwidth we purchase wholesale from FreeBit, the more data our customers can send and receive at one time. As such, by monitoring the numbers of our customers and the aggregate data amounts they transfer during peak periods and measuring the transfer speeds during the peak periods in specific areas on a daily basis, we determine the bandwidth of the mobile connectivity and wireless communications services we need to purchase wholesale from FreeBit and/or decide to purchase extra bandwidth for peak periods when necessary to ensure the high quality and stability of our services.

Retail Channels

We currently maintain four different retail channels to distribute our SIM cards and monthly plans for our mobile connectivity and wireless communications services to customers: directly-operated stores, franchise stores, distributors, and OEM Partners. During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, we entered into 28,212, 30,031 and 32,845 service agreements for our mobile connectivity and wireless communications services, respectively, and our revenue generated from the SIM Card Business was approximately JPY555,309 thousand ($3,692 thousand), JPY1,060,404 thousand ($7,050 thousand) and JPY1,312,065 thousand ($8,723 thousand), respectively, which accounted for 53.4%, 67.1% and 74.5% of our total revenue for those periods, respectively.

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OEM Partners

As of the date of this prospectus, we have five OEM Partners re-leasing our SIM cards and mobile connectivity and wireless communications services in Osaka, Shizuoka, and Tokyo, respectively. We have been re-leasing most of the SIM cards and generating most of the revenue of the SIM card business through OEM Partners. For the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, the revenue generated from OEM Partners was JPY438,458 thousand ($2,915 thousand), JPY933,394 thousand ($6,206 thousand) and JPY1,226,554 thousand ($8,155 thousand), respectively, which accounted for 79%, 88% and 93.5% of our total revenue generated from the SIM card business for those periods.

We have entered into OEM service agreements stipulating similar terms with each of the OEM Partners.

The material terms stipulated in our OEM service agreements are as follows:

Obligations and Rights

Different from directly-operated stores, franchise stores, and distributors, OEM Partners are allowed to distribute our SIM cards and mobile connectivity and wireless communications services under their own brands and at the prices they set to customers, as long as they pay us an initial OEM fee ranging from 1 million Japanese yen (approximately $6,648) to 5 million Japanese yen (approximately $33,242), a monthly royalty of 50,000 Japanese yen (approximately $332) if OEM Partners provide customer services to their customers based on their own resources or a monthly royalty ranging from 100,000 Japanese yen (approximately $665) to 600,000 Japanese yen   (approximately $3,989),  depending on the number of the customers, if OEM Partners use our resources to do so, and fixed monthly license fees for each SIM card and monthly plan for our services they distribute.

Suspension of Services

We may choose to suspend our services if OEM Partners:

(1)	fail to pay any fees under the OEM service agreement as scheduled;
(2)	violate the law or public order and morals;
(3)	breach the OEM service agreement and such breach would cause or is possible to cause significant hindrance to our services or equipment; or
(4)	breach of other clauses similar to (1), (2), and (3).

Term

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, the OEM service agreements entered were generally for a period of one year. The OEM service agreement is automatically extended for one year if neither we nor the OEM Partner delivers notice of termination at least three months prior to the expiration date of the OEM service agreement.

Termination

We may terminate the OEM service agreement if the OEM Partner:

(1)	violates relevant applicable laws or breaches the OEM service agreement and such violation or breach is not corrected within a reasonable period given by us;
(2)	is legally, administratively, or financially deemed impossible or difficult to continue the OEM service agreement;
(3)	does not follow our instructions;
(4)	engages in acts that would seriously damage our reputation and credit; or
(5)	triggers any other termination clauses in the OEM service agreement.

Nevertheless, each party may terminate the OEM service agreement at any time with a written notice delivered to the other party three months in advance.

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Directly-Operated Stores

We currently operate two directly-operated stores in Osaka, Japan. Each directly-operated store is generally staffed with one to two of our own employees to distribute the SIM cards and provide customer services to our customers. For the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, revenue generated from our directly-operated stores was JPY8,204 thousand ($55 thousand), JPY27,508 thousand ($183 thousand) and JPY17,448 thousand ($116 thousand), respectively, which accounted for 1.5%, 2.6% and 1.3% of our total revenue generated from the SIM card business for those periods, respectively.

格安SIM & スマホ修理
データそのまま！
即日対応 最短15分！
安心の高品質パーツ使用！
画面割れ・バッテリー交換・水没復旧・カメラ交換
充電口の交換・ボタン交換・その他修理
CENTER MOBILE
iPhone 修理修理地域最安値！
保護フィルムより快適。
SUMAHO
COATING MEISTER
スマホガラスコーティング
片面10分～
iphone・スマートフォン
片面 ¥3,000 / 両面 ¥5,000
d払い

Actual Photo of our directly-operated store in Umeda, Osaka

Franchise Stores

As of the date of this prospectus, we have 36 franchise stores (operated by 35 owners) throughout Japan re-leasing SIM cards and providing customer services under our brand “Center Mobile.” For the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, the revenue generated from our franchise stores was JPY14,552 thousand ($97 thousand), JPY28,294 thousand ($188 thousand) and JPY18,234 thousand ($121 thousand), respectively, which accounted for 2.6%, 2.7% and 1.4% of our total revenue generated from the SIM card business for those periods, respectively.

We have entered into franchise agreements stipulating similar terms with each of the franchise store owners.

The material terms stipulated in our franchise agreements are as follows:

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Obligations and Rights

We generally charge a franchise fee ranging from 800,000 Japanese yen (approximately $5,319) to 1,800,000 Japanese yen (approximately $11,967), depending mainly on the negotiations with the franchise store owners. For those franchise store owners who do not intend to operate a physical franchise store, we charge a franchise fee ranging from 700,000 Japanese yen (approximately $4,654) to 1,800,000 Japanese yen (approximately $11,967). In addition, the franchise store owner is obliged to pay a monthly royalty of 50,000 Japanese yen (approximately $332) if the franchise store owner provides customer service to his/her customers based on his/her own resources or, in the event of a non-physical franchise store and its owner uses our resources to provides customer service, a monthly royalty ranging from 100,000 Japanese yen (approximately $665) to 600,000 Japanese yen (approximately $3,989), depending on the number of the customers.

In exchange, the franchise store owner is allowed to name his/her franchise store after our brand “Center Mobile,” sell our mobile connectivity and wireless communications services to customers under our brand, as well as use certain of our intellectual property rights, such as know-how, business models, and business methods, for his/her operation. In addition, we conduct a mandatory training session for each franchise store’s owner and staff before the commencement of its operations. We also provide instructions and advice regarding the management and operation of the stores and relevant sales techniques on a regular basis.

Incentives

For each SIM card and monthly plan for our mobile connectivity and wireless communications services distributed and resold by the franchise store, we pay 750 Japanese yen (approximately $5) to the franchise store owner every month until such customer terminates the subscription for our mobile connectivity and wireless communications services.

Territory and non-compete

We guarantee that no other franchise stores will be allowed to operate within a certain area of an existing franchise store. However, this guarantee would no longer be applicable if such an existing franchise store does not enter into more than 50 service agreements for our mobile connectivity and wireless communications services within 12 months after the entry of the franchise agreement.

The franchise store owner guarantees that he/she will not operate similar businesses within the same area of the franchise store without our prior written consent. Violation of this clause will result in a penalty fee of 1 million Japanese yen (approximately $6,648).

Term

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, the franchise agreements entered were generally for a period of one year. The franchise agreement is automatically extended for one year if neither we nor the franchise store owner delivers notice of termination at least three months prior to the expiration date of the franchise agreement.

Termination

Both we and the franchise store owner may immediately terminate the franchise agreement without notice if any of the following events occurs to the other party:

(1)	When any party is legally, administratively, or financially deemed impossible or difficult to continue the franchise agreement;
(2)	A false declaration was made while entering into the franchise agreement;
(3)	Violations of certain clauses stipulated in the franchise agreement, or the franchisee commits a material breach of the franchise agreement in connection with the relationship with a customer, and it is clearly impossible to continue the franchise agreement;
(4)	The franchisee assigns its rights under the franchise agreement to a third party without our prior consent; and
(5)	Our reputation is seriously damaged due to disputes between the franchisee and customers.

We may also terminate the franchise agreement if the franchise store owner breaches the franchise agreement or any other agreement entered between us that is necessary for the operation of the franchise store for any reason other than those set forth in the preceding paragraph, and the breach is not corrected within the reasonable period of time demanded by us.

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Actual photos of our franchise stores in Northern Kyushu (left) and Honmachi, Osaka (right)

Distributors

As of the date of this prospectus, we have 15 distributors re-leasing our SIM cards and providing customer services on our behalf in Japan, mainly in the Kansai and the Kanto areas. The distributors basically have similar obligations and rights to those of the franchise store owners, with some material differences as follows:

●	Unlike franchise stores, distributors do not need to pay an entry fee;

●	We do not provide regular instructions and advice regarding the management and operation of the stores and relevant sales techniques to the distributors;

●	The distributors are not allowed to name their store after our brand “Center Mobile;”

●	There are no limitations for us to have directly-operated stores, franchise stores, or other distributors in the area; and

●	The distributors receive less incentive payments for each service agreement for our mobile connectivity and wireless communications services they enter into, as compared to the franchise store owners.

For the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, the revenue generated from the distributors was JPY479 thousand ($3,185), JPY398 thousand ($2,652) and JPY1,033 thousand ($6,868, respectively), which accounted for 0.08%, 0.04% and 0.08% of our total revenue generated from the SIM card business for those periods, respectively.

Internet Business

We also operate our Internet Business to provide communications services other than those we provide under the SIM Card Business. Under the Internet Business, we offer three types of communications services: the mobile router connectivity service, the home wireless communications service, and the home internet service.

For the mobile router connectivity service and the home wireless communications service, we, as an MVNO, purchase wholesale SIM cards and mobile connectivity and wireless communications services and purchase applicable mobile routers wholesale from Network Consulting, a Japanese MVNE that purchases wholesale SIM cards and mobile connectivity and wireless communications services and purchases applicable mobile routers wholesale from UQ Communications Inc., a Japanese MNO, and sell our wireless communications services to the customers through our retail channels.

For the home internet service, we purchase internet access services and applicable home routers wholesale from NEXT BB, a Japanese internet access service provider that purchases the optical fiber system and internet access services wholesale from NTT East Corporation and NTT West Corporation, Japanese telecom companies, and sell our internet access services to customers through our retail channels.

As of November 30, 2024, we had entered into approximately 1,595 service agreements under the Internet Business, and our revenue generated from the Internet Business during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023 was approximately JPY47,230 thousand ($314 thousand), JPY44,485 thousand ($296 thousand) and JPY73,093 thousand ($486 thousand), respectively, which accounted for 4.5%, 2.8% and 4.6% of our total revenue for those periods, respectively.

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Outsourcing Business

Our mission and policy for the Outsourcing Business are to provide a more stable working environment and conditions for job seekers. Unlike most of the staffing agencies in Japan that only hire job seekers and dispatch them to their corporate clients without providing much training, leaving the training to such corporate clients, we hire job seekers as our full-time employees and provide basic training to help them fit into the workplaces and positions that we consider the best match for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs before dispatching them to our corporate clients. In addition, we focus on the welfare of our employees and, we believe, offer more competitive employment conditions compared to those of other staffing agencies in Japan. By doing so, we may provide a more stable working environment and conditions for job seekers, which would benefit us in recruiting more talented and competent personnel to appeal to more corporate clients to demand our support.

Our policy of hiring job seekers as our full-time employees benefits both the job seekers and us. For job seekers, they can:

●	Have a stable income and benefits:

Unlike working as a traditional dispatched employee who would have no income during the gap of dispatches, being hired as our employees, the workers will still be able to receive the same level of income and enjoy benefits, such as paid leave, insurance, pensions, and transportation allowance, even during such gap.

●	Have a basic training and comprehensive career path:

We provide basic training to help our workers fit into the workplaces and positions that we consider the best match for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs. In addition, after the first dispatch, our workers may, with our assistance, choose to work at a similar type of position or job for the next dispatch, enabling them to accumulate professional experience and develop the skillset needed for the jobs.

●	Have flexible working choices:

If our workers intend to try different types of positions or jobs after the end of a dispatch, they are offered to the opportunity to consult with our coordinators during regular counseling. After the counseling, we match the workers with the new workplaces and positions that we consider the best fit for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs.

For us, we can build long-term relationships with our workers to have a stable pool of competent and well-trained workers and use it as leverage to attract more corporate clients that demand our support.

Business Model

After hiring job seekers as our employees, we propose to them some workplaces and positions that we consider the best match for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs, and dispatch them to the workplace and position they choose.

For each dispatch, our corporate clients pay us a certain dispatch fee every month, depending on the workplace and positions. We then pay our employees who are dispatched monthly salaries, transportation allowance, and incentive bonus out of the dispatch fees we have received from our corporate clients. When our full-time employees are not dispatched to our corporate clients, they generally work at our office and assist in matters such as managing dispatched employees and acquiring new corporate clients.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, we dispatched 31, 21 and zero workers to eight and zero corporate clients, respectively, and received aggregate dispatch fees of JPY73,876 thousand ($491 thousand), JPY87,398 thousand ($581 thousand) and nil, respectively.

In the event that our worker receives a job offer from our corporate client to work as its full-time employee, the worker may choose to resign from our Company and take the offer at his/her discretion. However, in this case, the corporate client is obliged to pay us a certain amount of referral commission, depending on the worker’s first-year compensation package.

For job seekers who do not intend to take the dispatch path, we provide the service of acting as an intermediary, introducing them to appropriate hirers based on job seekers’ willingness, interests, personalities, experiences, requirements, and the hirers’ needs. In particular, in some special cases of blue-collar job seekers, if they face financial difficulties before getting hired, we support them with a certain amount of living expenses for a certain period of time. By doing so, we expect to make our service appealing to more job seekers, enabling us to secure the source of job seekers. After the job seekers are hired, we charge the hirers a certain amount of referral fees no greater than 30% of the workers’ estimated annual compensation package. In addition, we have also entered into business cooperation agreements with certain employment agencies, pursuant to which these cooperating employment agencies and we have agreed to share the respective knowledge and hirers pool for the purpose of improving the efficiency of introducing each other’s job seekers to appropriate hirers. Under these business cooperation agreements, if our job seekers are hired by the hirers that cooperating employment agencies referred, the cooperating employment agencies will charge the hirers a certain amount of referral fees, and we will receive a certain portion of them. On the other hand, if a cooperating employment agency’s job seekers are hired by the hirers that were referred by us, then we will pay such a cooperating employment agency a certain portion of the referral fees that we charge the hirers. As of the date of this prospectus, we have entered into the business cooperation agreements with 15 employment agencies.

During the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, we introduced 913, 151 and zero job seekers to three and zero hirers, respectively, and received aggregate referral fees of JPY240,146 thousand ($1,597 thousand), JPY56,588 thousand ($376 thousand) and nil, respectively.

Furthermore, as we are expanding into the fields of water dispenser business and developing our original smartphones, we will need more personnel in our salesforce when we commence the sales of our water dispensers and original smartphones. Therefore, we are also preparing our employees with certain training necessary for them to work as salespersons when they are not dispatched, expecting them to contribute to the sales of our water dispensers and original smartphones.

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Corporate Clients

As of November 30, 2024, we had 11 corporate clients that have demanded our support. Our top corporate client, PayPay, is a major Japanese company that operates the largest Japanese mobile payment app with 65 million users. With PayPay’s large amount of demand for manpower, we have dispatched 14, 19 and zero of our workers, respectively, to PayPay to work at several different positions, mainly in sales, office support, and engineering departments, and received aggregate dispatch fees of JPY40,075 thousand ($266 thousand), JPY66,491 thousand ($442 thousand) and nil, respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023. Below is the summary of the basic worker dispatch agreement dated June 6, 2023 between us and PayPay.

Purpose

We have agreed to dispatch temporary workers employed by us to PayPay, and to have them engage in work for PayPay, under PayPay’s direction and orders.

Dispatch fee

PayPay is required to pay the dispatch fee specified in the individual dispatch agreement to us as compensation for worker dispatch. We have agreed to calculate the fee monthly and issue an invoice, which PayPay must pay via bank transfer by the end of the month or the next business day if the due date falls on a bank holiday.

Overtime and holiday work are subject to additional charges: (i) a 25% premium for overtime and non-statutory holidays, (ii) a 35% premium for statutory holidays, and (iii) a further 25% late-night premium for work between 10 p.m. and 5 a.m., regardless of whether it is a workday or a holiday. For dispatch fees determined on a monthly basis, deviations from standard working hours will be handled per the individual dispatch agreement.

Dispatch fees are calculated to the nearest minute, and fractions of less than one yen are rounded down. However, the wages paid to the dispatched workers by us shall be paid in accordance with the provisions of Article 24 of the Labor Standards Act. Adjustments to the dispatch fee due to economic or operational changes may be made after mutual consultation. Worker wages will comply with the Labor Standards Act.

Damage compensation

In the event that the dispatched worker causes damage to PayPay or a third party through disobeying PayPay’s instructions or various rules, or through intent or negligence, we agree to compensate for the damage. However, this does not apply in the event that the damage is caused by negligence in giving instructions to the dispatched worker or other reasons attributable to PayPay.

Term

The agreement is effective for one year and is automatically extended for another year if no party provides a prior written notice to the other party to terminate the agreement a month prior to the expiration date of the agreement.

As of the date of this prospectus, the agreement has been automatically renewed every year since 2023.

Termination

If either party falls under any of the following items, the other party may give notice to correct the situation and, if no correction is made within a reasonable period of time, may entirely or partially cancel the agreement.

(1) When there is a violation of the provisions of this contract or individual dispatch agreement; or

(2) When there is a violation of the Worker Dispatch Law or other related laws and regulations.

Either party may also entirely or partially terminate the agreement without any prior notice upon suspension of worker dispatch business license, suspension of transaction, and petition of seizure or bankruptcy, among others.

With the successful experience with PayPay, we intend to engage with more companies in Japan to provide our staffing services.

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Travel Business

In addition to our SIM Card Business, Internet Business and Outsourcing Business, we currently also operate a travel business. Through cooperating with our travel business partners, we operate a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans or hotel plus Shinkansen (Japanese bullet trains) ticket travel plans offered by our partners. In most cases, our prices are lower than wholesale prices. While our prices may sometimes be slightly higher than the wholesale price, they are still lower than the official prices set by the hotels, airlines, and the Shinkansen company. We charge a monthly subscription fee of 2,530 Japanese yen (approximately $17). As of November 30, 2024, we had approximately 4,769 subscribers, and our revenue generated from the Travel Business was approximately JPY58,596 thousand ($390 thousand), JPY142,257 thousand ($946 thousand) and JPY229,812 thousand ($1,528 thousand), respectively, during the six months ended November 30, 2024 and the fiscal years ended May 31, 2024 and 2023, which accounted for 6.0%, 9.0% and 13.0% of our total revenue for those periods, respectively.

Competition

The MVNO market in Japan is highly competitive and fragmented. As of the date of this prospectus, we are competing with more than 30 companies that provide similar monthly plans for mobile connectivity and wireless communications services.

We believe we are well-positioned to effectively compete on the basis of the high quality and stability of our mobile connectivity and wireless communications services, our nationwide retail channels and flexible expansion model, and our competitive price and the innovative business model that we use a portion of our advertising revenue to benefit our customers with lower fees for our services. However, some of our current and potential competitors may have a longer operating history, better reputation and brand awareness, greater financial and other resources, stronger relationships with customers, and greater economies of scale than we do. Moreover, certain of our competitors are highly integrated service providers that are directly operated by MNOs or MVNEs, providing them with competitive advantages as these companies are not dependent on upstream suppliers.

The staffing agency market in Japan is highly competitive and fragmented. As of the date of this prospectus, there are more than 40,000 licensed staffing agencies across the country, and we are mainly competing with more than 3,000 staffing agencies in Osaka prefecture. Nevertheless, we believe we are well-positioned to effectively compete with our competitors because, unlike most of the staffing agencies in Japan that dispatch the job seekers to their corporate clients without providing much training, leaving the training to such corporate clients, we hire job seekers as our full-time employees and provide basic training to help them fit into the workplaces and positions that we consider the best match for them based on their willingness, interests, personalities, experiences, requirements, and our corporate clients’ needs before dispatching them to our corporate clients.  In addition, we focus on the welfare of our employees and, we believe, offer more competitive employment conditions compared to those of other staffing agencies in Japan. By doing so, we may provide a more stable working environment and conditions for job seekers, which would benefit us in recruiting more talented and competent personnel to appeal to more corporate clients to demand our support. See “—Our Business — Outsourcing Business.” However, some of our current and potential competitors may have a longer operating history, better reputation and brand awareness, greater financial and other resources, stronger relationships with corporate clients, and greater economies of scale than we do.

Employees

We had 119, 69, 30, and 12 full-time employees as of November 30, 2024 and May 31, 2024, 2023, and 2022, respectively. The following table sets forth the number of our full-time employees categorized by areas of operations as of November 30, 2024:

Function	Number

Customer Services and Operations	9
Sales and Marketing	11
Human Resources	3
General and Administration	7
Technology	10
Outsourcing	79
Total	119

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We enter into employment agreements with our full-time employees. The employment agreements have an indefinite term and may be terminated by the employee with a 30-day advance notice. Dismissal of the employee by us is required to meet the following requirements: (i) the dismissal is objectively reasonable and socially acceptable; (ii) the dismissal is based on the grounds set forth in the labor regulations; (iii) the dismissal does not fall under any of the prohibited grounds stipulated by law; and (iv) a 30-day advance notice is given, or a dismissal allowance is paid in lieu of such notice. In addition, we enter into confidentiality agreements with our key employees upon employment with our Company.

In addition to our full-time employees, we had 23, 4, 12, and two contract workers as of November 30, 2024 and May 31, 2024, 2023, and 2022, respectively. Besides assisting our full-time employees, these contract workers are also responsible for general administration.

We believe that we maintain a good working relationship with our full-time and contract workers, and we have not experienced material labor disputes in the past. None of our employees is represented by a labor union.

Insurance

Other than the government-mandated social and health insurance, worker’s accident compensation insurance, and comprehensive tenant insurance, insurance policies that cover any damages and losses of certain machinery, property (excluding cash), fixed assets, and facilities inside the premises we own and lease for the purpose of business operation deriving from fire, water leaks, and other events stipulated in the relevant insurance policies, we do not maintain any other insurance covering our directors’ and officers’ liability, properties, equipment, or employees. We believe that our insurance coverage is in line with industry practice.

Property and Equipment

As of the date of this prospectus, we lease our headquarters and our two directly-operated stores and own one employee dormitory and one rental property for investment purpose in Osaka, Japan. In addition, we own one piece of land and building in Makati, Philippines for investment purposes. A summary of our properties as of the date of this prospectus is shown below:

Location	Space (in square feet)	Use	Lease Term
Osaka, Japan	785.12	Headquarters	October 1, 2023 to September 30, 2025 (Renewable for every two years)
Osaka, Japan	183	One directly-operated store	August 1, 2022 to July 31, 2025 (Non-renewable)
Osaka, Japan	Not specified in the lease	One directly-operated store	September 1, 2024 to August 31, 2025 (Renewable for every one year
Osaka, Japan	1,003.4 (Building)/10,254 (Land)	One employee dormitory	Owned
Osaka, Japan	1,240	One rental property (Investment Purpose)	Owned
Makati, Philippines	523.56	One land and building (Investment Purpose)	Owned

We believe that our existing facilities are sufficient for our near-term needs.

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Intellectual Property

We regard our trademarks, patents, service marks, domain names, trade secrets, and similar intellectual property as critical to our success. We rely on a combination of copyright, patent and trademark law, and confidentiality agreements with employees, to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we have registered seven trademarks in Japan:

No.	Trademark	Type of Mark	List of Goods and Services	Registration Number	Registration Date	Expiration Date
1		Picture	Class 9, Class 35, and Class 38	6460496	October 22, 2021	October 22, 2031
2	コンシェルジュ広告	Word	Class 35	6583035	July 6, 2022	July 6, 2032
3		Picture	Class 35 and Class 42	6651527	December 13, 2022	December 13, 2032
4		Picture	Class 9	6676042	February 28, 2023	February 28, 2033
5	SNS mobile	Word	Class 38 and Class 42	6794534	April 9, 2024	April 9, 2034
6		Picture	Class 11	6825337	July 18, 2024	July 18, 2034
7		Picture	Class 35	6825455	July 18, 2024	July 18, 2034

The trademarks can generally be renewed every five or 10 years by filing a request for renewal and paying a renewal fee six months before the trademark right expires.

As of the date of this prospectus, we own two patents in Japan and are proceeding with a patent application for one of them in all Patent Cooperation Treaty contracting states and 16 domain names in Japan. Our business does not depend on those patents.

We currently operate an in-house technical department led by our director and chief technology officer, Mr. Yoshiaki Izutsu, with nine system engineers and three server engineers in Osaka, Japan, to develop new technologies and systems regarding our mobile connectivity and wireless communications services and other businesses.

Our Big Data Technologies

We plan to develop our own algorithm which employs unsupervised learning framework to classify patterns of the features in unlabeled user data. We plan to use personal data we obtain from our SIM Card Business, our water dispenser business, and our original smartphone business as training data for our big data technologies. See “—Personal Data.” As of the date of this prospectus, we have examined the types of data we can collect from water dispensers and original devices and how we can use such data.

In order to find a method to effectively collect and use big data from customers while protecting their privacy, we are currently cooperating with an external team to conduct research and develop and entered into a consulting agreement with a Japanese technology company that specializes in the development of big data technologies in September 2024 to give advice and guidance on the development of our big data technologies.

The material terms stipulated in the consulting agreement are as follows:

Obligations and Rights

The technology company agreed to give advice and guidance on (i) the development of our big data technologies that enable us to obtain big data from SIM communication logs; (ii) the development of technologies that enable us to obtain big data from communication logs through our original smartphones; and (iii) other matters related to (i) and (ii).

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Intellectual Property Rights

All intellectual property rights of the inventions, devices, designs, know-how, or others created and arising from the performance of the consulting agreement belong exclusively to us. We may use and dispose of them at our own discretion.

Non-compete

Unless with our prior written consent, the technology company is not allowed to perform or provide the same or substantially similar services to our competitors, nor is it allowed to be hired by or serve as a director or officer of them.

Term

The consulting agreement is effective for four months, commencing September 1, 2024. While the consulting agreement will not be automatically extended, the parties may extend it based on mutual consent.

Termination

Both we and the technology company may immediately terminate the consulting agreement without notice if any of the following events occurs to the other party:

(1)	when any party is legally, administratively, or financially deemed impossible or difficult to continue the consulting agreement;
(2)	violations of the non-compete clause and other certain clauses stipulated in the consulting agreement;
(3)	when any party breaches the consulting agreement, and the purpose of the consulting agreement is deemed difficult to achieve even though such breach is corrected; or
(4)	the other party is seriously damaged.

Each party may also terminate the consulting agreement at any time based on its own discretion.

Personal Data

To provide SIM Card Business services, we are currently acquiring personal data from SIM Card Business users, including users’ names, addresses, birth dates, email addresses, selected SIM card plan and amount of data, and, in case of corporate customers, the corporations to which the users belong.

To develop our big data technologies, we plan to collect and use personal data from SIM Card Business, water dispenser business, and original smartphone business, including but not limited to names, addresses, birth dates, email addresses and, in case of corporate customers, the corporations to which the users belong, from water dispenser business and original smartphone business users, the communication log obtained from SIM Card Business users, behavioral logs of our original devices’ users (e.g., when and how long a certain user use an application on our original device), the data relating to the use of our water dispenser (e.g., the time and date and the amount of water withdrawn from the water dispenser), and certain personal information of our water dispenser users (e.g., the weight and height of the users and the users’ family composition, if the users who voluntarily enter such information into an application relating to the use of our water dispensers).

As of the date of this prospectus, we have been obtaining personal data from SIM Card Business users, but we have not obtained any personal data through original device and water dispenser businesses yet.

We use the personal data obtained from users to train our big data technologies, develop and improve our products and services, and for our marketing and advertising purposes. Prior to acquiring their personal data, we specify the purposes for which the personal data will be used and obtain consent from our users. We do not sell personal data to third parties. We may share non-personally identifiable demographic information, such as age and gender, with third-party organizations under any signed confidentiality agreements for research purposes. This sharing is clearly disclosed in the consent form obtained from the customer.

The personal data is and will be stored in Amazon Web Services (AWS), a third-party cloud service provider. We encrypt file names when storing on the AWS. The terms of services offered by AWS provides that AWS will not access or use our contents stored on its server without our consent. AWS also promised that it will not access or use our contents for marketing or advertising purposes, and will not use, or extract any information from, our contents.

The collection, usage, and transfer of personal data in Japan is subject to Personal Information Protection Act of Japan. See “Regulations—Personal Information Protection Act.” If we are unable to comply with applicable laws and regulations, we may be subject to criminal liability as well as the issuance of cease-and-desist orders and public disclosure by the Japan Personal Information Protection Commission, materially affecting our corporate credibility, results of operations, financial conditions, and the trading price of our Ordinary Shares. See “Risk Factors—Risks Relating to Our Business—Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our products and services and could adversely affect our business,” and “Risk Factors—Risks Relating to Our Business—If we fail to keep, manage, or properly use customers’ personal data, we could be subject to lawsuits, incur expenses associated with our server management system, or suffer damages to our reputation.”

Seasonality

We have not experienced a significant impact on our business results due to seasonality. However, our business may become more seasonal in the future, and historical patterns in our business may not be a reliable indicator of future performance.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breaches of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

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REGULATIONS

Our business operations are subject to various governmental regulations in Japan. The principal regulations affecting our business operations are summarized below.

Telecommunications Business Act

Persons engaged in the business of telecommunications in Japan are subject to the Telecommunications Business Act of Japan. Our mobile connectivity and wireless communications services (including home wireless communication services, the same as below in this subsection) fall under the category of telecommunications businesses and are, therefore, subject to regulations under the Telecommunications Business Act, as discussed below.

A person who intends to operate a telecommunications business in Japan is required to register or file a notification before commencing the business. The Telecommunications Business Act defines the person who has registered or filed the notification as a “Telecommunications Carrier.” Because MVNOs do not have their own telecommunications facilities and instead utilize those of wholesalers, notification, rather than registration, is generally sufficient. If an MVNO operates a telecommunications business without notification, the MVNO may be subject to imprisonment or fines.

A Telecommunications Carrier using Telecommunications Numbers, the numbers granted by the MIC to Telecommunications Carriers who own a network infrastructure, such as MNOs, which are necessary to provide certain telecommunications services, is generally required to prepare a Telecommunications Number Usage Plan. The plan outlines certain matters related to Telecommunications Numbers usage, such as the contents of the telecommunications services to be provided using the Telecommunications Number and a diagram of the telecommunications equipment necessary for the use of the Telecommunications Number, and requires certification from the MIC. However, a Telecommunications Carrier, such as MVNOs, that provides mobile connectivity and wireless communications services using Telecommunications Numbers granted to MNOs and not to itself, may prepare a Telecommunication Number Usage Plan identical to the standard Telecommunication Number Usage Plan prescribed and announced by the MIC, and such plan shall be deemed to be certified. The use of a Telecommunications Number without such a certified plan may result in fines.

When providing mobile connectivity and wireless communications services to consumers, Telecommunications Carriers are required to provide consumers with an outline of the terms and conditions of the services prior to the contract execution (a so-called “explanation of important matters”) and to provide a document describing the contents of the contract without delay after the contract execution (“post-contract document”). If a Telecommunications Carrier fails to provide an explanation of important matters, it may be subject to a business improvement order from the MIC, and if it fails to provide the post-contract document, it may be subject to a fine.

If a Telecommunications Carrier offers mobile telephone terminal services or wireless internet services with a cancellation fee exceeding one month’s basic usage fee, consumers may cancel the contract in writing within eight days of receiving the above post-contract document, regardless of the cancellation conditions stipulated in the contract. In the absence of the post-contract document, consumers may cancel the contract at any time.

MVNOs with more than 30,000 service subscriptions, or those with fewer than 30,000 service subscriptions but who also provide wholesale telecommunications services to other MVNOs, must file quarterly reports with the MIC on certain matters, including the status of their service subscriptions.

In addition, Telecommunications Carriers are generally required to obtain specific and clear consent from the parties concerned when acquiring or using communications secrets in the course of their business. Telecommunications Carriers are required to report to the MIC in the event of a breach of communications secrets.

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When a Telecommunications Carrier sends a program to a user’s terminal directing the terminal to transmit the user’s stored information to an external party, the Telecommunications Carrier is required to notify or publicly announce in advance the type of information to be transmitted, the destination of the transmission, and the purpose of the transmission. In the event of a violation, the Telecommunications Carrier may be subject to a business improvement order issued by the MIC.

In the event that a Telecommunications Carrier engages a sales agent to act as an intermediary in connection with the execution of contract for mobile connection and wireless communications services with a user, the Telecommunications Carrier is required to implement necessary measures to ensure that the sale agent performs these services properly and reliably. Failure to fulfill this obligation may result in the Telecommunications Carrier being subject to a business improvement order issued by the MIC.

The Telecommunications Business Act also applies to the development of smartphones. Terminal equipment such as smartphones is required to bear an indication that it complies with technical standards under the Telecommunications Business Act to be connected with Telecommunications Carriers’ telecommunications line facilities for use. Therefore, smartphones must be developed to comply with the technical standards set forth in the Act.

Mobile Phone Misuse Prevention Act

“Mobile Voice Communications Carrier,” a Telecommunications Carrier that offers “Mobile Voice Communications Service” defined in the act below, must comply with the Mobile Phone Misuse Prevention Act of Japan (the Act on Identity Confirmation, etc. Performed by Mobile Voice Communications Carriers for their Subscribers, etc. and Prevention of Wrongful Use of Mobile Voice Communications Services). Under the act, Mobile Voice Communications Carriers are required to verify the identity of the party to whom services are provided by, for example, obtaining a driver’s license, and to record the identity verification, and to keep such record for three years from the date of termination of the service contract. The MIC may request reports from, or conduct on-site inspections of, Mobile Voice Communications Carriers as necessary in relation to compliance with the act and may issue corrective orders in the event of violations of the act. Violations of such orders are subject to criminal penalties (imprisonment and/or fines). As a provider of Mobile Voice Communications Services, we are subject to the act.

Youth Internet Access Law

Telecommunications Carriers that provide “Mobile Phone Internet Access Service” to juveniles in Japan are subject to the Youth Internet Access Law of Japan (the Act on Establishment of Enhanced Environment for Youth’s Safe and Secure Internet Use). Under the act, the Telecommunications Carrier providing the Mobile Phone Internet Access Service is required to verify whether a counterparty or user is a juvenile when entering into a service contract. If a juvenile is the counterparty or user of the service, the Telecommunications Carrier is required to make the use of filtering services that restrict the viewing of information that may seriously impair the healthy development of juveniles as a condition of the contract. We are subject to the act because we are a Mobile Phone Internet Access Service provider, where our customers or actual users may be a juvenile.

Provider Liability Limitation Act

In Japan, a person who relays telecommunications intended to be received by an unspecified number of persons is a “Specified Telecommunications Service Provider” subject to the Provider Liability Limitation Act of Japan (the Act on the Limitation of Liability for Damages of Specified Telecommunications Service Providers and the Right to Demand Disclosure of Identification Information of the Senders). Under the act, if it is clear that the rights of a third party have been infringed by telecommunications relayed by the Specified Telecommunications Service Provider and a claim is made by the infringed third party, the Specified Telecommunications Service Provider shall disclose the information of the sender of the telecommunications after hearing the opinion of the sender, to the extent that the Specified Telecommunications Service Provider has the information in its possession. We are conducting business as an internet access provider and thus are subject to the act as a Specified Telecommunications Service Provider.

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Radio Act

The development of smartphones in Japan is subject to the Radio Act of Japan. A radio device, such as a smartphone, is subject to a blanket license under the Radio Act and must carry an indication stating that it complies with the technical standards set out in the Radio Act. A smartphone without such indication is not eligible for a blanket license and thus cannot be made available to users. Therefore, the development of our original smartphones is subject to this regulation.

Act against Unjustifiable Premiums and Misleading Representations

The Act against Unjustifiable Premiums and Misleading Representations of Japan (the “Act against Unjustifiable Premiums and Misleading Representation”) prohibits the making of (i) misrepresentations of quality, (ii) misrepresentations of advantage, and (iii) other misrepresentations. In the event of a violation, an order to take measures may be imposed and an administrative monetary penalty order may also be imposed by the Japan Consumer Affairs Agency (“JCCA”). The JCCA will publicly announce the order, which will have a significant impact on the company’s reputation. The administrative monetary penalty order is, in principle, an order to pay an amount equal to 3% of the sales related to the misrepresentation during the period subject to the penalty, which is determined by the period during which the misrepresentation was made and other factors. In addition, the amendment to the Act against Unjustifiable Premiums and Misleading Representation, effective as of October 1, 2024, establishes criminal penalties for misrepresentations of quality and misrepresentations of advantage. Misrepresentations may result in claims for non-conformity or misunderstanding, and users and consumer groups may seek rescission of contracts, refunds, and damages.

Misrepresentation of quality is an untrue representation of the quality of a product or service. Specifically, it refers to representations to consumers that the quality, standard, or other content of goods or services is significantly better than it actually is, or that the goods or services are significantly better than the same or similar goods or services offered by competitors, when that is not the case. In order to facilitate the detection by the administrative authority, the Act against Unjustifiable Premiums and Misleading Representation allows the JCCA to request a business operator to submit materials showing reasonable grounds to support its representations within a certain period of time, and if the business operator does not submit such materials, or if the materials do not show reasonable grounds, the JCCA may deem the representations misleading and issue an order.

A misrepresentation of advantage is an untrue representation with respect to the terms and conditions of a transaction for goods or services. In particular, it refers to representations that mislead consumers into believing that the price or other terms of goods or services are significantly more favorable to the consumers than they actually are, or than those of the same or similar goods or services offered by competitors, when that is not the case.

Other misrepresentations are identified by the JCCA through its public notices include the so-called “bait and switch” and “stealth marketing” regulations. The “bait and switch” rules regulate the use of representations to lure customers by, for example, offering favorable terms, although no preparations have been made to provide the promised services or offers, while the “stealth marketing” rules regulate the use of advertisements and other representations in such a way that consumers are not aware that the representations are presented for advertising purposes.

Lastly, as an MVNO providing services primarily to consumers, we are required to comply with the Act against Unjustifiable Premiums and Misleading Representation against Unjustifiable Premiums and Misleading Representations. For example, we advertise that by viewing advertisements, users can earn a certain number of points which can be used to lower our services’ monthly fees. Such representations in advertisements relate to favorable terms of transactions and thus are subject to the regulations on misrepresentation of advantage. In addition, if we make advertisements about quality aspects of mobile telecommunications services, such as communication speed and ease of connection, such representations are subject to the regulations on misrepresentation of quality.

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Worker Dispatching Businesses Act

A part of our Outsourcing Business, the staffing agency business under which we hire job seekers and dispatch them to workplaces and locations of our corporate clients, is subject to the Worker Dispatching Businesses Act of Japan (the Act on Securing the Proper Operation of Worker Dispatching Businesses and Protecting Dispatched Workers.) Under the Worker Dispatching Businesses Act, a person who intends to have its employees work under the direction and orders of a third party for the benefit of such third party (defined as a “Worker Dispatching Business”) must obtain a license from the Minister of Health, Labor, and Welfare.

In addition to the license requirement, the Worker Dispatching Businesses Act imposes various regulations and restrictions to protect dispatched workers and contribute to employment stability. Under the Worker Dispatching Businesses Act, the period for which the corporate client may accept the same dispatched worker at the same workplace is generally up to three years, but the period may be extended if the dispatched worker is transferred to a different department at the same workplace (if the period is extended, the opinions of the majority labor union or a representative of a majority of employees at the workplace must be heard). The Worker Dispatching Businesses Act also prohibits the dispatch of workers for certain types of work, the dispatch of workers for day labor, and the dispatch of workers who have been employed by the same corporate client during the most recent one-year period. The Worker Dispatching Businesses Act also regulates the dispatch of workers within the group companies of the dispatching business operator by limiting the total number of working hours of all workers dispatched within the same group companies to no more than 80% of the total working number of hours of all dispatched workers of the dispatching business operator. In addition, the Worker Dispatching Businesses Act requires dispatching business operators to specify certain matters in contracts; to clearly explain certain matters to dispatched workers; to implement employment security measures, such as requiring direct employment by the client company; to provide education and training to dispatched workers; and to implement treatment improvement measures, such as equal and nondiscriminatory treatment. If a dispatching business operator violates regulations under the Worker Dispatching Businesses Act, it may be subject to administrative penalties, such as a corrective action order, suspension or revocation of its license, as well as criminal penalties, such as imprisonment and a fine.

Employment Security Act

Our Outsourcing Business, under which we act as an intermediary who introduces job seekers to employers, is subject to the Employment Security Act of Japan (the “Employment Security Act”). Under the Employment Security Act, anyone who arranges the establishment of an employment relationship between the employer and job seeker for fees (“Employment Placement Business Provider”) must obtain a license from the Minister of Health, Labor, and Welfare.

In addition to the license requirement, the Employment Security Act imposes various regulations and restrictions to ensure employment security. The Employment Security Act generally prohibits an Employment Placement Business Provider from referring job seekers to certain occupations and charging job seekers any commission fees. Furthermore, certain restrictions apply to the types of fees that may be charged to employers. Any Employment Placement Business Provider violating the Employment Security Act may be subject to administrative sanctions, such as a corrective action order, public notice, or revocation of its license, as well as criminal sanctions, such as imprisonment and fines.

Secondhand Goods Business Act

Under the Secondhand Goods Business Act of Japan, a person who intends to engage in certain businesses related to secondhand goods, including the sale, purchase, or exchange of secondhand goods, must obtain a license from a public safety commission in a relevant prefecture. In addition to the license requirement, the act imposes regulations on secondhand goods dealers to prevent the sale and purchase of stolen goods and to facilitate the prompt recovery of such items. These regulations include the prohibition of name lending, the appointment of a manager for each place of business, the counterparty’s identity verification, and the storage of certain information for each individual transaction. The violation of the act may result in investigations, order to implement certain measures or to suspend business by a prefectural public safety commission, and criminal penalties, such as fines and imprisonment. Since we also resell used smartphones, we are required to obtain a license and are subject to the regulations under the act.

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Personal Information Protection Act

The Personal Information Protection Act of Japan regulates the collection, use, transfer, and storage of personal information by businesses that handle personal information. Under the act, personal information is defined as (i) information relating to an individual by which the individual can be identified, including information that enables the identification of the individual by reference to other readily available information, and (ii) individual identification code, which are certain codes specified under the act, including passport number, driver’s license number, health insurance number, basic pension number, and data created from fingerprints, voice prints, DNA sequences, and appearance. The Personal Information Protection Act requires businesses that handle personal information to (a) specify the purposes for which personal information will be used in as much detail as possible, (b) inform customers or the public of such specified purposes when personal information is collected, and (c) not use personal information beyond what is necessary to achieve the specified purposes. In addition, the purposes of use may not be changed, unless the change is within a reasonable scope such that the new purposes of use can be reasonably related to the purposes of use before the change, and the new purposes of use must be notified to customers or disclosed to the public.

In principle, when transferring personal data (defined as personal information systematically organized in a database) to a third party (i.e., making personal data available to the third party), businesses are required to (a) obtain the prior consent from the identifiable individual, and (b) make and keep records of the recipient’s name, address, and its representative’s name, as well as the items of personal data transferred, the identifiable individual’s name or ID, and the consent obtained from the identifiable individual. However, an exception to these requirements applies when personal data is provided (a) in connection with the entrustment of the handling of personal data (provision by entrustment), (b) as part of a business succession due to a merger, etc., or (c) to group companies in a manner that meets certain requirements. In order for the exemption with provision by entrustment to be available, (a) the entrustment must take place within the scope of the specified and notified or published purposes of use, (b) the entrusted party must use the entrusted personal data within the scope of the entrustment and may not use it for its own benefit or for the benefit of third parties or otherwise make it available to external parties, and (c) the entrusted party is prohibited from cross-referencing the entrusted personal data with personal data or relevant data independently acquired by the entrusted party or entrusted from other businesses. In addition, according to a guideline issued by the Japan Personal Information Protection Commission, in the case of businesses storing personal data in third-party cloud services, if the cloud service provider does not access or use the personal data, it can be deemed that the businesses do not transfer the personal data to the third-party cloud service provider (i.e., do not make the personal data available to the cloud server provider), and therefore the requirements for providing personal data to third parties, such as obtaining the prior consent of the identifiable person, do not apply . According to the guideline, the cloud service provider does not access or use the personal data if, for example, it is documented in contracts, etc., that the cloud service provider will not access or use the personal data stored on the server, and if access control is implemented appropriately. In many cloud storage services, the terms of service explicitly state that the cloud service provider will not access or use the data stored in the cloud storage, and access control is implemented. Based on this guideline, it is generally understood that uploading personal data to cloud storage services does not constitute transferring personal data to a third party regulated under the act.

When storing personal data, businesses must take necessary and adequate measures for the security control of personal data and must also exercise necessary and adequate supervision over their employees. Where a business entrusts the handling of personal data, it must exercise necessary and appropriate supervision over the entrusted party to ensure the security control of the personal data entrusted. If certain leakage, loss, or damage of personal data has occurred, a business must report the occurrence of the situation to the Personal Information Protection Commission and also notify the relevant identifiable person.

Violation of a relevant regulation under the Personal Information Protection Act may result in criminal fines and imprisonment, as well as the issuance of cease-and-desist orders and public disclosure by the Japan Personal Information Protection Commission.

Consumer Contracts Act

Under the Consumer Contracts Act of Japan, the liability of a business operator, including companies and sole proprietors, to a consumer for non-conformity cannot be excluded by any agreement between the business operator and the consumer. Since our services are offered to consumers, we are unable to exclude our liability for non-conformity.

Labor Laws

There are various labor regulations in Japan, including the Labor Standards Act, the Labor Contract Act, and the Industrial Safety and Health Act. The Labor Standards Act regulates, among other things, minimum standards and restrictions on working conditions, including working hours and wages. The Labor Contract Act regulates, among other things, restrictions on dismissal and layoffs, changes in working conditions, and disciplinary actions. The Industrial Safety and Health Act requires, among other things, the implementation of measures to ensure the safety and protect the health of employees. Violations of these labor regulations may result in criminal fines and imprisonment, as well as administrative guidance (non-binding guidance issued by an administrative agency requiring specific action or inaction) and public disclosure by a competent labor standards inspection authority (with respect to the violation of Labor Standards Act and the Industrial Safety and Health Act), in addition to claims for damages by employees in civil actions.

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MANAGEMENT

The following sets forth information regarding members of our board of directors and executive officers as of the date of this prospectus.

Name	Age	Position(s)
Yu Asano	32	Representative Director and Chief Executive Officer
Kazuo Iseji	40	Director and Chief Financial Officer
Tatsuya Nakagoshi	35	Founder and director
Yoshiaki Izutsu	37	Director and Chief Technology Officer
Shintaro Yamaguchi	35	Director
Yuki Hayakawa	37	Director
Yusuke Kanazawa	36	Director
Aya Hoshiko*	49	Independent Director Nominee
Fumiaki Hayata*	46	Independent Director Nominee
Yosuke Yamaguchi*	45	Independent Director Nominee

* We intend to appoint Aya Hoshiko, Fumiaki Hayata and Yosuke Yamaguchi as our independent directors, effective upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus forms a part.

Mr. Yu Asano has been our representative director and Chief Executive Officer since our inception in April 2025 and Center Mobile Japan’s representative director and chief executive officer since December 2024. Mr. Asano has more than 10 years of experience in sales. Before becoming our representative director and Chief Executive Officer, he served as our director from June 2021 to December 2024. He started his career at TamaHome Co., Ltd., a construction and real estate company (TYO:1419), where he was responsible for selling custom-built homes from April 2014 to June 2018. From July 2018 to May 2020, he was a manager of the New Business Department at Y.W.C. Inc., a company providing temporary staffing services. From June 2020 to June 2021, he was a partner at Second Home LLC., a limited liability company providing sale agency and retailing services. Mr. Asano obtained a bachelor’s degree in economics from Ritsumeikan University in Shiga, Japan in March 2014.

Mr. Kazuo Iseji has been our director and Chief Financial Officer since our inception in April 2025 and Center Mobile Japan’s director and chief financial officer since June 2021. Before joining Center Mobile, Mr. Iseji was a sole proprietor managing a restaurant in Osaka from April 2014 to May 2021, where he was also responsible for financial planning and management and accounting. From March 2009 to March 2014, he worked at Ikeda Seisakusho Co., a precision instrument and machine parts manufacturer, where he was responsible for metal processing using NC equipment. Mr. Iseji passed Level 1 of the Official Business Skills Test in Bookkeeping, a test held by Chamber of Commerce and Industry of Japan, the knowledge of which is equivalent to college degree knowledge in commercial bookkeeping and accounting for large companies, in November 2011. Mr. Iseji graduated from Yodogawa Technical High School in March 2003.

Mr. Tatsuya Nakagoshi is our founder and has been our director since our inception in April 2025 and Center Mobile Japan’s director since December 2024. He served as our representative director and Chief Executive Officer from June 2020 to December 2024. Before founding Center Mobile, Mr. Nakagoshi served as a representative director at Center Over Co., Ltd., a consulting company, from October 2014 to April 2022. He also served as a representative director at Maimo Co., Ltd., a design and system development and maintenance company, from June 2021 to April 2022. In March 2011, Mr. Nakagoshi graduated from the Faculty of Management at Kinki University in Osaka, Japan.

Mr. Yoshiaki Izutsu has been our director and Chief Technology Officer since our inception in April 2025 and Center Mobile Japan’s director and chief technology officer since March 2022. From January 2013 to March 2022, Mr. Izutsu was a director of Anect Co., Ltd., a company providing system engineering and web production and development services, where he served as an engineer and designer. Mr. Izutsu obtained an advanced vocational diploma from HAL Osaka in March 2010.

Mr. Shintaro Yamaguchi has been our director since our inception in April 2025 and Center Mobile Japan’s director since June 2021. Before joining Center Mobile, Mr. Yamaguchi was a sole proprietor managing an e-commerce website, reselling daily necessities, home appliances, and sundries, from May 2017 to May 2021. He also served as a chef at Gloria Co., Ltd., a restaurant management company, from May 2010 to August 2016 and at Honesty Co. Ltd. from October 2016 to April 2017. Mr. Yamaguchi graduated from Naniwa High School in Osaka in March 2007.

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Mr. Yuki Hayakawa has been our director since our inception in April 2025 and Center Mobile Japan’s director since June 2021. From April 2010 to March 2015, Mr. Hayakawa was a planner in the web planning and marketing departments of Nissen Co., Ltd., a trading house reselling apparels and interior goods online and via mail orders. Through the planning and execution of e-mail marketing and advertising distribution, Mr. Hayakawa has deepened his knowledge in digital marketing, particularly e-mail marketing, and advertising. From April 2015 to March 2017, Mr. Hayakawa was responsible for corporate client sales at Infinity Co., Ltd., a company providing smartphone and phoneline solutions for corporate customers. From April 2017 to March 2019, he was responsible for sales for both corporate and individual clients for electricity and gas products at Social Venture LLC, a trading company which resells gas and electricity products. Subsequently, he became a partner at Aliba LLC, a retailer, where he was responsible for online sales of original equipment manufacturer’s products, from April 2020 to March 2022. He is also currently a partner at Delight LLC, a limited liability company focusing on advertising agency management business. Mr. Hayakawa graduated from Faculty of Business Administration at Ryukoku University in Kyoto, Japan, in March 2010.

Mr. Yusuke Kanazawa has been our director since our inception in April 2025 and Center Mobile Japan’s director since March 2022. From September 2012 to August 2019, Mr. Kanazawa was a business manager at Hayashi Business Co., Ltd., an e-commerce company. At Hayashi Business Co., Ltd., Mr. Kanazawa developed his expertise in marketing, including product planning, landing page creation and improvement, advertisement placement, and optimization of advertisement effectiveness. From December 2015 to March 2019, he was a representative director at HappineStar Co., Ltd., a real estate company. Since September 2019, Mr. Kanazawa has been a sole proprietor operating his e-commerce website and provide consulting services relating to e-commerce website management. Mr. Kanazawa also has been serving as a representative director at Maimo Co., Ltd. and Center Over Co., Ltd. since June 2024. Mr. Kanazawa obtained a bachelor’s degree in law from Kobe Gakuin University in March 2011.

Ms. Aya Hoshiko is our independent director nominee. Ms. Hoshiko is a founder and has been a representative director of Star Flores Co., Ltd., a Kumamoto-based consulting firm, since June 2016. Since June 2019, she has been a representative of ReESEL Association, a Japanese general incorporated association that promotes the use and manufacture of high-purity biodiesel fuel in Japan. Ms. Hoshiko has also been a corporate auditor at Unagi Nobori Co., Ltd., a company that manages Japanese eel restaurants in Kumamoto, Oita, and Okayama prefectures, since November 2023. Ms. Hoshiko obtained an associate degree in economics from Nakakyushu Junior College in Kumamoto, Japan, in April 1996.

Mr. Fumiaki Hayata is our independent director nominee and has been the non-full-time corporate auditor of Center Mobile Japan since March 2022. He founded Fumiaki Hayata Tax Accountant Office in September 2010 and has been a principal accountant since then. He became a registered tax accountant in Japan in March 2008 and has approximately 15 years of tax accountant experiences. Mr. Hayata graduated from Kyoto Prefectural Joyo High School in March 2006.

Mr. Yosuke Yamaguchi is our independent director nominee and has been the non-full-time corporate auditor of Center Mobile Japan since June 2022. He has been a registered lawyer in Japan since August 2007 and a registered tax accountant since May 2010. He served as a lawyer at Kitahama Partners from September 2007 to August 2016. He has been a founding partner at Iwatani, Muramoto & Yamaguchi Law Offices since August 2016. Mr. Yamaguchi obtained a Bachelor of Law from Doshisha University in Kyoto, Japan in March 2001.

Relationships

There is no family relationship among directors and officers. There is no arrangement or understanding among any of our directors or any other person under which our directors are appointed.

Corporate Governance Practices

We are a “foreign private issuer” under the federal securities laws of the United States and the Nasdaq listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC, and the Nasdaq listing standards. Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our post-offering amended and restated articles of association, the Cayman Companies Act and the common law of the Cayman Islands govern our corporate affairs.

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In particular, as a foreign private issuer, we will follow Cayman Islands law and corporate practice in lieu of the corporate governance provisions set out under Nasdaq Rule 5600, the requirement in Nasdaq Rule 5250(b)(3) to disclose third-party director and nominee compensation, and the requirement in Nasdaq Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under Nasdaq Rule 5600 differ from Cayman Islands law requirements:

●	Nasdaq Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors, and Nasdaq Rule 5605(b)(2) requires that independent directors regularly meet in executive sessions, where only independent directors are present. Under our current corporate structure, Cayman Islands law does not require a majority of our board of directors to be independent directors or meetings where only independent directors are present.

●	Nasdaq Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Under our current corporate structure, Cayman Islands law does not impose specific requirements on the establishment of a compensation committee.

●	Nasdaq Rule 5605(e) requires that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Under our current corporate structure, Cayman Islands law does not impose specific requirements on the establishment of a nominating committee or nominating process.

●	Nasdaq Rule 5635(d) requires that a listed issuer obtain stockholder approval prior to issuing or selling securities (or securities convertible into or exercisable for common stock) that equal 20% or more of the issuer’s outstanding common stock or voting power prior to such issuance or sale. Under our current corporate structure, Cayman Islands law does not require that we obtain shareholder approval prior to issuing or selling securities that equal 20% or more of our outstanding Ordinary Shares or voting power.

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Controlled Company

Upon completion of this Offering, Mr. Tatsuya Nakagoshi, our founder and director, will hold approximately 71.63% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the Representative’s over-allotment option, or approximately 70.25%, assuming full exercise of the Representative’s over-allotment option, in each case based on an assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

●	a majority of our board of directors consist of independent directors;

●	our director nominees be selected or recommended solely by independent directors; and

●	we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Cayman Islands, with respect to appointments to our board of directors and committees. We intend to follow home country practice, as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.” Further, for as long as Mr. Nakagoshi beneficially owns a majority of the voting power of our outstanding Ordinary Shares, he will generally be able to control the outcome of matters submitted to our shareholders for approval, including the election of directors, without the approval of our other shareholders. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors will consist of eight directors, one of whom is an independent director. A director may vote with respect to any contract, proposed contract, or arrangement in which he is materially interested, provided that (a) such director, if his/her interest in such contract or arrangement is material, has declared the nature of his/her interest at the earliest meeting of the board at which it is practicable for him/her to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. Nasdaq corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. However, as a Cayman Islands company listed on the Nasdaq, we are a foreign private issuer and are permitted to follow the home country practice with respect to certain corporate governance matters. Cayman Islands law does not require a majority of a publicly traded company’s board of directors to be comprised of independent directors. We rely on this home country practice exception and do not have a majority of independent directors serving on our board of directors.

Our board of directors may exercise all the powers of our Company to borrow money, mortgage its undertaking, property, and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of our Company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service.

Duties of Directors

Under Cayman Islands law, the directors of our Company owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider to be in good faith to be in the best interests of our Company. The directors of our Company must also exercise their powers only for a proper purpose. The directors of our Company also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to our Company, its directors must ensure compliance with the memorandum and articles of association of our Company, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by its directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in the name of our Company if a duty owed by the directors of our Company is breached.

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The functions and powers of our board of directors include, among others:

●	convening shareholders’ general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Under our articles of association, a director may be appointed by ordinary resolution of shareholders, or by the directors. An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. It is expected that, whether by ordinary resolution or by the directors, each director will be appointed on the terms that the director will hold office until the appointment of the director’s successor or the director’s re-appointment at the next annual general meeting, unless the director has sooner vacated office.

All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

Under our articles of association, a director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Committees of the Board of Directors

Audit Committee

We will establish an audit committee, which will consist of three directors, including Fumiaki Hayata, Yosuke Yamaguchi, and Aya Hoshiko, upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus forms a part. We have determined that Fumiaki Hayata, Yosuke Yamaguchi and Aya Hoshiko will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. We have also determined that Fumiaki Hayata, Yosuke Yamaguchi and Aya Hoshiko qualify as audit committee financial experts under the SEC rules and as financially sophisticated audit committee members under the Nasdaq listing rules. Aya Hoshiko will be the chair of the audit committee. Our audit committee will adopt a written charter (the “Charter”), which will require that each member of the Audit Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Exchange Act and the rules of the NASDAQ Stock Market or any other securities exchange on which any of our securities are listed, and that no member of the Audit Committee can have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years. The Charter will require that each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that leads to financial sophistication, and at least one member of the Audit Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Charter will provide that the purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, and that the primary role of the Audit Committee is to oversee the financial reporting and disclosure process.

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The Charter will provide that the Audit Committee shall have the following authority and responsibilities, among others:

●	To select, retain, terminate, and set the compensation of an independent registered public accounting firm to act as the Company’s independent auditors;

●	To select, retain, compensate, oversee, and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

●	To pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms and establish policies and procedures for the Committee’s pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis;

●	At least annually, to obtain and review a report by the Company’s independent auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any issues raised by the most recent internal quality control review, peer review, or Public Company Accounting Oversight Board review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors;

●	To assure the regular rotation of the lead audit partner at the Company’s independent auditors and consider regular rotation of the accounting firm serving as the Company’s independent auditors;

●	To review and discuss with the Company’s independent auditors the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, including the overall audit strategy, the scope and timing of the annual audit, any significant risks identified during the auditors’ risk assessment procedures and, when completed, the results, including significant findings, of the annual audit;

●	To review and discuss with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit, (2) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors, and (3) other material written communications between the auditors and management;

●	To review with management and the Company’s independent auditors: any major issues regarding accounting principles and financial statement presentation;

●	To review with management, the internal audit department and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, and any fraud involving management or other employees with a significant role in such processes, controls, and procedures;

●	To recommend to the board that the audited financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section be included in the Company’s Form 20-F and produce the audit committee report required to be included in the Company’s proxy statement;

●	To review and approve the functions of the Company’s Internal Accounting Department;

●	To establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

●	To review, approve and oversee any transaction between the Company and any related person and any other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures, and to develop policies and procedures for the Committee’s approval of related party transactions.

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Compensation Committee

Because we will be a “foreign private issuer” within the meaning of the corporate governance standards of Nasdaq, we will not be required to, and do not currently expect to, have a compensation committee. If and when we are no longer a “foreign private issuer,” we will be required to establish a compensation committee. We anticipate that such a compensation committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq. Upon the formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

This compensation committee would:

●	review and determine the compensation arrangements for management;

●	Establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance, and to achieve our financial goals;

●	administer our incentive compensation and benefit plans and purchase plans;

●	oversee the evaluation of the board of directors and management; and

●	review the independence of any compensation advisers.

Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

Nominating and Corporate Governance Committee

Because we will be a “foreign private issuer” within the meaning of the corporate governance standards of Nasdaq, we will not be required to, and do not currently expect to, have a nominating and corporate governance committee. If and when we are no longer a “foreign private issuer,” we will be required to establish a nominating and corporate governance committee. We anticipate that such a nominating and corporate governance committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq. Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

A shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our Company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of shareholders or as otherwise required by the requirements of the Exchange Act. In addition, shareholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of shareholders entitled to vote at such a meeting.

Risk Management

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole. Our board of directors is responsible for monitoring and assessing strategic risk exposure.

Code of Business Conduct

Prior to the consummation of this Offering, our board of directors will adopt a written code of business conduct that applies to our directors, officers, employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions), and our agents.

Compensation of Our Directors and Executive Officers

For the fiscal year ended May 31, 2024, we paid an aggregate of JPY[   ] thousand (approximately $[   ] thousand) as compensation to our directors and executive officers. We do not set aside or accrue any budget to provide pension, retirement, or other similar benefits to our directors.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of 3,750,000 Ordinary Shares being offered in this Offering for:

●	each of our directors and executive officers;

●	all directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the Ordinary Shares. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The percentage of beneficial ownership of each listed person prior to this Offering is based on 24,720,473 of our Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this Offering includes 3,750,000 Ordinary Shares outstanding immediately after the completion of this Offering, assuming no exercise of the Representative’s over-allotment option, and 4,312,500 Ordinary Shares, assuming full exercise of the over-allotment option, in each case, excluding shares issuable upon exercise of unexercised options, and based on the assumed initial public offering of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus.

Information with respect to beneficial ownership has been furnished by each director, executive officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this prospectus, we have 19 shareholders of record, three of whom are located in the United States. At the closing of this Offering, in order to satisfy the Nasdaq listing rules, we will be required to have at least 300 round lot shareholders (300 holders who have at least 100 unrestricted shares, where the market value of such shares with respect to at least half of such holders is at least $2,500).

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors and Senior Management(1):
Yu Asano	9,600	0.04%	9,600	0.03%	9,600	0.03%
Kazuo Iseji	9,600	0.04%	9,600	0.03%	9,600	0.03%
Tatsuya Nakagoshi	20,394,299	82.50%	20,394,299	71.63%	20,394,299	70.25%
Yoshiaki Izutsu	—	—	—	—	—	—
Shintaro Yamaguchi	—	—	—	—	—	—
Yuki Hayakawa	—	—	—	—	—	—
Yusuke Kanazawa	3,360	0.01%	3,360	0.01%	3,360	0.01%
Aya Hoshiko	—	—	—	—	—	—
Fumiaki Hayata	—	—	—	—	—	—
Yosuke Yamaguchi	—	—	—	—	—	—
All directors and senior management as a group (10 individuals):	20,416,859	82.59%	20,416,859	71.71%	20,416,859	70.32%
5% Shareholders:
Tatsuya Nakagoshi	20,394,299	82.50%	20,394,299	71.63%	20,394,299	70.25%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is Realize Sakaisuji-Honmachi Building Room 507,1-5-31 Kyutaromachi, Chuo-ku, Osaka City, Osaka, Japan.

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RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follows:

Name of Related Party	Nature of Relationship at November 30, 2024 and May 31, 2024
Tatsuya Nakagoshi	Founder and director of the Company
Center Porter Co., Ltd.	A company controlled by Tatsuya Nakagoshi

Name of Related Party	Nature of Relationship at May 31, 2023
Tatsuya Nakagoshi	Founder and director of the Company
Center Porter Co., Ltd.	A company controlled by Tatsuya Nakagoshi
Shota Matsuyama	Representative director and CEO of Pay Storage

In the ordinary course of business, we were involved in certain transactions, either at cost or current market prices, and on normal commercial terms with related parties.

The Company had the following related party balances and transactions as of November 30, 2024 and May 31, 2024, 2023 and 2022 and for the six months ended November 30, 2024 and 2023 and for the fiscal years ended May 31, 2024, 2023 and 2022:

On June 10, 2022, we executed a loan agreement with Mr. Shota Matsuyama, the founder of Pay Storage. Pursuant to the terms of the agreement, we extended a loan to him in the principal amount of JPY20 million, with a fixed annual interest rate of 0.90%. The loan is set to mature at the end of June 2025. The proceeds of the loan were utilized as capital for the establishment of Pay Storage. We assessed that Mr. Matsuyama was a nominee shareholder acting for the Company, and the Company has wholly owned and controlled Pay Storage through Mr. Matsuyama since then. As a result, there were no balances related to the loan agreement with Mr. Matsuyama to be disclosed on a consolidated basis. Mr. Matsuyama resigned from Pay Storage in November 2023 and has no longer been a related party since then.

On April 15, 2024, the Company transferred its one treasury share to Mr. Tatsuya Nakagoshi for the consideration of JPY4,439,730.

On May 31, 2022, the Company lent Tatsuya Nakagoshi JPY8,562 thousand which Tatsuya Nakagoshi accepted. The Company bore interest at 1.25% per annum on the amount of JPY8,562 thousand lent to Tatsuya Nakagoshi.

On May 31, 2023, the Company lent Tatsuya Nakagoshi JPY29,090 thousand, which Tatsuya Nakagoshi accepted. The Company bore interest at 0.9% per annum on the amount of JPY29,090 thousand lent to Tatsuya Nakagoshi.

On May 31, 2024, the Company lent Tatsuya Nakagoshi JPY3,324 thousand, which Tatsuya Nakagoshi accepted. The Company bore interest at 0.9% per annum on the amount of JPY3,324 thousand lent to Tatsuya Nakagoshi.

Short-term loan receivable from the related party as of November 30, 2024 and May 31, 2024, 2023 and 2022 were as follows:

		Thousands of Yen
		November 30,	Fiscal year ended May 31,
		2024	2024	2023	2022
Short-term loans receivable
Tatsuya Nakagoshi	Short-term loans receivable with an interest rate of 0.9% per annum	¥-	¥40,976	¥37,652	¥8,562.00

As of November 30, 2024 and May 31, 2024, 2023 and 2022, the outstanding accrued interest income due from Mr. Tatsuya Nakagoshi was nil, JPY742 thousand, JPY343 thousand and JPY178 thousand, respectively. Interest income for loans receivable due from the related party was nil and JPY54 thousand for the six months ended November 30, 2024 and 2023 and JPY398 thousand, JPY165 thousand and JPY107 thousand for the fiscal years ended May 31, 2024, 2023 and 2022, respectively. During the last three fiscal years, the loan was made to Mr. Nakagoshi to advance Mr. Nakagoshi’s personal expenses, and Mr. Nakagoshi repaid all outstanding loan in October 2024. As of the date of this prospectus, there is no outstanding balance with Mr. Nakagoshi.

As of November 30, 2024 and May 31, 2024, 2023 and 2022, accrued expenses due to the related party on the consolidated financial statements were as follows:

		Thousands of Yen
		November 30,	Fiscal year ended May 31,
		2024	2024	2023	2022
Accrued expenses
Center porter Co., Ltd.	Cosmetics sales commission	¥204	¥308	¥329	¥420

		Thousands of Yen
		Fiscal year ended May 31,
		2024	2023	2022
Accrued expenses
Center Porter Co., Ltd.	Cosmetics sales commission	¥308	¥329	¥420

Sales commission expenses to the related party were JPY1,304 thousand and JPY1,252 thousand for the six months ended November 30, 2024 and 2023 and JPY2,273 thousand, JPY3,710 thousand and JPY 261 thousand for the fiscal years ended May 31, 2024, 2023 and 2022, respectively.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Cayman Companies Act and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is $100 divided into 1,000,000,000 ordinary shares, par value of $0.0000001 each. As of the date of this prospectus, 24,720,473 Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 24,720,473 Ordinary Shares issued and outstanding. All of our Ordinary Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Amended and Restated Memorandum and Articles of Association

We will adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the post-offering memorandum and articles of association and of the Cayman Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our post-offering memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Cayman Companies Act.

Ordinary Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

•	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;
•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. Our post-offering amended and restated memorandum and articles of association provide that we shall, if required by the Cayman Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Cayman Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. The post offering memorandum and articles of association of Center Mobile Cayman do not provide shareholders with any right to requisition a general meeting or put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering amended and restated memorandum and articles of association will have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Cayman Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Cayman Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Cayman Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Our post-offering amended and restated articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. The post offering memorandum and articles of association of Center Mobile Cayman do not provide shareholders with any right to requisition a general meeting or put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

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Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Share Issuances

The following is a summary of our securities issuances in the past three years.

On April 10, 2025, we issued 1 Ordinary Share, par value $0.0000001, to the initial subscriber, which was transferred to Mr. Tatsuya Nakagoshi.

On June [   ], 2025, we entered into the Share Exchange Agreement with Center Mobile Japan’s shareholders, pursuant to which on June [   ], 2025, we will acquire 100% of the equity interests in Center Mobile Japan from Center Mobile Japan’s shareholders in consideration of allotting and issuing an aggregate of 24,720,472 Ordinary Shares to the Center Mobile Japan’s shareholders, and Center Mobile Japan will become our wholly owned subsidiary.

We believe that each of the foregoing issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in the issuances of securities.

We have not issued any other securities since the incorporation of the Company on April 10, 2025, except as described above.

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ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering and excluding the Selling Shareholder Shares, we will have 3,750,000 Ordinary Shares publicly trading, or approximately 13.17% of our outstanding Ordinary Shares, assuming the Representative does not exercise its option to purchase additional Ordinary Shares, and 4,312,500 Ordinary Shares publicly trading, or approximately 14.85% of our outstanding Ordinary Shares, assuming the Representative exercises its option to purchase additional Ordinary Shares in full, in each case, based on the assumed initial public offering price of $4.00 per Ordinary Share, representing the low end of the price range set forth on the cover page of this prospectus, and excluding shares issuable upon exercise of unexercised options. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares. Prior to this Offering, there has been no public market for our Ordinary Shares, and although we have applied to list our Ordinary Shares on Nasdaq, a regular trading market for our Ordinary Shares may not develop.

Lock-Up Agreements

See “Underwriting—Lock-Up Agreements.” Apart from the offering of Selling Shareholder Shares by the Selling Shareholders pursuant to the Resale Prospectus, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 284,705 Ordinary Shares immediately after this Offering, assuming the Representative does not exercise its over-allotment option; or

●	the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this Offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States; and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

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MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Japanese, Cayman Islands and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

Japanese Taxation

The following is a general summary of the principal Japanese tax consequences (limited to national tax) to owners of our Ordinary Shares, in the form of Ordinary Shares, who are non-resident individuals of Japan or who are non-Japanese corporations without a permanent establishment in Japan, collectively referred to in this section as non-resident holders. The statements below regarding Japanese tax laws are based on the laws and treaties in force and as interpreted by the Japanese tax authorities as of the date of this prospectus, and are subject to changes in applicable Japanese laws, tax treaties, conventions, or agreements, or in the interpretation of them, occurring after that date. This summary is not exhaustive of all possible tax considerations that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership, and disposition of our Ordinary Shares, including, specifically, the tax consequences under Japanese law, under the laws of the jurisdiction of which they are resident and under any tax treaty, convention, or agreement between Japan and their country of residence, by consulting their own tax advisors.

Generally, a non-resident holder of Ordinary Shares will be subject to Japanese income tax collected by way of withholding on any dividends (meaning in this section distributions made from our retained earnings for the Companies Act purposes) we pay with respect to our Ordinary Shares and such tax will be withheld prior to payment of dividends. Share splits generally are not subject to Japanese income or corporation taxes.

In the absence of any applicable tax treaty, convention, or agreement reducing the maximum rate of Japanese withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their Ordinary Shares to non-resident holders is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under Japanese tax law. However, with respect to dividends paid on listed shares issued by a Japanese corporation (such as Ordinary Shares) to non-resident holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to (i) 15.315% for dividends due and payable up to and including December 31, 2037 and (ii) 15% for dividends due and payable on or after January 1, 2038. The withholding tax rates described above include the special reconstruction surtax (2.1% multiplied by the original applicable withholding tax rate, i.e., 15% or 20%, as the case may be), which is imposed during the period from and including January 1, 2013 to and including December 31, 2037, to fund the reconstruction from the Great East Japan Earthquake.

If distributions were made from our capital surplus, rather than retained earnings, for Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of Ordinary Shares and subject to the same tax treatment as sale of our Ordinary Shares as described below. Distributions made in consideration of repurchase by us of our own shares or in connection with certain reorganization transactions will be treated substantially in the same manner.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, and Singapore, while the income tax treaties with, among others, Australia, Belgium, France, Hong Kong, the Netherlands, Portugal, Sweden, Switzerland, the United Kingdom, and the United States generally reduce the withholding tax rate to 10% for portfolio investors and the income tax treaties with, among others, Spain, generally reduce the withholding tax rate to 5% for portfolio investors. In addition, under the income tax treaty between Japan and the United States, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and, among others, Belgium, Denmark, Spain, the United Kingdom, the Netherlands, and Switzerland. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the second preceding paragraph with respect to the dividends to be paid by us on our Ordinary Shares.

Non-resident holders of our Ordinary Shares who are entitled under an applicable tax treaty to a reduced rate of, or exemption from, Japanese withholding tax on any dividends on our Ordinary Shares, in general, are required to submit, through the withholding agent to the relevant tax authority prior to the payment of dividends, an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends together with any required forms and documents. A standing proxy for a non-resident holder of our Ordinary Shares may be used in order to submit the application on a non-resident holder’s behalf. In this regard, a certain simplified special filing procedure is available for non-resident holders to claim treaty benefits of reduction of or exemption from Japanese withholding tax, by submitting a Special Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends of Listed Stock, together with any required forms or documents. Non-resident holders who are entitled, under any applicable tax treaty, to a reduced rate of Japanese withholding tax below the rate otherwise applicable under Japanese tax law, or exemption therefrom, as the case may be, but fail to submit the required application in advance may nevertheless be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-resident holders are entitled to a reduced treaty rate under the applicable tax treaty) or the full amount of tax withheld (if such non-resident holders are entitled to an exemption under the applicable tax treaty), as the case may be, by complying with a certain subsequent filing procedure. We do not assume any responsibility to ensure withholding at the reduced treaty rate, or exemption therefrom, for shareholders who would be eligible under an applicable tax treaty but who do not follow the required procedures as stated above.

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Gains derived from the sale of Ordinary Shares outside Japan by a non-resident holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes. Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual Ordinary Shares as a legatee, heir, or donee, even if none of the acquiring individual, the decedent, or the donor is a Japanese resident.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

Under the laws of the Cayman Islands, no stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands or if the transfer documents are executed in or brought into the Cayman Islands.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations, such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

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This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

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To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

PFIC

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

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If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

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UNDERWRITING

We will enter into an underwriting agreement with R.F. Lafferty & Co., Inc., as the Representative of the several underwriters in this Offering, with respect to the Ordinary Shares to be sold in this Offering. Subject to certain conditions, we will agree to sell to the underwriters, and the underwriters have severally agreed to purchase the number of Ordinary Shares provided below opposite their respective names.

Underwriters	Number of Ordinary Shares
R.F. Lafferty & Co., Inc.	[*]
Total

A copy of the form of underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement will provide that the obligations of the several underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the securities covered by the Representative’s over-allotment option described below.

Over-Allotment Option

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the Representative to purchase a maximum of fifteen percent (15%) of the Ordinary Shares sold in the Offering from us, solely to cover over-allotments, if any. If the Representative exercises all or part of this option, it will purchase Ordinary Shares covered by the option at the initial public offering price per Ordinary Share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total net proceeds, before expenses, to us will be $11.5 million.

Underwriting Discounts and Expenses

The Representative has advised us that the underwriters propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this Offering, the initial public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the initial public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option, as indicated.

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents an underwriting discount equal to 7.0% per Ordinary Share or 6.0% per Ordinary Share for the proceeds from investors identified and introduced directly by the Company.

99

We have agreed to pay to the underwriters by deduction from the net proceeds of the Offering contemplated herein; a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the Ordinary Shares.

We have agreed to pay an expense deposit of $50,000 (the “Advance”) to the Representative, $25,000 upon execution of an engagement letter relating to this Offering and the other $25,000 due upon the initial filing of the registration statement, which will be applied against the actual out-of-pocket accountable expenses that will be incurred by the underwriters in connection with this Offering, and will be reimbursed to us to the extent not incurred.

We have also agreed to pay the Representative’s out-of-pocket accountable expenses, including but not limited to road show expenses for the Offering, the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits, the costs and expenses of the public relations firm, background checks on the Company’s senior management and board of directors, the $5,000 cost associated with the Representative’s clearing system data services and communications expenses, and the $10,000 cost associated with the Representative’s Capital IQ system for comparable company analysis and valuation. We have agreed to be responsible for the Representative’s legal fees and expenses irrespective of whether this Offering is consummated or not and the maximum amount of legal fees, costs, and expense incurred by the Representative that we will be responsible must not exceed (i) $75,000, in the event that there is no closing of this Offering, and (ii) $200,000, in the event that there is a closing of this Offering.

We estimate that expenses payable by us in connection with this Offering, other than the underwriting discounts referred to above and underwriter expense allowance and reimbursement, will be approximately $1.165 million.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Tail Financing

If, during the period that is 12 months following the closing of this Offering, we consummate a financing with investors with whom we have had a conference call or a meeting arranged by the Representative during the period in which we engaged the Representative, we will pay the representative a fee equal 7.0% of the proceeds of such financing and warrants to purchase a number of Ordinary Shares equal to 4.0% of the aggregate number of Ordinary Shares sold in this Offering at an exercise price equal to 110% of the Offering price of the Ordinary Shares sold in this Offering.

Lock-Up Agreements

We, all of our directors, officers and any other holder(s) of 5.0% of the Ordinary Shares as of the effective date of this prospectus (and all holders of securities exercisable for or convertible into Ordinary Shares) have agreed, subject to certain exceptions set forth in the underwriting agreement, to enter into customary lock-up agreements with the Representative that, for a period of 180 days after the closing of this Offering, we and they will not, without the prior written consent of the Representative, offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities.

100

Right of First Refusal

We have agreed to grant the Representative the right of first refusal to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offering for a period of 12 months from the closing of this Offering, excluding (i) shares issued under any compensation or stock option plan approved by our shareholders and (ii) equity securities issued as an incentive or compensation for our employees, directors or officers our those of our subsidiaries.

Listing

We have applied to list the Ordinary Shares on Nasdaq under the symbol “CTMB”. At this time, Nasdaq has not yet approved our application to list the Ordinary Shares, and there is no guarantee or assurance that the Ordinary Shares will be approved for listing on Nasdaq.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment transactions involve sales by the underwriters of Ordinary Shares in excess of the number of Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Ordinary Shares over-allotted by the underwriters is not greater than the number of Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Ordinary Shares involved is greater than the number of Ordinary Shares in the over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option and/or purchasing Ordinary Shares in the open market.

●	Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Ordinary Shares to close out the short position, the underwriters will consider, among other things, the price of Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Ordinary Shares through the over-allotment option. If the underwriters sell more Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

●	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Ordinary Shares or preventing or mitigating a decline in the market price of the Ordinary Shares. As a result, the price of the Ordinary Shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Ordinary Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

101

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this Offering, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Initial Public Offering Price

Prior to this Offering, there has been no public market for the Ordinary Shares. The initial public offering price of the Ordinary Shares offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors to be considered in determining the initial public offering price of the Ordinary Shares are:

●	Our history and our prospects;

●	Our financial information and historical performance;

●	The industry in which we operate;

●	The status and development prospects for our services;

●	The experience and skills of our senior management; and

●	The general condition of the securities markets at the time of this Offering.

We offer no assurances that the public offering price will correspond to the price at which the Ordinary Shares will trade in the public market subsequent to this Offering or that an active trading market for the Ordinary Shares will develop and continue after this Offering.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

102

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$6,288
Nasdaq Listing Fee	$50,000
FINRA Filing Fee	$2,350
Legal Fees and Expenses	$500,000
Accounting Fees and Expenses	$300,000
Printing and Engraving Expenses	$10,000
Underwriter Out-of-Pocket Non-Accountable Expense Allowance	$200,000
Miscellaneous Expenses	$100,000
Total Expenses	$1,168,638

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the Offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this Offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman, our counsel as to Cayman Islands law. Legal matters as to Japanese law will be passed upon for us by TMI Associates, our counsel as to Japanese law. Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and TMI Associates with respect to matters governed by Japanese law.

Rimon P.C. is acting as counsel to the Representative in connection with this Offering with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The financial statements for the fiscal years ended May 31, 2024 and 2023 included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, of which this prospectus forms a part, including relevant exhibits, under the Securities Act with respect to the underlying Ordinary Shares to be sold in this Offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

103

CENTER HOLDINGS INC. AND SUBSIDIARIES

F-1

Center Holdings Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Yen in thousands)

	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
ASSETS
Current assets
Cash and deposits	¥309,688	¥365,017
Accounts receivable	495,087	466,741
Inventories	15,697	20,684
Short-term loans receivable - related party	-	40,976
Income taxes receivable	56,701	38,635
Share offering costs	133,120	39,409
Other receivable	45,450	23,251
Other current assets	7,978	14,801
Total current assets	1,063,721	1,009,514
Non-current assets
Property and equipment, net	84,678	84,289
Operating lease right-of-use assets	27,299	41,096
Software	20,088	7,398
Guarantee deposits	23,344	18,256
Other assets	34,350	34,471
Total non-current assets	189,759	185,510
Total assets	¥1,253,480	¥1,195,024

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-2

Center Holdings Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Yen in thousands, except share data)

	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
LIABILITIES
Current liabilities
Accounts payable	¥310,480	¥309,558
Accrued expenses	50,526	41,624
Accrued expenses - related party	204	308
Accrued consumption taxes	25,454	30,897
Current portion of bonds	19,455	19,358
Current portion of long-term loans	10,008	10,008
Current operating lease liabilities	17,817	22,697
Contract liabilities	14,335	29,186
Deposits received	10,078	8,536
Income taxes payable	47,806	415
Other current liabilities	10,919	3,669
Total current liabilities	517,082	476,256
Non-current liabilities
Bonds	39,502	49,254
Long-term loans	13,304	18,308
Non-current operating lease liabilities	8,275	19,905
Deferred tax liabilities	52,009	36,252
Other liabilities	6,688	7,510
Total non-current liabilities	119,778	131,229
Total liabilities	¥636,860	¥607,485
SHAREHOLDERS’ EQUITY
Ordinary shares:50,000,000 shares authorized, 24,720,473 shares issued and outstanding as of November 30, 2024 and May 31, 2024 with $0.0000001 stated value.*	¥0	¥0
Additional paid in capital	30,700	30,700
Retained earnings	585,920	556,839
Total shareholders’ Equity	616,620	587,539
Total liabilities and equity	¥1,253,480	¥1,195,024

* The number of shares reflects the retrospective presentation of share splits and a share issue described in Note 12.

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-3

Center Holdings Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Yen in thousands, except share and per share data)

	For the Six Months Ended November 30,
	2024	2023
Revenue	¥1,020,109	¥764,282
Cost of revenue	(498,181)	(435,659)
Gross profit	521,928	328,623

Operating expenses
Selling, general and administrative expenses	(490,879)	(267,931)
Total operating expenses	(490,879)	(267,931)

Operating income	31,049	60,692

Other income (expenses):
Interest expenses	(629)	(764)
Foreign exchange gains	3,570	-
Other income, net	244	54
Total other income (expenses), net	3,185	(710)

Income before income taxes	34,234	59,982
Income tax expenses	(5,153)	(26,387)
Net income	29,081	33,595

Other comprehensive income	-	-
Total comprehensive income	¥29,081	¥33,595
Earnings per share:
Basic and Diluted	¥1.18	¥1.36
Weighted average number of ordinary shares outstanding
Basic and Diluted*	24,720,473	24,720,473

* The number of shares reflects the retrospective presentation of share splits and a share issue described in Note 12.

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-4

Center Holdings Inc.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Yen in thousands, except share data)

	Shareholders’ equity
	Number of Shares*	Share Capital	Additional paid in capital	Retained Earnings	Total
Balance at May 31, 2023 (audited)	24,720,473	¥0	¥30,700	¥516,561	¥547,261

Net income	-	-	-	33,595	33,595
Balance at November 30, 2023 (unaudited)	24,720,473	¥0	¥30,700	¥550,156	¥580,856

	Shareholders’ equity
	Number of Shares*	Share Capital	Additional paid in capital	Retained Earnings	Total
Balance at May 31, 2024 (audited)	24,720,473	¥0	¥30,700	¥556,839	¥587,539

Net income	-	-	-	29,081	29,081
Balance at November 30, 2024 (unaudited)	24,720,473	¥0	¥30,700	¥585,920	¥616,620

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

* The number of shares reflects the retrospective presentation of share splits and a share issue described in Note 12.

F-5

Center Holdings Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Yen in thousands)

	For the Six Months Ended November 30,
	2024	2023
Cash flows from operating activities:
Net income	¥29,081	¥33,595
Depreciation and amortization	3,355	3,566
Foreign exchange gains	(3,570)	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(28,347)	68,386
Decrease (increase) in inventories	4,987	(13,608)
(Increase) decrease in other receivable	(22,199)	280
(Increase) in income taxes receivable	(18,066)	-
(Decrease) in accounts payable	(618)	(47,040)
Increase in accrued expenses	8,902	11,668
(Decrease) increase in contract liabilities	(14,851)	2,414
Increase in advanced receipts	3,500	-
(Decrease) in consumption tax receivable	(5,961)	-
Increase in deferred tax liabilities	15,757	7,912
Increase (decrease) in income taxes payable	47,391	(88,280)
(Decrease) in accrued consumption taxes	(5,443)	(40,589)
Other, net	(528)	(407)
Net cash flows provided by (used in) operating activities	13,390	(62,103)

Cash flows from investing activities:
Purchases of property and equipment	(14,895)	(1,679)
Proceeds from short-term investment	13,570	-
Payment received on short-term loans receivable - related party	40,976	-
Payments of short-term loans receivable	-	(20,180)
Net cash flows provided by (used in) investing activities	39,651	(21,859)

Cash flows from financing activities:
Repayments for long-term loans	(5,004)	(5,004)
Redemption of bonds	(9,655)	(9,558)
Payments of listing expenses	(93,711)	-
Net cash flows (used in) financing activities	(108,370)	(14,562)
Net (decrease) in cash and cash equivalents	(55,329)	(98,524)
Cash and cash equivalents at the beginning of period	365,017	517,101
Cash and cash equivalents at the end of period	¥309,688	¥418,577

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	¥284	¥321
Cash paid for taxes	8,549	107,036
Cash refund for taxes	¥48,478	¥-

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-6

Center Holdings Inc.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

November 30, 2024

NOTE 1 – ORGANIZATION AND BUSINESS

Description of Business

Center Holdings Inc. was incorporated on April 10, 2025 to act as the holding company of Center Mobile Co., Ltd., which is a limited liability company organized under the laws of Japan and an operating entity in Japan (“Center Mobile”). Center Mobile and its subsidiary (collectively, the “Company”) are a mobile connectivity and wireless communications services provider in Japan, offering a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. The Company was incorporated in Japan in June 2020. The Company also has an innovative business model that allows its customers to lower their monthly fees for the Company’s services by watching advertisements or playing games through its proprietary app, “PLAIO.” The Company offers mobile connectivity and wireless communications services on a monthly basis for specified quantities of minutes or amounts of data selected in advance. The Company currently also operates an outsourcing business, under which it works as a staffing agency, and its goal and policy are to provide a more stable working environment and conditions for job seekers. Unlike most of the staffing agencies in Japan that only hire job seekers and dispatch them to their corporate clients without providing much training, leaving the training to such corporate clients, the Company hires job seekers as its full-time employees and provides basic training to help them fit into the workplaces and positions that the Company considers the best match for them based on their willingness, interests, personalities, experiences, requirements, and the Company’s corporate clients’ needs before dispatching them to its corporate clients. In addition to the mobile network services and outsourcing service, the Company currently also operates a travel business. Through cooperating with the travel business partners, the Company operates a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans or hotel plus Shinkansen (Japanese bullet trains) ticket travel plans offered by its travel business partners.

The consolidated financial statements of the Company include Center Mobile and the entity below:

	Date of Incorporation or Acquisition	Place of Incorporation	Percentage of Direct or Indirect Economic Ownership
Subsidiary
Pay Storage Co., Ltd. (“Pay Storage”)	June 2022	Japan	100.0%

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The unaudited condensed consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“U.S. GAAP”).

The accompanying unaudited condensed consolidated financial statements are presented in Japanese yen, the currency of the country in which the Company is incorporated and principally operates. The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

The unaudited condensed consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended May 31, 2024.

Reclassification

Certain amounts in the prior period have been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Significant estimates and assumptions are reflected in valuation and disclosure of accounts, including inventories, long-lived assets, leases, asset retirement obligations, and deferred tax liabilities. Actual results could differ from these good faith estimates and judgments.

F-7

Cash and Deposits

Cash and deposits include cash on hand and deposits in banks that are unrestricted as to withdrawal or use. All highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value with original maturity periods of three months or less.

Accounts Receivable

Accounts receivable represent the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s account receivable balances are unsecured, bear no interest, and are due upon normally within a year from the date of the sale. The balance is presented net of an allowance for credit losses. Allowance for credit losses for accounts receivable is maintained for all customers based on ASC 326 “Financial Instruments—Credit Losses,” based on historical experiences of credit losses and reasonable and supportable forecasts. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. When all collection options, including legal recourse, are exhausted, the accounts or portions thereof are deemed to be uncollectable and charged against the allowance.

There was no allowance for credit losses as of November 30, 2024 and May 31, 2024.

Inventories

Inventories consist of merchandise, including smartphone-related products and cosmetic products. Estimates of the lower of cost and net realizable value of inventory are determined by comparing the actual cost of the inventory to the estimated selling prices in the ordinary course of business based on current market and economic conditions, less reasonably predictable costs of completion, disposal, and transportation of the inventory.

Property and Equipment

Property and equipment are stated at cost.

	Useful life	Depreciation method
Buildings	24-47 years	Straight-line method
Leasehold improvements	10 years	Straight-line method
Vehicles	4 years	Straight-line method
Tool, furniture, and fixtures	3 years	Straight-line method
Land	Indefinite	-

Maintenance and repairs are charged to expenses as incurred. Improvements of a major nature are capitalized. Construction in progress is not depreciated until ready for service at the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gains or losses are reflected in income.

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment is recognized by measuring the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded during the six months ended November 30, 2024 and 2023.

F-8

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The ASC 606 revenue recognition model consists of the following five steps:

(1)	identifying a contract with a customer,

(2)	identifying the performance obligations in the contract,

(3)	determining the transaction price,

(4)	allocating the transaction price to the performance obligations in the contract, and

(5)	recognizing revenue when (or as) the entity satisfies a performance obligation.

For an arrangement to qualify as a contract, it must be probable that the Company will collect the consideration to which it is entitled for the goods or services to be transferred. Once the contract is determined to be within the scope of ASC 606, the Company assesses the promised goods or services in each contract and determines whether those are performance obligations and the related transaction price. The Company then recognizes the sale of goods based on the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The Company recognizes revenue from mobile network service, sales of advertisement, outsourcing service, and travel business sales.

Mobile network service segment

Revenue from mobile network service

The Company provides flexible monthly mobile network plans to customers for a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. Customers can select plans with specified transferable amounts of voice plus and data services or plans with only specified transferable amounts of data and enter into the contracts for each plan with the Company. Revenue from mobile network service is recognized over time during the period the network services are provided to end users, corresponding to the point at which the time when the promised service is transferred to customers and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to customers. Cost of revenue primarily consists of fees for mobile connectivity and wireless communications services from mobile virtual network enablers (MVNEs) .

Through the proprietary app, “PLAIO,” the Company receives advertising fees from advertisers and uses them to reward customers who watched advertisements to lower their monthly fees for mobile network services. By watching a video advertisement with a length ranging from 30 seconds to around 60 seconds through PLAIO, customers can receive five points, with each point being used as 0.1 Japanese yen by the customers to deduct their monthly fees for the mobile network services. The Company defers revenue equivalent to the estimated service price of points earned by end users, which can be applied to reduce their monthly fees for the mobile network services as each point is earned. A corresponding liability is recorded as deferred revenue when each point is earned. This deferral is based on the estimated value of the mobile network services for which the reward is expected to be redeemed, net of estimated unredeemed points. Points generally expire when the mobile network service contracts are terminated. When a customer redeems an earned reward, we recognize revenue for the redeemed product and reduce the related deferred revenue.

Advertising segment

Revenue from sales of advertising

The Company receives the advertising fees from advertisers and uses them to reward users who watch advertisements through the Company’s mobile network. Revenue from sales of advertising is recognized at a point in time when the Company completes providing advertisements to users through the Company’s mobile network, corresponding to the point at which the promised service is transferred to users and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to users. Revenue from mobile network service is recognized over time during the period the network services are provided to users, corresponding to the point at which the promised service is transferred to users and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to users. The Company recorded only intersegment cost of revenues.

Outsourcing service segment

Revenue from outsourcing service

The Company hires job seekers as its full-time employees and dispatches them to corporate customers as a staffing agency. Revenue from outsourcing services as a staffing agency is recognized over time during the period the human resources are provided to the corporate customers, corresponding to the point at which the promised service is transferred to the customers and the performance obligation is satisfied. In addition, the Company also serves as an intermediary who introduces job seekers to appropriate hirers based on job seekers’ willingness, interests, personalities, experiences, requirements, and the hirers’ needs. Revenue from outsourcing service as an intermediary is recognized at a point in time when a customer hires a job seeker introduced by the Company and after the period stipulated in the contract has elapsed, which is also the time when the promised service is transferred to customers and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to customers. Cost of revenues primarily consists of salaries and outsourcing expenses.

Travel business segment

Revenue from travel business sales

The Company operates a travel business. Through cooperating with the Company’s travel business partners, the Company operates a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans or hotel plus Shinkansen (Japanese bullet trains) ticket travel plans offered by the Company’s partners. The Company charges its subscribers a monthly subscription fee. Revenue from travel business sales is recognized over time during the period the Company provides subscription services to subscribers that allow them to purchase travel plans through the Company’s portal, which is the time when the promised service is transferred to subscribers and the performance obligation is satisfied. The Company determined that the Company is the principal in this arrangement since another party is not involved in providing services to customers. Cost of revenues primarily consists of fees for the Company’s travel business partners.

F-9

Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means that the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

If the Company is a lessee, it classifies its lease as either a finance lease or an operating lease. If the Company is a lessor, it classifies its lease as a sale-type lease, a direct financing lease, or an operating lease. The Company uses the following criteria to determine if a lease is a finance lease (as a lessee) or a sales-type lease or a direct financing lease (as a lessor):

(i) ownership of the underlying asset is transferred from lessor to lessee by the end of the lease term;

(ii) an option to purchase is reasonably certain to be exercised;

(iii) the lease term is for the major part of the underlying asset’s remaining economic life;

(iv) the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets;

or

(v) the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If the Company meets any of the above criteria, it accounts for the lease as a finance lease, a sales-type lease, or a direct financing lease. If the Company does not meet any of the criteria, it accounts for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases, except those with a term of 12 months or less, as it has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date, less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

Advertising Expenses

The Company expenses advertising costs as they incurred. Total advertising expenses were ¥147,379 thousand and ¥9,054 thousand for the six months ended November 30, 2024 and 2023, respectively, and were included as part of selling, general, and administrative expenses. Advertising expenses increased due to the intensive promotion for outsourcing services.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the tax positions will be sustained upon examination by tax authorities. Benefits from tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement. Interest and penalties accrued related to unrecognized tax benefits are included in income taxes in the consolidated statements of operations and comprehensive income.

F-10

Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the consolidated statements of operations and comprehensive income.

Segments

ASC 280, “Segment Reporting,” requires the use of the “management approach” model for segment reporting. The management approach model is based on how a company’s chief operating decision maker organizes segments within the Company when making operating decisions, assessing performance, and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company’s reportable segments consist of mobile network service segment, advertising segment, outsourcing service segment, and travel business segment.

Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue ordinary shares were exercised or equity awards vest resulting in the issuance of ordinary shares that could share in the net income of the Company.

Related Parties and Transactions

The Company identifies related parties, accounts for, and discloses related party transactions in accordance with ASC 850, “Related Party Disclosures,” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recently Issued Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.

F-11

NOTE 3 - INVENTORIES

The following table summarizes the components of the Company’s inventories as of the dates presented:

	Thousands of Yen
	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
Merchandises
Smartphone-related products	¥9,702	¥13,606
Cosmetic products	5,995	7,078
Total	¥15,697	¥20,684

NOTE 4 – OTHER RECEIVABLE

Other receivable consisted of receivables due from job seekers. The Company supports job seekers with a certain amount of living expenses. The purpose of this support is to help with living expenses so that job seekers can focus on finding a job and to prevent them from leaving the employer, which the Company introduced. The job seekers will repay the Company after they have been employed.

NOTE 5 – OTHER CURRENT ASSETS

The following table summarizes the components of the Company’s other current assets as of the dates presented:

	Thousands of Yen
	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
Consumption taxes receivable	¥5,961	¥-
Investment(a)	-	10,000
Prepaid expenses	1,205	3,866
Other	812	935
Total	¥7,978	¥14,801

(a) Investment mainly consisted of a deposit in Laos, which was fully refunded for the six months ended November 30, 2024.

NOTE 6 – PROPERTY AND EQUIPMENT

The following table summarizes the components of the Company’s property and equipment as of the dates presented:

	Thousands of Yen
	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
Buildings	¥17,922	¥17,922
Leasehold improvements	9,933	7,409
Vehicles	3,022	2,740
Tools, Furniture, and Fixtures	693	693
Land	65,445	65,445
	97,015	94,209
Accumulated depreciation	(12,337)	(9,920)
Total	¥84,678	¥84,289

Depreciation expenses recorded under selling, general, and administrative expenses for the six months ended November 30, 2024 and 2023 were ¥2,416 thousand and ¥2,967 thousand, respectively.

NOTE 7 – OTHER ASSETS

The following table summarizes the components of the Company’s other assets as of the dates presented:

	Thousands of Yen
	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
Investment(a)	¥33,862	¥33,862
Other	488	609
Total	¥34,350	¥34,471

 (a) Investment mainly consisted of a long-term deposit to acquire a property in the Philippines, the title to which has not been transferred.

F-12

NOTE 8 – OTHER CURRENT LIABILITIES

The following table summarizes the components of the Company’s other assets as of the dates presented:

	Thousands of Yen
	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
Allowance for paid leave	¥4,014	¥3,669
Advanced receipts	3,500	-
Asset retirement obligations - current	3,379	-
Other	26	-
Total	¥10,919	¥3,669

NOTE 9 – BANK BORROWINGS

The Company’s outstanding indebtedness borrowed from a bank consisted of the following:

	Thousands of Yen
Indebtedness	Weighted average interest rate*	Weighted average years to maturity*	Balance as of November 30, 2024	Balance as of May 31, 2024
			(unaudited)	(audited)
Long-term loans
Unsecured loans
Fixed rate loans	0.54%	2.33	¥23,312	¥28,316
Total long-term loans	0.54%	2.33	¥23,312	¥28,316

Less: current portion			¥(10,008)	¥(10,008)
Non-current portion			¥13,304	¥18,308

*Pertained to information for loans outstanding as of November 30, 2024.

The Company borrowed loans from a bank for working capital purposes.

Interest expenses for long-term loans were ¥126 thousand and ¥120 thousand for the six months ended November 30, 2024 and 2023, respectively.

The guaranty information for the Company’s outstanding loans as of November 30, 2024 and May 31, 2024 consisted of the following:

	Thousands of Yen
	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
Guaranteed by CEO	¥23,312	¥28,316

As of November 30, 2024, future minimum payments for long-term loans were as follows:

Thousands of Yen
Fiscal Years Ending May 31,	Principal Repayment
Remaining of 2025	¥5,004
2026	10,008
2027	8,300
Total	¥23,312

NOTE 10 – BONDS

The Company has issued corporate bonds through a bank, which consist of the following:

Thousands of Yen
Name of Bank	Principal Amount	Issuance Date	Maturity Date	Annual Interest Rate	Balance as of November 30, 2024	Balance as of May 31, 2024
					(unaudited)	(audited)
Lender 1	¥100,000	9/26/2022	9/24/2027	0.50%	¥60,000	¥70,000
Aggregate outstanding principal balances					60,000	70,000
Less: unamortized bond issuance costs					(1,043)	(1,388)
Less: current portion					(19,455)	(19,358)
Non-current portion					¥39,502	¥49,254

Interest expenses for corporate bonds were ¥503 thousand and ¥644 thousand for the six months ended November 30, 2024 and 2023, respectively.

NOTE 11 - LEASES

Lessee

The Company has entered into operating leases for office and stores, with terms ranging from 2 to 4 years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities is included in the consolidated financial statements.

F-13

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term.

The following table presents supplement information related to the Company’s leases:

	Thousands of Yen
	For the Six Months Ended November 30,
	2024	2023
Operating lease costs	¥11,195	¥10,325
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	¥12,062	¥10,976
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	¥12,400	¥-

Weighted average remaining lease term (years)	1.60	2.43
Weighted-average discount rate (per annum)	0.80%	0.62%

As of November 30, 2024, the future maturity of lease liabilities was as follows:

Fiscal Years Ending May 31,	Thousands of Yen
Remaining of 2025	¥9,943
2026	13,409
2027	2,915
Total lease payments	26,267
Less: imputed interest	(175)
Total lease liabilities	26,092
Less: current portion	(17,817)
Non-current lease liabilities	¥8,275

NOTE 12- SHAREHOLDERS’ EQUITY

Center Mobile Japan is authorized to issue 50,000,000 ordinary shares. As of November 30, 2024 and May 31, 2024, there were ordinary shares issued 24,720,473 and outstanding. All of the issued shares as of November 30, 2024 and May 31, 2024 were paid in full.

On June 24, 2024, Center Mobile Japan’s board of directors approved a 31,129-for-1 share split of its issued and outstanding ordinary shares. On July 1, 2024, Center Mobile Japan effected a 31,129-for-1 share split of its issued and outstanding ordinary shares. In connection with the share split, the total number of outstanding ordinary shares increased from 257 to 8,000,153. The number of shares reflects the retrospective presentation of a 31,129-for-1 share split in 2024.

On November 25, 2024, Center Mobile Japan’s board of directors approved a 1-for-3 share split of its issued and outstanding ordinary shares, which was based on a record date of December 11, 2024. On December 12, 2024, Center Mobile Japan effected a 1-for-3 share split of its issued and outstanding ordinary shares following the receipt of shareholder approval. In connection with the share split, the total number of outstanding ordinary shares increased from 8,000,153 to 24,000,459. The number of shares reflects the retrospective presentation of a 1-for-3 share split in 2024.

On January 7, 2025, Center Mobile Japan issued 720,014 share acquisitions rights to Spirit Advisors LLC (“Spirit Advisors”), a Delaware limited liability company, which are exercisable from January 7, 2025 to January 7, 2035 at an exercise price per share of $0.01. On January 22, 2025, Spirit Advisors exercised its 720,014 share acquisitions rights, whereby Center Mobile Japan issued 720,014 ordinary shares to Spirit Advisors on the same date, resulting in 24,720,473 ordinary shares being issued and outstanding. The number of shares reflects the retrospective presentation of a 720,014 share issue in 2025.

F-14

NOTE 13 – CONTRACT LIABILITIES

The following table summarizes the changes in contract liabilities as of the dates presented:

	Thousands of Yen
	November 30, 2024	May 31, 2024
	(unaudited)	(audited)
Balances at the beginning of period/year	¥29,186	¥25,589
Billings	14,335	29,186
Revenue recognized	(29,186)	(25,589)
Balances at the end of period/year	¥14,335	¥29,186

NOTE 14 - RELATED PARTY TRANSACTIONS

The related parties that had material transactions with the Company during the six months ended November 30, 2024 and 2023 consisted of the following:

Name of Related Parties	Nature of Relationship at November 30, 2024
Tatsuya Nakagoshi	Founder and director of the Company
Center Porter Co., Ltd.	A company controlled by Tatsuya Nakagoshi

Short-term loans receivable due from the related party on the unaudited condensed consolidated financial statements were as follows:

		Thousands of Yen
Short-term loans receivable		November 30, 2024	May 31, 2024
		(unaudited)	(audited)
Tatsuya Nakagoshi	Short-term loans receivable with an interest rate of 0.9% per annum	¥-	¥40,976

As of May 31, 2024, the outstanding accrued interest income due from Tatsuya Nakagoshi was ¥742 thousand. Interest income for loans receivable due from the related party was ¥54 thousand for the six months ended November 30, 2023.

The loan was made to Mr. Nakagoshi to advance Mr. Nakagoshi’s personal expenses, and Mr. Nakagoshi repaid all outstanding loan in October 2024.

As of November 30, 2024 and May 31, 2024, accrued expenses due to the related party on the unaudited condensed consolidated financial statements were as follows:

		Thousands of Yen
Accrued expenses		November 30, 2024	May 31, 2024
		(unaudited)	(audited)
Center Porter Co., Ltd.	Cosmetics sales commission	¥204	¥308

Sales commission expenses to the related party were ¥1,304 thousand and ¥1,252 thousand for the six months ended November 30, 2024 and 2023, respectively.

NOTE 15 - INCOME TAX

Center Mobile and Pay Storage conduct their major businesses in Japan and are subject to tax in this jurisdiction. As a result of its business activities, Center Mobile and Pay Storage file tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments. As of November 30, 2024, a tax year ended May 31, 2024 remained open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

F-15

For the six months ended November 30, 2024 and 2023, the Company’s income tax expenses (benefit) were as follows:

	Thousands of Yen
	For the Six Months Ended
	November 30,
	2024	2023
Current period	¥(10,604)	¥18,475
Origination of temporary differences	15,757	7,912
Total	¥5,153	¥26,387

A reconciliation of the effective income tax rates reflected in the accompanying unaudited condensed consolidated statements of income and comprehensive income to the Japanese statutory tax rate for the six months ended November 30, 2024 and 2023 is as follows:

	For the Six Months Ended
	November 30,
	2024	2023
Japanese statutory tax rate	34.59%	34.59%
Tax credit	-	(4.17)
Change in valuation allowance	(20.17)	11.59
Other adjustments	0.63	(1.11)
Effective tax rate	15.05%	40.90%

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Contingencies

As of November 30, 2024, the Company has no material commitments or contingencies.

NOTE 17 – SEGMENT INFORMATION

The following table shows information by reportable segment for the six months ended November 30, 2024 and 2023:

	Thousands of Yen
	Mobile Network Service	Advertising	Outsourcing Service	Travel business	Total for reportable segments	Others(a)	Reconciling Items(b)	Consolidated
For the Six Months Ended November 30, 2024
Net sales:
External customers	¥528,501	¥36,771	¥380,070	¥58,596	¥1,003,938	¥16,171	¥-	¥1,020,109
Intersegment	26,808	-	-	-	26,808	-	(26,808)	-
Total	555,309	36,771	380,070	58,596	1,030,746	16,171	(26,808)	1,020,109
Cost of revenue
External vendors	(319,434)		(165,871)	(9,098)	(494,403)	(3,778)	-	(498,181)
Intersegment	(5,379)	(19,981)	-	(143)	(25,503)	(1,305)	26,808	-
Total	(324,813)	(19,981)	(165,871)	(9,241)	(519,906)	(5,083)	26,808	(498,181)
Gross profit (loss)	230,496	16,790	214,199	49,355	510,840	11,088	-	521,928
Operating expenses	-	-	-	-	-	-	(490,879)	(490,879)
Operating income (loss)	230,496	16,790	214,199	49,355	510,840	11,088	(490,879)	31,049
Other income	-	-	-	-	-	-	3,185	3,185
Income (loss) before income taxes	¥230,496	¥16,790	¥214,199	¥49,355	¥510,840	¥11,088	(487,694)	34,234

	Thousands of Yen
	Mobile Network Service	Advertising	Outsourcing Service	Travel business	Total for reportable segments	Others(a)	Reconciling Items(b)	Consolidated
For the Six Months Ended November 30, 2023
Net sales:
External customers	¥540,754	¥39,259	¥88,448	¥76,064	¥744,525	¥19,757	¥-	¥764,282
Intersegment	53,177	-	-	-	53,177	-	(53,177)	-
Total	593,931	39,259	88,448	76,064	797,702	19,757	(53,177)	764,282
Cost of revenue
External vendors	(329,483)	-	(83,077)	(13,176)	(425,736)	(9,923)	-	(435,659)
Intersegment	(4,913)	(45,969)	-	(132)	(51,014)	(2,163)	53,177	-
Total	(334,396)	(45,969)	(83,077)	(13,308)	(476,750)	(12,086)	53,177	(435,659)
Gross profit (loss)	259,535	(6,710)	5,371	62,756	320,952	7,671	-	328,623
Operating expenses	-	-	-	-	-	-	(267,931)	(267,931)
Operating income (loss)	259,535	(6,710)	5,371	62,756	320,952	7,671	(267,931)	60,692
Other expenses	-	-	-	-	-	-	(710)	(710)
Income (loss) before income taxes	¥259,535	¥(6,710)	¥5,371	¥62,756	¥320,952	¥7,671	(268,641)	59,982

F-16

(a) Revenue and income or loss from segments below the quantitative thresholds were attributable to two operating segments of the Company. Those segments include a merchandise business and an agency business. None of those segments has ever met any of the quantitative thresholds for determining reportable segments.

(b) Reconciling items include elimination of intersegment transactions and corporate expenses. Reconciling items in segment income (loss) includes amounts not allocated to each reportable segment that consist principally of corporate expenses of ¥510,636 thousand and ¥267,931 thousand for the six months ended November 30, 2024 and 2023, respectively. Corporate expenses include certain director’s compensation.

No asset information is provided for reportable operating segments, as these specified amounts are not included in the measure of segment income or loss reviewed by the Company’s chief operating decision maker.

NOTE 18 - NET INCOME PER SHARE

The computation of basic and diluted net income per share in accordance with ASC Topic 260 for the six months ended November 30, 2024 and 2023 is as follows:

	Thousands of Yen except share and per share data
	For the Six Months Ended November 30,
	2024	2023

Numerator:
Net income	¥29,081	¥33,595
Denominator:
Weighted average number of common shares outstanding used in calculating basic/diluted net income per share	24,720,473	24,720,473
Net income per share	¥1.18	¥1.36

The shares and per share information are presented on a retroactive basis to reflect share split occurred in June and November 2024 and share issue occurred in January 2025 (Note 12).

NOTE 19 - CONSULTING AGREEMENT

On January 22, 2024, the Company entered into a consulting and services agreement with Spirit Advisors. Pursuant to the agreement, the Company agreed to compensate Spirit Advisors with warrants, which will be granted and be exercisable upon completion of the proposed initial public offering (“IPO”) for the period of 10 years to purchase 3% of the fully diluted share capital of the Company at the time of the IPO for an exercise price per share of $0.01, subject to adjustments as set forth in the warrant, for professional services to be provided by Spirit Advisors in connection with the IPO. Since the Company issued the share acquisition rights on January 7, 2025, the Company and Spirit Advisors will terminate the warrant prior to the consummation of the offering.

NOTE 20 - SUBSEQUENT EVENTS

On January 7, 2025, Center Mobile Japan issued 720,014 share acquisitions rights to Spirit Advisors, which are exercisable from January 7, 2025, to January 7, 2035 at an exercise price per share of $0.01. On January 22, 2025, Spirit Advisors exercised its 720,014 share acquisitions rights, whereby Center Mobile Japan issued 720,014 ordinary shares to Spirit Advisors on the same date, resulting in 24,720,473 ordinary shares being issued and outstanding.

Except for the above, the Company has assessed all events from December 1, 2024 through May 2, 2025, which is the date that the unaudited condensed consolidated financial statements are available to be issued, and determined that there are no material subsequent events that require disclosure in these unaudited condensed consolidated financial statements.

F-17

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Center Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Center Holdings Inc. and its subsidiaries (collectively, the “Company”) as of May 31, 2024 and 2023, the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the two years in the period ended May 31, 2024, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial positions of the Company as of May 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for each of the two years in the period ended May 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the United States federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2024.

Singapore

October 21, 2024, except for Notes 10, 16 and 18, as to which the date is May 2, 2025.

PCAOB ID number: 6732

F-18

Center Holdings Inc.

CONSOLIDATED BALANCE SHEETS

(Yen in thousands)

	May 31, 2024	May 31, 2023
ASSETS
Current assets
Cash and deposits	¥365,017	¥517,101
Accounts receivable	466,741	550,179
Inventories	20,684	14,650
Short-term loans receivable - related party	40,976	37,652
Accrued interest - related party	742	343
Income taxes receivable	38,635	-
Share offering costs	39,409	-
Other current assets	37,310	6,420
Total current assets	1,009,514	1,126,345
Non-current assets
Property and equipment, net	84,289	89,549
Operating lease right-of-use assets	41,096	46,230
Software	7,398	4,441
Guarantee deposits	18,256	20,734
Other assets	34,471	44,369
Total non-current assets	185,510	205,323
Total assets	¥1,195,024	¥1,331,668

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-19

Center Holdings Inc.

CONSOLIDATED BALANCE SHEETS

(Yen in thousands, except share data)

	May 31, 2024	May 31, 2023
LIABILITIES
Current liabilities
Accounts payable	¥309,558	¥336,654
Accrued expenses	41,624	22,823
Accrued expenses - related party	308	329
Accrued consumption taxes	30,897	60,070
Current portion of bonds	19,358	19,164
Current portion of long-term loans	10,008	10,008
Current operating lease liabilities	22,697	20,107
Contract liabilities	29,186	25,589
Deposits received	8,536	6,995
Income taxes payable	415	117,052
Other current liabilities	3,669	4,050
Total current liabilities	476,256	622,841
Non-current liabilities
Bonds	49,254	68,611
Long-term loans	18,308	28,316
Non-current operating lease liabilities	19,905	29,282
Deferred tax liabilities	36,252	27,893
Other liabilities	7,510	7,464
Total non-current liabilities	131,229	161,566
Total liabilities	¥607,485	¥784,407
SHAREHOLDERS’ EQUITY
Ordinary shares:50,000,000 shares authorized, 24,720,473 shares issued and outstanding as of May 31, 2024 and 2023 with no stated value.	¥0	¥0
Additional paid in capital	30,700	30,700
Retained earnings	556,839	516,561
Total shareholders’ Equity	587,539	547,261
Total liabilities and equity	¥1,195,024	¥1,331,668

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-20

Center Holdings Inc.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Yen in thousands, except share and per share data)

	Fiscal Year Ended May 31, 2024	Fiscal Year Ended May 31, 2023
Revenue	¥1,583,214	¥1,760,423
Cost of revenue	(917,763)	(777,375)
Gross profit	665,451	983,048

Operating expenses
Selling, general and administrative expenses	(596,247)	(561,057)
Total operating expenses	(596,247)	(561,057)

Operating income	69,204	421,991

Other income (expenses):
Interest income - related party	398	165
Interest expenses	(1,448)	(995)
Total other (expenses), net	(1,050)	(830)

Income before income taxes	68,154	421,161
Income tax expenses	(27,876)	(129,437)
Net income	40,278	291,724

Other comprehensive income	-	-
Total comprehensive income	¥40,278	¥291,724
Earnings per share:
Basic and Diluted	¥1.63	¥11.80
Weighted average number of ordinary shares outstanding
Basic and Diluted	24,720,473	24,720,473

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-21

Center Holdings Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Yen in thousands, except share data)

	Shareholders’ equity
	Number of Shares	Share Capital	Additional paid in capital	Retained Earnings	Total
Balance at June 1, 2022	24,720,473	¥0	¥30,700	¥224,837	¥255,537

Net income	-	-	-	291,724	291,724
Balance at May 31, 2023	24,720,473	¥0	¥30,700	¥516,561	¥547,261

Net income	-	-	-	40,278	40,278
Balance at May 31, 2024	24,720,473	¥0	¥30,700	¥556,839	¥587,539

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-22

Center Holdings Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Yen in thousands)

	Fiscal Year Ended May 31, 2024	Fiscal Year Ended May 31, 2023
Cash flows from operating activities:
Net income	¥40,278	¥291,724
Depreciation and amortization	6,792	5,500
Changes in operating assets and liabilities:
Decrease in accounts receivable	83,438	34,375
(Increase) in inventories	(6,034)	(3,764)
(Increase) in other receivable	(22,390)	(860)
(Increase) in income taxes receivable	(38,635)	-
(Decrease) in accounts payable	(27,097)	(53,494)
Increase in accrued expenses	18,801	13,598
Increase in contract liabilities	3,597	12,150
(Decrease) increase in income taxes payable	(116,637)	51,064
(Decrease) increase in consumption tax payable	(29,173)	22,375
Increase (decrease) in deferred tax liabilities	8,359	(7,464)
Other, net	3,010	(2,882)
Net cash flows (used in) provided by operating activities	(75,691)	362,322

Cash flows from investing activities:
Purchases of property and equipment	(4,488)	(62,112)
Purchase of investments	-	(33,863)
Payments of short-term loans receivable	-	(800)
Payments of short-term loans receivable - related party	(3,324)	(29,089)
Net cash flows (used in) investing activities	(7,812)	(125,864)

Cash flows from financing activities:
Repayments for long-term loans	(10,008)	(10,008)
Proceeds from issuance of bonds	-	100,000
Redemption of bonds	(19,164)	(9,515)
Payment for debt issuance costs	-	(2,710)
Payments of listing expenses	(39,409)	-
Net cash flows (used in) provided by financing activities	(68,581)	77,767
Net (decrease) increase in cash and cash equivalents	(152,084)	314,225
Cash and cash equivalents at the beginning of the fiscal year	517,101	202,876
Cash and cash equivalents at the end of the fiscal year	¥365,017	¥517,101

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	¥624	¥510
Cash paid for taxes	175,766	86,692

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-23

Center Holdings Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2024

NOTE 1 – ORGANIZATION AND BUSINESS

Description of Business

Center Holdings Inc. was incorporated on April 10, 2025 to act as the holding company of Center Mobile Co., Ltd., which is a limited liability company organized under the laws of Japan and an operating entity in Japan (“Center Mobile”). Center Mobile and its subsidiary (collectively, the “Company”) are a mobile connectivity and wireless communications services provider in Japan, offering a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. The Company was incorporated in Japan in June 2020. The Company also has an innovative business model that allows its customers to lower their monthly fees for the Company’s services by watching advertisements or playing games through its proprietary app, “PLAIO.” The Company offers mobile connectivity and wireless communications services on a monthly basis for specified quantities of minutes or amounts of data selected in advance. The Company currently also operates an outsourcing business, under which it works as a staffing agency, and its goal and policy are to provide a more stable working environment and conditions for job seekers. Unlike most of the staffing agencies in Japan that only hire job seekers and dispatch them to their corporate clients without providing much training, leaving the training to such corporate clients, the Company hires job seekers as its full-time employees and provides basic training to help them fit into the workplaces and positions that the Company considers the best match for them based on their willingness, interests, personalities, experiences, requirements, and the Company’s corporate clients’ needs before dispatching them to its corporate clients. In addition to the mobile network services and outsourcing service, the Company currently also operates a travel business. Through cooperating with the travel business partners, the Company operates a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans or hotel plus Shinkansen (Japanese bullet trains) ticket travel plans offered by its travel business partners.

The consolidated financial statements of the Company include Center Mobile and the entity below:

	Date of Incorporation or Acquisition	Place of Incorporation	Percentage of Direct or Indirect Economic Ownership
Subsidiary
Pay Storage Co., Ltd. (“Pay Storage”)	June 2022	Japan	100.0%

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“U.S. GAAP”).

The accompanying consolidated financial statements are presented in Japanese yen, the currency of the country in which the Company is incorporated and principally operates. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary . All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Significant estimates and assumptions are reflected in valuation and disclosure of accounts, including inventories, long-lived assets, leases, asset retirement obligations, and deferred tax liabilities. Actual results could differ from these good faith estimates and judgments.

F-24

Cash and Deposits

Cash and deposits include cash on hand and deposits in banks that are unrestricted as to withdrawal or use. All highly liquid investments acquired with original maturities of three months or less are considered to be cash equivalents. The Company had no cash equivalents as of May 31, 2024 and 2023.

Accounts Receivable

Accounts receivable represent the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s account receivable balances are unsecured, bear no interest, and are due upon normally within a year from the date of the sale. The balance is presented net of an allowance for credit losses. Allowance for credit losses for accounts receivable is maintained for all customers based on ASC 326 “Financial Instruments—Credit Losses,” based on historical experiences of credit losses and reasonable and supportable forecasts. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. When all collection options, including legal recourse, are exhausted, the accounts or portions thereof are deemed to be uncollectable and charged against the allowance.

There was no allowance for credit losses as of May 31, 2024 and 2023.

Inventories

Inventories consist of merchandise, including smartphone-related products and cosmetic products. Estimates of the lower of cost and net realizable value of inventory are determined by comparing the actual cost of the inventory to the estimated selling prices in the ordinary course of business based on current market and economic conditions, less reasonably predictable costs of completion, disposal, and transportation of the inventory.

Property and Equipment

Property and equipment are stated at cost.

	Useful life	Depreciation method
Buildings	24-27 years	Straight-line method
Leasehold improvements	10 years	Straight-line method
Vehicles	2 years	Straight-line method
Tool, furniture, and fixtures	3 years	Straight-line method
Land	Indefinite	-

Maintenance and repairs are charged to expenses as incurred. Improvements of a major nature are capitalized. Construction in progress is not depreciated until ready for service at the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gains or losses are reflected in income.

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flow expected to be generated by the assets. If such assets are considered to be impaired, the impairment is recognized by measuring the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses were recorded during the fiscal years ended May 31, 2024 and 2023.

F-25

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The ASC 606 revenue recognition model consists of the following five steps:

(1)	identifying a contract with a customer,

(2)	identifying the performance obligations in the contract,

(3)	determining the transaction price,

(4)	allocating the transaction price to the performance obligations in the contract, and

(5)	recognizing revenue when (or as) the entity satisfies a performance obligation.

For an arrangement to qualify as a contract, it must be probable that the Company will collect the consideration to which it is entitled for the goods or services to be transferred. Once the contract is determined to be within the scope of ASC 606, the Company assesses the promised goods or services in each contract and determines whether those are performance obligations and the related transaction price. The Company then recognizes the sale of goods based on the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied.

The Company recognizes revenue from mobile network service, sales of advertisement, outsourcing service, and travel business sales.

Mobile network service segment

Revenue from mobile network service

The Company provides flexible monthly mobile network plans to users for a full range of 4G LTE voice, texting, and data services covering all areas throughout Japan. Users can select plans with specified transferable amounts of voice and data services or plans with only specified transferable amounts of data and enter into the contracts for each plan with the Company. Revenue from mobile network service is recognized over time during the period the network services are provided to users, corresponding to the point at which the promised service is transferred to users and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to users. Cost of revenues primarily consists of fees for mobile connectivity and wireless communications services from MVNE(s).

Through the proprietary app, “PLAIO,” the Company receives advertising fees from advertisers and uses them to reward customers who watched advertisements to lower their monthly fees for mobile network services. By watching a video advertisement with a length ranging from 30 seconds to around 60 seconds through PLAIO, customers can receive five points, with each point being used as 0.1 Japanese yen by the customers to deduct their monthly fees for the mobile network services. The Company defers revenue equivalent to the estimated service price of points earned by end users, which can be applied to reduce their monthly fees for the mobile network services as each point is earned. A corresponding liability is recorded as deferred revenue when each point is earned. This deferral is based on the estimated value of the mobile network services for which the reward is expected to be redeemed, net of estimated unredeemed points. Points generally expire when the mobile network service contracts are terminated. When a customer redeems an earned reward, we recognize revenue for the redeemed product and reduce the related deferred revenue.

Advertising segment

Revenue from sales of advertising

The Company receives the advertising fees from advertisers based on the cost-per-action, such as the number of advertisements watched through PLAIO app, and uses them to reward users who watch advertisements through the Company’s mobile network. Revenue from sales of advertising is recognized at a point in time when the Company completes providing advertisements to users through the Company’s mobile network, corresponding to the point at which the promised service is transferred to users and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to users. Revenue from mobile network service is recognized over time during the period the network services are provided to users, corresponding to the point at which the promised service is transferred to users and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to users. The Company recorded only intersegment cost of revenues.

Outsourcing service segment

Revenue from outsourcing service

The Company hires job seekers as its full-time employees and dispatches them to corporate customers as a staffing agency. Revenue from outsourcing services as a staffing agency is recognized over time during the period the human resources are provided to the corporate customers, corresponding to the point at which the promised service is transferred to the customers and the performance obligation is satisfied. In addition, the Company also serves as an intermediary who introduces job seekers to appropriate hirers based on job seekers’ willingness, interests, personalities, experiences, requirements, and the hirers’ needs. Revenue from outsourcing service as an intermediary is recognized at a point in time when a customer hires a job seeker introduced by the Company and after the period stipulated in the contract has elapsed, which is also the time when the promised service is transferred to customers and the performance obligation is satisfied. The Company has determined that the Company is the principal in this arrangement since another party is not involved in providing services to customers. Cost of revenues primarily consists of salaries and outsourcing expenses.

Travel business segment

Revenue from travel business sales

The Company operates a travel business. Through cooperating with the Company’s travel business partners, the Company operates a portal site that allows customers to purchase travel plans such as hotel plus airplane ticket set plans or hotel plus Shinkansen (Japanese bullet trains) ticket travel plans offered by the Company’s partners. The Company charges its subscribers a monthly subscription fee. Revenue from travel business sales is recognized over time during the period the Company provides subscription services to subscribers that allow them to purchase travel plans through the Company’s portal, which is the time when the promised service is transferred to subscribers and the performance obligation is satisfied. The Company determined that the Company is the principal in this arrangement since another party is not involved in providing services to customers. Cost of revenues primarily consists of fees for the Company’s travel business partners.

F-26

Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means that the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

If the Company is a lessee, it classifies its lease as either a finance lease or an operating lease. If the Company is a lessor, it classifies its lease as a sale-type lease, a direct financing lease, or an operating lease. The Company uses the following criteria to determine if a lease is a finance lease (as a lessee) or a sales-type lease or a direct financing lease (as a lessor):

(i) ownership of the underlying asset is transferred from lessor to lessee by the end of the lease term;

(ii) an option to purchase is reasonably certain to be exercised;

(iii) the lease term is for the major part of the underlying asset’s remaining economic life;

(iv) the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or

(v) the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

If the Company meets any of the above criteria, it accounts for the lease as a finance lease, a sales-type lease, or a direct financing lease. If the Company does not meet any of the criteria, it accounts for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases, except those with a term of 12 months or less, as it has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

Advertising Expenses

The Company expenses advertising costs as they incurred. Total advertising expenses were ¥57,455 thousand and ¥11,302 thousand for the fiscal years ended May 31, 2024 and 2023, respectively, and were included as part of selling, general, and administrative expenses.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the tax positions will be sustained upon examination by tax authorities. Benefits from tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement. Interest and penalties accrued related to unrecognized tax benefits are included in income taxes in the consolidated statements of operations and comprehensive income.

F-27

Segments

ASC 280, “Segment Reporting,” requires the use of the “management approach” model for segment reporting. The management approach model is based on how a company’s chief operating decision maker organizes segments within the company when making operating decisions, assessing performance, and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company’s reportable segments consist of mobile network service segment, advertising segment, outsourcing service segment, and travel business segment.

Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the reporting period. Diluted net income per share reflects the potential dilution that could occur if stock options and other commitments to issue ordinary shares were exercised or equity awards vest resulting in the issuance of ordinary shares that could share in the net income of the Company.

Related Parties and Transactions

The Company identifies related parties, accounts for, and discloses related party transactions in accordance with ASC 850, “Related Party Disclosures,” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recently Issued Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

F-28

NOTE 3 - INVENTORIES

The following table summarizes the components of the Company’s inventories as of the dates presented:

	Thousands of Yen
	May 31, 2024	May 31, 2023
Merchandises
Smartphone-related products	¥13,606	¥6,996
Cosmetic products	7,078	7,654
Total	¥20,684	¥14,650

NOTE 4 – OTHER CURRENT ASSETS

The following table summarizes the components of the Company’s other current assets as of the dates presented:

	Thousands of Yen
	May 31, 2024	May 31, 2023
Other receivable(a)	¥23,250	¥860
Investment(b)	10,000	-
Prepaid expenses	3,866	4,479
Other	194	1,081
Total	¥37,310	¥6,420

(a) Other receivable mainly consisted of receivables due from job seekers. The Company supports job seekers with a certain amount of living expenses. The purpose of this support is to help with living expenses so that job seekers can focus on finding a job and to prevent them from leaving the employer, which the Company introduced. The job seekers will repay the Company after they have been employed.

(b) Investment mainly consisted of a deposit in Laos, which was fully refunded after May 31, 2024.

NOTE 5 – PROPERTY AND EQUIPMENT

The following table summarizes the components of the Company’s property and equipment as of the dates presented:

	Thousands of Yen
	May 31, 2024	May 31, 2023
Buildings	¥17,922	¥17,922
Leasehold improvements	7,409	10,052
Vehicles	2,740	2,740
Tools, Furniture, and Fixtures	693	373
Land	65,445	65,445
	94,209	96,532
Accumulated depreciation	(9,920)	(6,983)
Total	¥84,289	¥89,549

Depreciation expenses recorded under selling, general, and administrative expenses for the fiscal years ended May 31, 2024 and 2023 were ¥5,580 thousand and ¥4,716 thousand, respectively.

NOTE 6 – OTHER ASSETS

The following table summarizes the components of the Company’s other assets as of the dates presented:

	Thousands of Yen
	May 31, 2024	May 31, 2023
Investment(a)	¥33,862	¥43,863
Other	609	506
Total	¥34,471	¥44,369

(a) Investment mainly consisted of a long-term deposit to acquire a property in the Philippines, the title to which has not been transferred.

F-29

NOTE 7 – BANK BORROWINGS

The Company’s outstanding indebtedness borrowed from a bank consisted of the following:

	Thousands of Yen
Indebtedness	Weighted average interest rate*	Weighted average years to maturity*	Balance as of May 31, 2024	Balance as of May 31, 2023
Long-term loans
Unsecured loans
Fixed rate loans	0.54%	2.83	¥28,316	¥38,324
Total long-term loans	0.54%	2.83	¥28,316	¥38,324

Less: current portion			¥(10,008)	¥(10,008)
Non-current portion			¥18,308	¥28,316

*Pertained to information for loans outstanding as of May 31, 2024.

The Company borrowed loans from a bank for working capital purposes.

Interest expenses for long-term loans were ¥177 thousand and ¥226 thousand for the fiscal years ended May 31, 2024 and 2023, respectively.

The guaranty information for the Company’s outstanding loans as of May 31, 2024 and 2023 consisted of the following:

	Thousands of Yen
	May 31, 2024	May 31, 2023
Guaranteed by CEO	¥28,316	¥38,324

As of May 31, 2024, future minimum payments for long-term loans were as follows:

Thousands of Yen
Fiscal Years Ending May 31,	Principal Repayment
2025	¥10,008
2026	10,008
2027	8,300
Total	¥28,316

NOTE 8 – BONDS

The Company has issued corporate bonds through a bank, which consist of the following:

Thousands of Yen
Name of Bank	Principal Amount	Issuance Date	Maturity Date	Annual Interest Rate	Balance as of May 31, 2024	Balance as of May 31, 2023
Lender 1	¥100,000	9/26/2022	9/24/2027	0.50%	¥70,000	¥90,000
Aggregate outstanding principal balances					70,000	90,000
Less: unamortized bond issuance costs					(1,388)	(2,225)
Less: current portion					(19,358)	(19,164)
Non-current portion					¥49,254	¥68,611

Interest expenses for corporate bonds were ¥1,218 thousand and ¥721 thousand for the fiscal years ended May 31, 2024 and 2023, respectively.

NOTE 9 - LEASES

Lessee

The Company has entered into operating leases for office and stores, with terms ranging from 2 to 4 years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities is included in the consolidated financial statements.

F-30

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term.

The following table presents supplement information related to the Company’s leases:

	Thousands of Yen
	For the Fiscal Years Ended May 31,
	2024	2023
Operating lease costs	¥20,443	¥17,327
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	¥22,096	¥14,083
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	¥15,042	¥34,519

Weighted average remaining lease term (years)	2.09	2.82
Weighted-average discount rate (per annum)	0.65%	0.62%

As of May 31, 2024, the future maturity of lease liabilities was as follows:

Fiscal Years Ending May 31,	Thousands of Yen
2025	¥22,906
2026	15,649
2027	4,341
Total lease payments	42,896
Less: imputed interest	(294)
Total lease liabilities	42,602
Less: current portion	(22,697)
Non-current lease liabilities	¥19,905

NOTE 10- SHAREHOLDERS’ EQUITY

Center Mobile Japan is authorized to issue 50,000,000 ordinary shares. As of May 31, 2024 and 2023, there were 8,000,153 ordinary shares issued and outstanding. All of the issued shares as of May 31, 2024 and 2023 were paid in full.

On June 24, 2024, Center Mobile Japan’s board of directors approved a 1-for-31,129 share split of its issued and outstanding ordinary shares. On July 1, 2024, Center Mobile Japan effected a 1-for-31,129 share split of its issued and outstanding ordinary shares. In connection with the share split, the total number of outstanding ordinary shares increased from 257 to 8,000,153. The number of shares reflects the retrospective presentation of a 1-for-31,129 share split in 2024.

On November 25, 2024, Center Mobile Japan’s board of directors approved a 1-for-3 share split of its issued and outstanding ordinary shares, which was based on a record date of December 11, 2024. On December 12, 2024, Center Mobile Japan effected a 1-for-3 share split of its issued and outstanding ordinary shares following the receipt of shareholder approval. In connection with the share split, the total number of outstanding ordinary shares increased from 8,000,153 to 24,000,459.

On January 7, 2025, Center Mobile Japan issued 720,014 share acquisitions rights to Spirit Advisors LLC (“Spirit Advisors”), a Delaware limited liability company, which are exercisable from January 7, 2025, to January 7, 2035 at an exercise price per share of $0.01. On January 22, 2025, Spirit Advisors exercised its 720,014 share acquisitions rights, whereby Center Mobile Japan issued 720,014 ordinary shares to Spirit Advisors on the same date, resulting in 24,720,473 ordinary shares being issued and outstanding.

Under the Companies Act, issuances of capital shares, including conversions of bonds and notes, are required to be credited to the share capital account for at least 50% of the proceeds and to the legal capital surplus account (“capital surplus”) for the remaining amounts.

The Companies Act permits that share capital, capital surplus, and retained earnings can be transferred among these accounts under certain conditions upon the approval of a general meeting of shareholders. The Companies Act limits the increase of paid in capital in case disposition of treasury shares and issuance of ordinary shares are performed at the same time.

F-31

NOTE 11 – CONTRACT LIABILITIES

The following table summarizes the changes in contract liabilities as of the dates presented:

	Thousands of Yen
	May 31 2024	May 31 2023

Balances at the beginning of the year	¥25,589	¥13,439
Billings	29,186	25,589
Revenue recognized	(25,589)	(13,439)
Balances at the end of the year	¥29,186	¥25,589

NOTE 12 - RELATED PARTY TRANSACTIONS

The related parties that had material transactions with the Company during the fiscal years ended May 31, 2024 and 2023 consisted of the following:

Name of Related Parties	Nature of Relationship at May 31, 2024
Tatsuya Nakagoshi	Founder and director
Center Porter Co., Ltd.	A company controlled by Tatsuya Nakagoshi

As of May 31, 2024 and 2023, short-term loans receivable due from the related party on the consolidated financial statements were as follows:

		Thousands of Yen
Short-term loans receivable		May 31, 2024	May 31, 2023
Tatsuya Nakagoshi	Short-term loans receivable with an interest rate of 0.9% per annum	¥40,976	¥37,652

As of May 31, 2024 and 2023, the outstanding accrued interest income due from Tatsuya Nakagoshi was ¥742 thousand and ¥343 thousand, respectively. Interest income for loans receivable due from the related party was ¥398 thousand and ¥165 thousand for the fiscal years ended May 31, 2024 and 2023, respectively.

The loan was made to Mr. Nakagoshi to advance Mr. Nakagoshi’s personal expenses, and Mr. Nakagoshi repaid all outstanding loan in October 2024.

As of May 31, 2024 and 2023, accrued expenses due to the related party on the consolidated financial statements were as follows:

		Thousands of Yen
Accrued expenses		May 31, 2024	May 31, 2023
Center Porter Co., Ltd.	Cosmetics sales commission	¥308	¥329

Sales commission expenses to the related party were ¥2,273 thousand and ¥3,710 thousand for the fiscal years ended May 31, 2024 and 2023, respectively.

NOTE 13 - INCOME TAX

Center Mobile and Pay Storage conduct their major businesses in Japan and are subject to tax in this jurisdiction. As a result of its business activities, Center Mobile and Pay Storage file tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments. As of May 31, 2024, a tax year ended May 31, 2024 remained open for the local tax authority audit. The Company has received no notice of audit from the local tax authority for any of the open tax years.

F-32

For the fiscal years ended May 31, 2024 and 2023, the Company’s income tax expenses (benefit) were as follows:

	Thousands of Yen
	For the Fiscal Years Ended
	May 31,
	2024	2023
Current	¥19,517	¥136,901
Deferred	8,359	(7,464)
Total	¥27,876	¥129,437

A reconciliation of the effective income tax rates reflected in the accompanying consolidated statements of operations and comprehensive income to the Japanese statutory tax rate for the fiscal years ended May 31, 2024 and 2023 is as follows:

	Thousands of Yen
	For the Fiscal Years Ended
	May 31,
	2024	2023
Japanese statutory tax rate	34.59%	34.59%
Tax credit	(4.17)	(4.65)
Change in valuation allowance	11.59	1.86
Other adjustments	(1.11)	(1.07)
Effective tax rate	40.90%	30.73%

The tax effects of temporary differences that give rise to the deferred income tax assets and liabilities at May 31, 2024 and 2023 are presented below:

	Thousands of Yen
	May 31, 2024	May 31, 2023
Deferred income tax assets
Net operating losses carried forward	¥13,683	¥6,004
Operating lease liabilities	14,736	17,182
Contract liabilities	10,095	8,851
Asset retirement obligations	2,598	3,105
Accrued enterprise taxes	-	11,892
Others	2,515	1,082
Subtotal	43,627	48,116
Less valuation allowance	(15,734)	(7,832)
Total deferred income tax assets	¥27,893	¥40,284

Deferred income tax liabilities

Accounts receivable	¥(29,385)	¥(48,626)
Deferred listing expenses	(13,631)	-
Operating lease right-of-use assets	(14,176)	(15,991)
Enterprise taxes receivable	(5,217)	-
Other	(1,736)	(3,560)
Total deferred income tax liabilities	¥(64,145)	¥(68,177)

Deferred income tax liabilities, net	¥(36,252)	¥(27,893)

F-33

The realization of deferred tax assets is dependent upon the generation of sufficient taxable income of the appropriate character in future periods. The Company regularly assesses the ability to realize its deferred tax assets and establish a valuation allowance if it is more-likely-than-not that some portion of the deferred tax assets will not be realized. The Company weighs all available positive and negative evidence, including its earnings history and results of recent operations, projected future taxable income, and tax planning strategies.

The amount of the deferred tax assets considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight may be given to subjective evidence, such as the Company’s projections for growth. The adjustments of a valuation allowance against deferred tax assets may cause greater volatility in the effective tax rate in the periods in which the valuation allowance is adjusted. Based upon the level of historical taxable profit and projections for future taxable profit over the periods for which the deferred tax assets are deductible, management believes it is probable that the Company will utilize the benefits of these deferred tax assets as of May 31, 2024 and 2023. Uncertainty of estimates of future taxable profit could increase due to changes in the economic environment surrounding the Company, effects by market conditions, effects of currency fluctuations, or other factors.

As of May 31, 2024, the Company had net operating loss carryforwards of ¥39,559 thousand, which can be carried forward for income tax purposes to reduce future taxable income. Periods available to reduce future taxable income range from one to ten years as follows:

Thousands of Yen
After eight years through nine years	¥17,357
After nine years through ten years	22,202
Total	¥39,559

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Contingencies

As of May 31, 2024, the Company has no material commitments or contingencies.

NOTE 15 – SEGMENT INFORMATION

The following table shows information by reportable segment for the fiscal years ended May 31, 2024 and 2023:

	Thousands of Yen
	Mobile Network Service	Advertising	Outsourcing Service	Travel business	Total for reportable segments	Others(a)	Reconciling Items(b)	Consolidated
May 31, 2024
Net sales:
External customers	¥1,060,420	¥79,194	¥264,878	¥142,146	¥1,546,638	¥36,576	¥-	¥1,583,214
Intersegment	97,873	-	-	-	97,873	-	(97,873)	-
Total	1,158,293	79,194	264,878	142,146	1,644,511	36,576	(97,873)	1,583,214
Cost of revenue
External vendors	(654,678)	-	(224,597)	(23,994)	(903,270)	(14,494)	-	(917,763)
Intersegment	(8,932)	(84,985)	-	(232)	(94,149)	(3,724)	97,873	-
Total	(663,610)	(84,985)	(224,597)	(24,226)	(997,419)	(18,218)	97,873	(917,763)
Gross profit (loss)	494,683	(5,791)	40,281	117,920	647,092	18,358	-	665,451
Operating expenses	-	-	-	-	-	-	(596,247)	(596,247)
Operating income (loss)	494,683	(5,791)	40,281	117,920	647,092	18,358	(596,247)	69,204
Other expenses	-	-	-	-	-	-	(1,050)	(1,050)
Income (loss) before income taxes	¥494,683	¥(5,791)	¥40,281	¥117,920	¥647,092	¥18,358	(597,297)	68,154
Depreciation and amortization	-	-	-	-	-	-	6,792	6,792
Capital expenditures	-	-	-	-	-	-	¥4,488	¥4,488

F-34

	Thousands of Yen
	Mobile Network Service	Advertising	Outsourcing Service	Travel business	Total for reportable segments	Others(a)	Reconciling Items(b)	Consolidated
May 31, 2023
Net sales:
External customers	¥1,312,062	¥83,662	¥73,397	¥229,804	¥1,698,926	¥61,498	¥-	¥1,760,423
Intersegment	108,209	-	-	-	108,209	-	(108,209)	-
Total	1,420,271	83,662	73,397	229,804	1,807,135	61,498	(108,209)	1,760,423
Cost of revenue
External vendors	(648,996)	-	(46,988)	(67,470)	(763,454)	(13,921)	-	(777,375)
Intersegment	(6,855)	(89,937)	-	(612)	(97,404)	(10,805)	108,209	-
Total	(655,851)	(89,937)	(46,988)	(68,082)	(860,858)	(24,726)	108,209	(777,375)
Gross profit (loss)	764,420	(6,275)	26,409	161,722	946,277	36,772	-	983,048
Operating expenses	-	-	-	-	-	-	(561,057)	(561,057)
Operating income (loss)	764,420	(6,275)	26,409	161,722	946,277	36,772	(561,057)	421,991
Other expenses	-	-	-	-	-	-	(830)	(830)
Income (loss) before income taxes	¥764,420	¥(6,275)	¥26,409	¥161,722	¥946,277	¥36,772	(561,887)	421,161
Depreciation and amortization	-	-	-	-	-	-	5,500	5,500
Capital expenditures	-	-	-	-	-	-	¥95,975	¥95,975

(a) Revenue and income or loss from segments below the quantitative thresholds were attributable to two operating segments of the Company. Those segments include a merchandise business and an agency business. None of those segments has ever met any of the quantitative thresholds for determining reportable segments.

(b) Reconciling items include elimination of intersegment transactions and corporate expenses. Reconciling items in segment income (loss) includes amounts not allocated to each reportable segment that consist principally of corporate expenses of ¥596,247 thousand and ¥561,057 thousand for the fiscal years ended May 31, 2024 and 2023, respectively. Corporate expenses include certain director’s compensation.

No asset information is provided for reportable operating segments, as these specified amounts are not included in the measure of segment income or loss reviewed by the Company’s chief operating decision maker.

NOTE 16 - NET INCOME PER SHARE

The computation of basic and diluted net income per share in accordance with ASC Topic 260 for the fiscal years ended May 31, 2024 and 2023 is as follows:

	Thousands of Yen except share and per share data
	For the Fiscal Years Ended May 31,
	2024	2023

Numerator:
Net income	¥40,278	¥291,724
Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic/diluted net income per share	24,720,473	24,720,473
Net income per share	¥1.63	¥11.80

NOTE 17 - CONSULTING AGREEMENT

On January 22, 2024, the Company entered into a consulting and services agreement with Spirit Advisors. Pursuant to the agreement, the Company agreed to compensate Spirit Advisors with warrants, which will be granted and be exercisable upon completion of the proposed initial public offering (“IPO”) for the period of 10 years to purchase 3% of the fully diluted share capital of the Company at the time of the IPO for an exercise price per share of $0.01, subject to adjustments as set forth in the warrant, for professional services to be provided by Spirit Advisors in connection with the IPO. Since the Company issued the share acquisition rights on January 7, 2025, the Company and Spirit Advisors will terminate the warrant prior to the consummation of the offering.

NOTE 18 - SUBSEQUENT EVENTS

On June 24, 2024, Center Mobile Japan’s board of directors approved a 1-for-31,129 share split of its issued and outstanding ordinary shares which was based on a record date of June 30, 2024. On July 1, 2024, Center Mobile Japan effected a 1-for-31,129 share split of its issued and outstanding ordinary shares following the receipt of shareholder approval. In connection with the share split, the total number of outstanding ordinary shares increased from 257 to 8,000,153.

On November 25, 2024, Center Mobile Japan’s board of directors approved a 1-for-3 share split of its issued and outstanding ordinary shares which was based on a record date of December 11, 2024. On December 12, 2024, Center Mobile Japan effected a 1-for-3 share split of its issued and outstanding ordinary shares following the receipt of shareholder approval. In connection with the share split, the total number of outstanding ordinary shares increased from 8,000,153 to 24,000,459.

On January 7, 2025, Center Mobile Japan issued 720,014 share acquisitions rights to Spirit Advisors, which are exercisable from January 7, 2025, to January 7, 2035 at an exercise price per share of $0.01. On January 22, 2025, Spirit Advisors exercised its 720,014 share acquisitions rights, whereby Center Mobile Japan issued 720,014 ordinary shares to Spirit Advisors on the same date, resulting in 24,720,473 ordinary shares being issued and outstanding.

Except for the above, the Company has assessed all events from June 1, 2024 through May 2, 2025, which is the date that the audited financial statements are available to be issued, and determined that there are not any material subsequent events that require disclosure in these audited financial statements.

F-35

3,750,000 Ordinary Shares

Center Holdings Inc.

_________________________

Prospectus dated [  ], 2025

_________________________

Until [  ], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

RESALE PROSPECTUS ALTERNATE PAGES

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 13, 2025

PRELIMINARY PROSPECTUS

Center Holdings Inc.

3,970,014 Ordinary Shares

This prospectus relates to the resale of 3,970,014 Ordinary Shares (the “Selling Shareholder Shares”) by the selling shareholders (the “Selling Shareholders”) named in this prospectus, based on an assumed initial public offering price of $[  ]. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus. We are registering on the registration statement of which this prospectus forms a part a total of 8,282,514 Ordinary Shares, based on an assumed initial public offering price of $[ ]. Of the Ordinary Shares being registered, the Selling Shareholder Shares are being registered for resale by the Selling Shareholders, and 3,750,000 Ordinary Shares (the “Public Offering Shares”), assuming no exercise of the underwriters’ option to purchase additional Ordinary Shares, are being registered for sale in connection with an initial public offering by the Company, in each case, based on an assumed initial public offering price of $[  ] per Ordinary Share. The offering of the Public Offering Shares is being made on a firm commitment basis. Prior to this offering, there has been no public market for our Ordinary Shares.

The sales price to the public of the Public Offering Shares and the Selling Shareholder Shares will be fixed at the initial public offering price per Public Offering Share until such time as our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”); thereafter, the Selling Shareholder Shares may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of any of the 3,970,014 Selling Shareholder Shares sold by the Selling Shareholders. The offering of the Selling Shareholder Shares by the Selling Shareholders will terminate at the earlier of such time as all of the Selling Shareholder Shares have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Selling Shareholder Shares as a result of such Ordinary Shares being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the offering of the Selling Shareholder Shares may extend for a longer period of time than the offering of the Public Offering Shares. The Selling Shareholder Shares will be resold from time to time by the Selling Shareholders.

We have applied to list the Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CTMB”. It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on Nasdaq and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 4 of this prospectus for more information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

THE OFFERING

Securities offered by the Selling Shareholders	3,970,014 Ordinary Shares

Use of proceeds	The Company will not receive any of the proceeds from the sale of the Resale Shares.

Risk Factors	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 of the Public Offering Prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders. In addition, the underwriters will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Selling Shareholder Shares under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholders.

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SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of Ordinary Shares owned by each Selling Shareholder immediately prior to the date of this prospectus and the number of Ordinary Shares to be offered by each Selling Shareholder pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholders as adjusted to reflect the assumed sale of all of the Ordinary Shares offered under the Public Offering Prospectus and the Resale Prospectus, based on an assumed public offering price of $[ ] per Ordinary Share.

Beneficial ownership is based on information furnished by the Selling Shareholders. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them.

None of the Selling Shareholders has had any position, office or other material relationship within the past three years with the Company. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer. For the Ordinary Shares to be offered by the Selling Shareholders, they do not have an agreement or understanding to distribute any of the Ordinary Shares being registered. Each Selling Shareholder may offer for sale, from time to time, any or all of the Ordinary Shares. The table below assumes that the Selling Shareholders will sell all of the Ordinary Shares offered for sale by the Resale Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholders to suspend the sales of Ordinary Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of the Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Resale Shares to be Sold(3)	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering
Kabushiki Kaisha Oekaki Movie (4)	1,123,000	4.54%	1,123,000	0	0%
Kabushiki Kaisha Live Freeze (5)	1,018,000	4.12%	1,018,000	0	0%
Spirit Advisors LLC(6)	720,014	2.91%	720,014	0	0%
PeakValue, LLC (7)	687,900	2.78%	687,900	0	0%
B88 Investments Group, LLC(8)	421,100	1.70%	421,100	0	0%

(1)	For the purpose of this table only, the offering refers to the resale of the Ordinary Shares by the Selling Shareholders listed above, assuming the closing of our initial public offering.
(2)	Based on 24,720,473 Ordinary Shares outstanding as of the date of this prospectus.
(3)	This number represents all of the Ordinary Shares that the Selling Shareholders may resell, as applicable, all of which the Company agreed to register.
(4)	Kabushiki Kaisha Oekaki Movie holds voting and/or dispositive power over 1,123,000 Ordinary Shares. The principal address of Kabushiki Kaisha Oekaki Movie is: 3 Osaka International Building, 2-3-13 Azuchi Machi, Chuo-ku, Osaka-shi, Osaka, Japan.
(5)	Kabushiki Kaisha Live Freeze holds voting and/or dispositive power over 1,018,000 Ordinary Shares. The principal address of Kabushiki Kaisha Live Freeze is: 1 Sasaki Building, 20-1-12 Kita Nizyo Nishi, Chuo-ku, Sapporo-shi, Hokkaido, Japan.
(6)	Spirit Advisors LLC holds voting and/or dispositive power over 720,014 Ordinary Shares. The Principal address of Spirit Advisors LLC is: 477 Madison Ave, 6th Floor New York, NY 10022.
(7)	PeakValue, LLC holds voting and/or dispositive power over 687,900 Ordinary Shares. The principal address of PeakValue, LLC is: 1732 1st Ave, Suite 28646, New York NY 10128.
(8)	B88 Investments Group, LLC holds voting and/or dispositive power over 421,100 Ordinary Shares. The principal address of B88 Investments Group, LLC is: 111 North Orange Avenue, Suite 800, Orlando, FL 32801.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this Resale Prospectus forms a part, sell any or all of their Ordinary Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders will offer for sale the Selling Shareholder Shares covered by the Resale Prospectus at the initial public offering price of the Public Offering Shares until such time as the Ordinary Shares are listed on Nasdaq. Thereafter, the Selling Shareholders may sell their respective Selling Shareholder Shares covered by the Resale Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Ordinary Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Selling Shareholder, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Ordinary Shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Ordinary Shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Ordinary Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Ordinary Shares offered under the Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the Resale Prospectus forms a part. In the post-effective amendment, we would be required to disclose the names of any participating broker- dealers and the compensation arrangements relating to such sales.

Alt-4

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares offered under the Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Ordinary Shares offered under the Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to the Resale Prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which the Resale Prospectus forms a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the Ordinary Shares offered under the Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Ordinary Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Ordinary Shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Ordinary Shares in the course of hedging the positions they assume with a Selling Shareholder. The Selling Shareholders may also sell the Selling Shareholder Shares short and redeliver the securities to close out such short positions. Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Selling Shareholder Shares offered by the Resale Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholders may also pledge the Selling Shareholder Shares offered hereby to a broker- dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Selling Shareholder Shares pursuant to the Resale Prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholders may enter into derivative transactions with third parties or sell their respective Selling Shareholder Shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Selling Shareholder Shares covered by the Resale Prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Selling Shareholder Shares pledged by a Selling Shareholder or borrowed from a Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock and may use such Selling Shareholder Shares received from such Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the Resale Prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase Selling Shareholder Shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

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In connection with the offering of the Selling Shareholder Shares, underwriters may purchase and sell Ordinary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Selling Shareholder Shares. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Ordinary Shares from the Selling Shareholders in the offering of the Selling Shareholder Shares. Such underwriters may close out any covered short position by either exercising their option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out the covered short position, such underwriters will consider, among other things, the price of Ordinary Shares available for purchase in the open market as compared to the price at which they may purchase Ordinary Shares through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of Ordinary Shares in the open market after pricing that could adversely affect investors who purchase Ordinary Shares in the offering of the Selling Shareholder Shares. Stabilizing transactions consist of various bids for or purchases of Ordinary Shares made by such underwriters in the open market prior to the completion of the offering of the Selling Shareholder Shares.

Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased Ordinary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of Ordinary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of Ordinary Shares. As a result, the price of Ordinary Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which the Resale Prospectus forms a part by delivering a prospectus. Such members, partners or stockholders would thereby receive freely tradeable Ordinary Shares pursuant to the distribution through such registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use such prospectus to resell such Ordinary Shares acquired in such distribution.

The Selling Shareholder Shares covered by the Resale Prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the Ordinary Shares offered for sale pursuant to the Resale Prospectus are transferred other than pursuant to a sale under the Resale Prospectus, then subsequent holders could not use the Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the Ordinary Shares offered under the Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Ordinary Shares being offered under the Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with the Resale Prospectus, including liabilities under the Securities Act.

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3,970,014 ORDINARY SHARES

TO BE SOLD BY SELLING SHAREHOLDERS NAMED HEREIN

Center Holdings Inc.

RESALE PROSPECTUS

[      ], 2025

Until [    ], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.7 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

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ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On April 10, 2025, we issued 1 Ordinary Share to the initial subscriber, which was transferred to Mr. Tatsuya Nakagoshi.

On June [   ], 2025, we issued an aggregate of 24,720,472 Ordinary Shares to Center Mobile Japan’s shareholders for the exchange of their 100% of the equity interests in Center Mobile Japan.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the issuer is relying on Rule 430B:

(A) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association
3.2***	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, conditional upon and with effect from the date of listing
4.1***	Specimen Certificate for Ordinary Shares
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of Ordinary Shares being registered
10.1**	English Translation of Application License Agreement between the Registrant and FourM Co., Ltd.
10.2***	English Translation of Service Agreement between the Registrant and FreeBit Co., Ltd.
10.3**	English Translation of the Form of OEM Service Agreement between the Registrant and its OEM Partners
10.4**	English Translation of the Form of Franchise Agreement between the Registrant and its Franchise Store Owners
10.5**	English Translation of Consulting Agreement between the Registrant and the Japanese Technology Company
10.6**	English Translation of the Basic Worker Dispatch Agreement between the Registrant and PayPay Corporation
10.7***	Form of Indemnification Agreement with the Registrant’s directors and officers
21.1**	List of Subsidiaries
23.1***	Consent of Onestop Assurance PAC
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3***	Consent of TMI Associates
24.1**	Powers of Attorney (included on signature page)
99.1***	Code of Business Conduct and Ethics of the Registrant
99.2***	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

*	To be filed by amendment
**	Previously filed
***	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Osaka, Japan, on June 13, 2025.

Center Holdings Inc.

By:	/s/ Yu Asano
Mr. Yu Asano
Representative Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yu Asano	Representative Director and Chief Executive Officer	June 13, 2025
Name: Yu Asano	(Principal Executive Officer)

/s/ Kazuo Iseji	Director and Chief Financial Officer	June 13, 2025
Name: Kazuo Iseji	(Principal Financial and Accounting Officer)

*	Director	June 13, 2025
Name: Tatsuya Nakagoshi

*	Director and Chief Technology Officer	June 13, 2025
Name: Yoshiaki Izutsu

*	Director	June 13, 2025
Name: Shintaro Yamaguchi

*	Director	June 13, 2025
Name: Yuki Hayakawa

*	Director	June 13, 2025
Name: Yusuke Kanazawa

*By:	/s/ Yu Asano
Name: Yu Asano Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Center Holdings Inc., has signed this registration statement or amendment thereto in New York, NY on June 13, 2025.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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